FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-13

WFRBS Commercial Mortgage Trust 2014-C20 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.
Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.
This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.  Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.
As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.  Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.  The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State
1	Woodbridge Center	RBS		250 Woodbridge Center Drive	Woodbridge	NJ
2	Bloomberg Data Center	WFB		155 Corporate Drive	Orangeburg	NY
3	Worldgate Centre	WFB		13001-13089 Worldgate Drive	Herndon	VA
4	Sugar Creek I & II	WFB		Various	Sugar Land	TX
4.01	Sugar Creek I	WFB		13135 Dairy Ashford Road	Sugar Land	TX
4.02	Sugar Creek II	WFB		13131 Dairy Ashford Road	Sugar Land	TX
5	Rockwell - ARINC HQ	RBS		2551 Riva Road	Annapolis	MD
6	Brunswick Square	RBS		755 State Route 18	East Brunswick	NJ
7	Hilton DFW Lakes Hotel and Conference Center	RBS		1800 Highway 26 East	Grapevine	TX
8	Residence Inn Aventura	RMF		19900 West Country Club Drive	Aventura	FL
9	Savoy Retail & 60th Street Residential	RMF		Various	New York	NY
9.01	Savoy Commercial Condominium Unit	RMF		200 East 61st Street	New York	NY
9.02	205-213 East 60th Street	RMF		205-213 East 60th Street	New York	NY
10	Minneapolis Apartment Portfolio	RMF		Various	Minneapolis	MN
10.01	2101 East River Terrace	RMF		2101-2125 East River Terrace	Minneapolis	MN
10.02	214-220 East 19th Street	RMF		214-220 East 19th Street	Minneapolis	MN
10.03	1308 Powderhorn Terrace	RMF		1308-1318 Powderhorn Terrace	Minneapolis	MN
10.04	6 East 25th Street	RMF		6 East 25th Street	Minneapolis	MN
10.05	1801 3rd Avenue South	RMF		1801 3rd Avenue South	Minneapolis	MN
10.06	25 East 25th Street	RMF		25 East 25th Street	Minneapolis	MN
10.07	203 East 19th Street	RMF		203 East 19th Street	Minneapolis	MN
10.08	615 East 16th Street	RMF		615 East 16th Street	Minneapolis	MN
10.09	3013 Grand Avenue South	RMF		3013 Grand Avenue	Minneapolis	MN
10.10	1728 2nd Avenue	RMF		1728 2nd Avenue	Minneapolis	MN
10.11	3211 Minnehaha Avenue South	RMF		3211 Minnehaha Avenue South	Minneapolis	MN
10.12	3146 Minnehaha Avenue South	RMF		3146 Minnehaha Avenue South	Minneapolis	MN
10.13	1511 Lagoon Avenue	RMF		1511 Lagoon Avenue	Minneapolis	MN
10.14	3312 Blaisdell Avenue South	RMF		3312 Blaisdell Avenue South	Minneapolis	MN
10.15	3140 Minnehaha Avenue South	RMF		3140 Minnehaha Avenue South	Minneapolis	MN
10.16	3018 30th Avenue South	RMF		3018 30th Avenue South	Minneapolis	MN
10.17	3030 29th Avenue South	RMF		3030 29th Avenue South	Minneapolis	MN
11	Lacey Market Square	RMF		700-730 Sleater-Kinney Road Southeast	Lacey	WA
12	Woodland Apartments	RMF		3600 Capital Mall Drive Southwest	Olympia	WA
13	Westland Multifamily Portfolio I	WFB		Various	Various	CA
13.01	102nd Street Apartments	WFB		3726 West 102nd Street	Inglewood	CA
13.02	Cordova Street Apartments	WFB		1853, 1884, & 1883-1887 Cordova Street	Los Angeles	CA
13.03	Poppy Street Apartments	WFB		2211-2217 East Poppy Street	Long Beach	CA
13.04	Santa Rosalia Apartments	WFB		4010-4016 Abourne Road & 4020-4026 Santa Rosalia Drive	Los Angeles	CA
13.05	39th Street Apartments	WFB		1075 West 39th Street	Los Angeles	CA
13.06	Daisy Avenue Apartments	WFB		913 & 921 Daisy Avenue	Long Beach	CA
13.07	828 Beach Avenue Apartments	WFB		828 West Beach Avenue	Inglewood	CA
13.08	Harvard Apartments	WFB		2056 & 2058 South Harvard Boulevard	Los Angeles	CA
13.09	Dawson Apartments	WFB		1349 & 1357 Dawson Avenue	Long Beach	CA
13.10	Orange Avenue Apartments	WFB		409-411 Orange Avenue	Long Beach	CA
13.11	Chestnut Apartments	WFB		1720 Chestnut Avenue	Long Beach	CA
13.12	610 East Hyde Park Apartments	WFB		610 East Hyde Park Boulevard	Inglewood	CA
13.13	Linden Apartments	WFB		1120 Linden Avenue	Long Beach	CA
14	Vintage Parts Portfolio	RBS		Various	Various	WI
14.01	Corporate Campus	RBS		117 &120 Corporate Drive	Beaver Dam	WI
14.02	Green Valley Campus	RBS		1005 Green Valley Road and 140,160,170,180 & 190 Dodge Drive	Beaver Dam	WI
14.03	Columbus Campus	RBS		200 and 220 Robbins Road and 260 Commercial Drive	Columbus	WI
15	Foxwoods Hotel Portfolio	RMF		Various	Various	CT
15.01	Hilton Garden Inn Preston	RMF		5 Watson Road	Preston	CT
15.02	Bellissimo Grande	RMF		411 Norwich-Westerly Road	North Stonington	CT
16	The Howard Owners, Inc.	NCB, FSB		99-32/52/72 66th Road	Rego Park	NY
17	Shops at Park Village	WFB		1523, 1535, 1543, 1545, 1547, 1549, 1551, 1553, 1557, 1559, 1561, 1563, 1565, 1567, 1571 Alabama Avenue Southeast; 3301, 3303 Stanton Road Southeast	Washington	DC
18	Woodmont Plaza	WFB		8120 Woodmont Avenue	Bethesda	MD
19	DoubleTree Richardson	RMF		1981 North Central Expressway	Richardson	TX
20	BJ’s Wholesale HQ	RBS		25 Research Drive	Westborough	MA
21	Orange Avenue MHP	CIIICM	Cross Portfolio A	15325 Orange Avenue	Paramount	CA
22	El Rancho MHP	CIIICM	Cross Portfolio A	16002 South Atlantic Avenue	Compton	CA
23	Mercedes Benz Greenwich	RMF		217, 252, 261, 262 West Putnam Avenue	Greenwich	CT
24	Town Park Office	LIG I		112 & 114 Town Park Drive	Kennesaw	GA
25	David Drye II	LIG I		Various	Mooresville	NC
25.01	Willow Creek	LIG I		161 Lansing Circle	Mooresville	NC
25.02	Madison Place	LIG I		114 Madison Place Circle	Mooresville	NC
26	Westland Multifamily Portfolio II	WFB		Various	Various	CA
26.01	El Segundo Apartments	WFB		730, 740, 752 West El Segundo Boulevard	Los Angeles	CA
26.02	Eucalyptus Avenue Apartments	WFB		818-820 North Eucalyptus Avenue	Inglewood	CA
26.03	Mariposa Apartments	WFB		422 South Mariposa Avenue	Los Angeles	CA
26.04	Villa Serena Apartments	WFB		948 South Inglewood Avenue	Inglewood	CA
26.05	827 Beach Avenue Apartments	WFB		827 West Beach Avenue	Inglewood	CA
27	Residence Inn - Middleton	WFB		8400 Market Street	City of Middleton	WI
28	Courtyard by Marriott - Middleton	WFB		2266 Deming Way	City of Middleton	WI
29	Country Place MHP	CIIICM	Cross Portfolio B	1850 West Orangethorpe Avenue	Fullerton	CA
30	Torrance MHP	CIIICM	Cross Portfolio B	1900 Artesia Boulevard	Torrance	CA
31	Shops at Concert Park	WFB		13020 Pacific Promenade; 6020 Seabluff Drive	Playa Vista	CA
32	MarketPlace Management Portfolio	RMF		Various	High Point	NC
32.01	2705 North Main Street	RMF		2705 North Main Street	High Point	NC
32.02	2620 South Main Street	RMF		2620 South Main Street	High Point	NC
32.03	2610 Plaza Court	RMF		2610 Plaza Court	High Point	NC
32.04	234 Kettering Drive	RMF		234 Kettering Road	High Point	NC
32.05	2624 South Main Street	RMF		2624 South Main Street	High Point	NC
33	Diamond Mine Mini Storage Union City	WFB	Cross Portfolio C	4400 Horner Street	Union City	CA
34	Diamond Mine Mini Storage Brentwood	WFB	Cross Portfolio C	175 Guthrie Lane	Brentwood	CA
35	41 University Drive	LIG I		41 University Drive	Newtown	PA
36	Parkway Corporate Center	LIG I		155 Chestnut Ridge Road	Montvale	NJ
37	Hilton Garden Inn North Phoenix	RMF		1940 West Pinnacle Peak Road	Phoenix	AZ
38	Spectrum Control, Inc.	RMF		1900 West College Avenue	Ferguson Township	PA
39	Poplar Springs and Garden Walk Portfolio	RMF		Various	College Park	GA
39.01	Garden Walk Apartments	RMF		934 Garden Walk Boulevard	College Park	GA
39.02	Poplar Springs	RMF		6095 West Lees Mill Road	College Park	GA
40	Holiday Inn Express - Dickson City	RMF		1265 Commerce Boulevard	Dickson City	PA
41	Hilton Garden Inn Panama City	Basis		1101 U.S. Highway 231	Panama City	FL
42	Holiday Inn Express Downtown Cleveland	LIG I		629 Euclid Avenue	Cleveland	OH
43	Garden City MHC Portfolio	RMF		Various	Garden City	KS
43.01	East Garden Village	RMF		4101 East Highway 50	Garden City	KS
43.02	Prairie Wind	RMF		950 North Jennie Barker Road	Garden City	KS
44	Hilton Garden Inn - Beaumont	RMF		3755 Interstate 10	Beaumont	TX
45	El Centro Town Center II	RMF		3001-3095 North Imperial Avenue	El Centro	CA

A-1-1

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State
46	Comfort Suites Cincinnati Airport	Basis	Cross Portfolio D	775 Petersburg Road	Hebron	KY
47	Comfort Suites Indianapolis Airport	Basis	Cross Portfolio D	2750 Fortune Circle West	Indianapolis	IN
48	Security Public Storage - Redwood City	WFB		1451 El Camino Real	Redwood City	CA
49	Cielo Ranch Apartments	CIIICM		3829 Gannon Lane	Dallas	TX
50	Armoury Commons	RMF		45, 52, 58-62, 72 & 82-86 Pearl Street; 97, 103-107, 104, 112-116 & 131-135 Spring Street; 127 Spring Street/94 Pearl Street; 15-21, 33 & 34 Salem Street; 85-87 Elliot Street & 69 Winter Street	Springfield	MA
51	Holiday Inn Bakersfield	CIIICM		3001 Buck Owens Boulevard	Bakersfield	CA
52	Retail at Pasadena Collection	RBS		163-175 South Lake Ave & 825-851 Cordova Street	Pasadena	CA
53	Cherry Ridge Office Park	WFB		3201 Cherry Ridge Drive	San Antonio	TX
54	Chancellor Apartments	RMF		311 Parramatta Lane	Houston	TX
55	Oakwood MHP	CIIICM		9002 Sheridan Road	Kenosha	WI
56	Poplar Garden	CIIICM		4B Poplar Garden Lane	Gates	NY
57	Eastlake Shopping Center	RBS	Cross Portfolio E	3301 East Rancier Avenue	Killeen	TX
58	South Loop II Shopping Center	RBS	Cross Portfolio E	2825 Thornton Lane	Temple	TX
59	River Bay Plaza	Basis		9812 - 9858 U.S. Highway 301 South	Riverview	FL
60	1430 Lee Trevino	RBS		1430 Lee Trevino	El Paso	TX
61	TownePlace Suites	CIIICM		1743 Woodland Park Boulevard	Layton	UT
62	WWG StorQuest - Twenty Mile	WFB		18601 Longs Way	Parker	CO
63	Claymoor Apartments	LIG I		29260 Franklin Road	Southfield	MI
64	WWG StorQuest - Highlands Ranch	WFB		745 Monument Drive	Highlands Ranch	CO
65	Candlewood Suites - Denham Springs	RMF		246 Rushing Road	Denham Springs	LA
66	Sunrise Plaza	RMF		2451 Pablo Kisel Boulevard	Brownsville	TX
67	Comfort Suites - Sulphur	RMF		2505 Highway 108, South	Sulphur	LA
68	Trace Lofts/Trace North	CIIICM		1400-1420 12th Avenue	Seattle	WA
69	Holiday Inn Express Austell Powder Springs	RMF		3741 Tramore Pointe Parkway Southwest	Austell	GA
70	Walgreens - Everett	WFB		2205 Broadway	Everett	WA
71	Weston Road Business Center	WFB		1500-1548 Weston Road	Weston	FL
72	Comfort Suites Springfield, OH	CIIICM		121 Raydo Circle	Springfield	OH
73	WWG StorQuest - Evergreen	WFB		454 West Baseline Road	Claremont	CA
74	Chatham Towers, Inc.	NCB, FSB		170 & 180 Park Row	New York	NY
75	Summer Lakes Self Storage	RMF		102 Benton Road	Rosenberg	TX
76	Hacienda Valley Shopping Center	WFB		121-209 South Hacienda Boulevard	City of Industry	CA
77	333 West End Tenants Corp.	NCB, FSB		333 West End Avenue	New York	NY
78	Walgreens - Pasadena	WFB		4615 Fairmont Parkway	Pasadena	TX
79	Capital & Sunny Acres MHP	CIIICM		5110-5210 14th Street West	Bradenton	FL
80	La Verne Center	CIIICM		1475 Foothill Boulevard	La Verne	CA
81	Walgreens - Carson City	WFB		1465 East William Street	Carson City	NV
82	Princeton Court Apartments	Basis		14251 Princeton Drive	Plymouth	MI
83	Winn Dixie Baton Rouge	Basis		13555 Old Hammond Highway	Baton Rouge	LA
84	The Commons Shopping Center	Basis		2620 North West Avenue	El Dorado	AR
85	321 Apartments Corp.	NCB, FSB		321 East 54th Street	New York	NY
86	Wheatfield Self Storage	RMF		2595 Niagara Falls Boulevard	Wheatfield	NY
87	Golf View Apartments	LIG I		6500 St. Joe Road	Fort Wayne	IN
88	Folly Road Self Storage	CIIICM		1573 Folly Road	Charleston	SC
89	929 Park Avenue Apartments Corp.	NCB, FSB		929 Park Avenue	New York	NY
90	70 N. Grove Owners Corp.	NCB, FSB		70 N. Grove Street	Freeport	NY
91	Barrington Apartments	Basis		22800 Rockside Road	Bedford	OH
92	Tanglewood Gardens Owners Corp.	NCB, FSB		101 North Broadway/260 Church Street	White Plains	NY
93	Centrentset Corp.	NCB, FSB		137-149 West 12th Street	New York	NY
94	Fowler Court Tenants Inc.	NCB, FSB		400 Riverside Drive	New York	NY
95	Park Terrace Manor, Inc.	NCB, FSB		98 Park Terrace East	New York	NY
96	Mobile Manor MHC	CIIICM		6503 East Amarillo Boulevard	Amarillo	TX
97	Trailwood MHC	CIIICM		6272 South Gordon Road SW	Austell	GA
98	119 West 71st Street Owners Corp.	NCB, FSB		119 West 71st Street	New York	NY

A-1-2

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/ Room/Pad ($)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)(4)	ARD Loan	Origination Date
1	Woodbridge Center	07095	Retail	Regional Mall	1971	2011	1,105,409	Sq. Ft.	226	130,000,000	130,000,000	10.4%	114,569,554	N	3/3/2014
2	Bloomberg Data Center	10962	Other	Data Center	2014		131,805	Sq. Ft.	666	88,000,000	87,847,310	7.0%	65,275,954	N	4/1/2014
3	Worldgate Centre	20170	Retail	Anchored	1990	2001	229,326	Sq. Ft.	283	65,000,000	65,000,000	5.2%	52,991,966	N	4/4/2014
4	Sugar Creek I & II	77478	Office	Suburban	Various		409,168	Sq. Ft.	153	62,625,000	62,625,000	5.0%	57,508,987	N	4/15/2014
4.01	Sugar Creek I	77478	Office	Suburban	2000		204,377	Sq. Ft.		31,312,500	31,312,500	2.5%
4.02	Sugar Creek II	77478	Office	Suburban	2008		204,791	Sq. Ft.		31,312,500	31,312,500	2.5%
5	Rockwell - ARINC HQ	21401	Office	CBD	1969	2000	271,303	Sq. Ft.	179	48,545,500	48,545,500	3.9%	44,465,705	Y	3/28/2014
6	Brunswick Square	08816	Retail	Regional Mall	1973	2012	292,685	Sq. Ft.	262	47,000,000	46,888,781	3.7%	38,389,822	N	2/11/2014
7	Hilton DFW Lakes Hotel and Conference Center	76051	Hospitality	Full Service	1983	2012	393	Rooms	116,904	46,000,000	45,943,116	3.7%	40,584,297	N	3/6/2014
8	Residence Inn Aventura	33180	Hospitality	Extended Stay	2002	2009	191	Rooms	201,306	38,500,000	38,449,540	3.1%	35,246,054	N	3/7/2014
9	Savoy Retail & 60th Street Residential	10065	Various	Various	Various		71,355	Sq. Ft.	491	35,000,000	35,000,000	2.8%	30,568,780	N	2/28/2014
9.01	Savoy Commercial Condominium Unit	10065	Retail	Unanchored	1986		47,198	Sq. Ft.		27,473,118	27,473,118	2.2%
9.02	205-213 East 60th Street	10065	Mixed Use	Multifamily/Retail/Office	1910		24,157	Sq. Ft.		7,526,882	7,526,882	0.6%
10	Minneapolis Apartment Portfolio	Various	Multifamily	Garden	Various	Various	437	Units	60,641	26,500,000	26,500,000	2.1%	23,060,230	N	3/21/2014
10.01	2101 East River Terrace	55414	Multifamily	Garden	1950	2011	100	Units		7,762,396	7,762,396	0.6%
10.02	214-220 East 19th Street	55403	Multifamily	Garden	1922	2010	54	Units		2,871,023	2,871,023	0.2%
10.03	1308 Powderhorn Terrace	55407	Multifamily	Garden	1922		37	Units		1,982,373	1,982,373	0.2%
10.04	6 East 25th Street	55404	Multifamily	Garden	1926	1999	30	Units		1,914,015	1,914,015	0.2%
10.05	1801 3rd Avenue South	55408	Multifamily	Garden	1919	1996	26	Units		1,420,321	1,420,321	0.1%
10.06	25 East 25th Street	55404	Multifamily	Garden	1908		24	Units		1,283,606	1,283,606	0.1%
10.07	203 East 19th Street	55403	Multifamily	Garden	1913	2001	21	Units		1,268,415	1,268,415	0.1%
10.08	615 East 16th Street	55404	Multifamily	Garden	1918	2010	22	Units		1,207,653	1,207,653	0.1%
10.09	3013 Grand Avenue South	55408	Multifamily	Garden	1963	2009	17	Units		1,139,295	1,139,295	0.1%
10.10	1728 2nd Avenue	55403	Multifamily	Garden	1939		19	Units		1,010,175	1,010,175	0.1%
10.11	3211 Minnehaha Avenue South	55406	Multifamily	Garden	1962	2013	17	Units		896,245	896,245	0.1%
10.12	3146 Minnehaha Avenue South	55406	Multifamily	Garden	1961	2013	17	Units		873,459	873,459	0.1%
10.13	1511 Lagoon Avenue	55408	Multifamily	Garden	1915		9	Units		721,553	721,553	0.1%
10.14	3312 Blaisdell Avenue South	55408	Multifamily	Garden	1927		10	Units		653,196	653,196	0.1%
10.15	3140 Minnehaha Avenue South	55406	Multifamily	Garden	1962	2011	11	Units		524,076	524,076	0.0%
10.16	3018 30th Avenue South	55408	Multifamily	Garden	1965		12	Units		501,290	501,290	0.0%
10.17	3030 29th Avenue South	55406	Multifamily	Garden	1963		11	Units		470,909	470,909	0.0%
11	Lacey Market Square	98503	Retail	Anchored	1978	2000	276,400	Sq. Ft.	94	26,000,000	26,000,000	2.1%	23,617,543	N	4/9/2014
12	Woodland Apartments	98502	Multifamily	Garden	2012		224	Units	104,844	23,485,000	23,485,000	1.9%	21,606,962	N	2/26/2014
13	Westland Multifamily Portfolio I	Various	Multifamily	Garden	Various		292	Units	79,743	23,285,000	23,285,000	1.9%	19,015,201	N	4/2/2014
13.01	102nd Street Apartments	90303	Multifamily	Garden	1964		37	Units		2,628,840	2,628,840	0.2%
13.02	Cordova Street Apartments	90007	Multifamily	Garden	1957		32	Units		2,559,477	2,559,477	0.2%
13.03	Poppy Street Apartments	90805	Multifamily	Garden	1979		27	Units		2,552,541	2,552,541	0.2%
13.04	Santa Rosalia Apartments	90008	Multifamily	Garden	1948		24	Units		2,025,386	2,025,386	0.2%
13.05	39th Street Apartments	90037	Multifamily	Garden	1959		28	Units		1,962,959	1,962,959	0.2%
13.06	Daisy Avenue Apartments	90813	Multifamily	Garden	1963		28	Units		1,956,023	1,956,023	0.2%
13.07	828 Beach Avenue Apartments	90302	Multifamily	Garden	1960		25	Units		1,893,597	1,893,597	0.2%
13.08	Harvard Apartments	90018	Multifamily	Garden	1961		20	Units		1,654,296	1,654,296	0.1%
13.09	Dawson Apartments	90804	Multifamily	Garden	1963		18	Units		1,491,294	1,491,294	0.1%
13.10	Orange Avenue Apartments	90802	Multifamily	Garden	1979		13	Units		1,234,653	1,234,653	0.1%
13.11	Chestnut Apartments	90813	Multifamily	Garden	1963		16	Units		1,231,185	1,231,185	0.1%
13.12	610 East Hyde Park Apartments	90302	Multifamily	Garden	1963		12	Units		1,116,737	1,116,737	0.1%
13.13	Linden Apartments	90813	Multifamily	Garden	1963		12	Units		978,012	978,012	0.1%
14	Vintage Parts Portfolio	Various	Industrial	Warehouse	Various		682,092	Sq. Ft.	34	22,900,000	22,871,478	1.8%	18,709,079	Y	3/13/2014
14.01	Corporate Campus	53916	Industrial	Warehouse	2000		394,500	Sq. Ft.		15,913,560	15,893,740	1.3%
14.02	Green Valley Campus	53916	Industrial	Warehouse	1980		208,000	Sq. Ft.		5,433,898	5,427,130	0.4%
14.03	Columbus Campus	53925	Industrial	Warehouse	1986		79,592	Sq. Ft.		1,552,542	1,550,608	0.1%
15	Foxwoods Hotel Portfolio	Various	Hospitality	Limited Service	Various		329	Rooms	66,766	22,000,000	21,965,941	1.8%	16,772,437	N	4/8/2014
15.01	Hilton Garden Inn Preston	06365	Hospitality	Limited Service	2013		165	Rooms		12,000,000	11,981,423	1.0%
15.02	Bellissimo Grande	06359	Hospitality	Limited Service	2007		164	Rooms		10,000,000	9,984,519	0.8%
16	The Howard Owners, Inc.	11374	Multifamily	Cooperative	1952	2004	484	Units	44,385	21,500,000	21,482,525	1.7%	19,060,411	N	3/31/2014
17	Shops at Park Village	20032	Retail	Anchored	2007		106,293	Sq. Ft.	188	20,000,000	20,000,000	1.6%	17,185,659	N	3/13/2014
18	Woodmont Plaza	20814	Office	Suburban	1961	2001	135,389	Sq. Ft.	148	20,000,000	20,000,000	1.6%	20,000,000	N	3/31/2014
19	DoubleTree Richardson	75080	Hospitality	Full Service	1982	2010	294	Rooms	63,458	18,750,000	18,656,758	1.5%	14,176,991	N	2/11/2014
20	BJ’s Wholesale HQ	01581	Office	Suburban	1965		282,028	Sq. Ft.	62	17,355,000	17,355,000	1.4%	16,017,307	Y	3/10/2014
21	Orange Avenue MHP	90723	Manufactured Housing Community	Manufactured Housing Community	1949		117	Pads	61,152	8,234,000	8,223,449	0.7%	7,552,962	N	3/19/2014
22	El Rancho MHP	90221	Manufactured Housing Community	Manufactured Housing Community	1947		148	Pads	61,152	7,992,000	7,981,759	0.6%	7,330,978	N	3/19/2014
23	Mercedes Benz Greenwich	06830	Retail	Single Tenant	1962	2013	51,021	Sq. Ft.	259	13,200,000	13,200,000	1.1%	13,200,000	N	3/4/2014
24	Town Park Office	30144	Office	Suburban	1989		145,998	Sq. Ft.	84	12,250,000	12,192,475	1.0%	10,121,822	N	12/2/2013
25	David Drye II	28115	Multifamily	Garden	Various		279	Units	43,011	12,000,000	12,000,000	1.0%	10,375,922	N	2/14/2014
25.01	Willow Creek	28115	Multifamily	Garden	1997		207	Units		9,538,462	9,538,462	0.8%
25.02	Madison Place	28115	Multifamily	Garden	2000		72	Units		2,461,538	2,461,538	0.2%
26	Westland Multifamily Portfolio II	Various	Multifamily	Garden	Various		146	Units	82,192	12,000,000	12,000,000	1.0%	9,799,545	N	4/2/2014
26.01	El Segundo Apartments	90247	Multifamily	Garden	1989		61	Units		4,481,100	4,481,100	0.4%
26.02	Eucalyptus Avenue Apartments	90302	Multifamily	Garden	1960		28	Units		2,659,794	2,659,794	0.2%
26.03	Mariposa Apartments	90020	Multifamily	Garden	1963		24	Units		2,274,914	2,274,914	0.2%
26.04	Villa Serena Apartments	90301	Multifamily	Garden	1970		22	Units		1,663,230	1,663,230	0.1%
26.05	827 Beach Avenue Apartments	90302	Multifamily	Garden	1959		11	Units		920,962	920,962	0.1%
27	Residence Inn - Middleton	53562	Hospitality	Extended Stay	2005	2012	122	Rooms	96,074	11,765,000	11,721,057	0.9%	9,682,699	N	1/31/2014
28	Courtyard by Marriott - Middleton	53562	Hospitality	Limited Service	2007	2014	136	Rooms	81,873	11,160,000	11,134,735	0.9%	9,180,267	N	2/5/2014
29	Country Place MHP	92833	Manufactured Housing Community	Manufactured Housing Community	1960		100	Pads	65,392	6,961,000	6,952,080	0.6%	6,385,252	N	3/19/2014
30	Torrance MHP	90504	Manufactured Housing Community	Manufactured Housing Community	1950		66	Pads	65,392	3,908,000	3,902,992	0.3%	3,584,767	N	3/19/2014
31	Shops at Concert Park	90094	Retail	Unanchored	2005		22,761	Sq. Ft.	474	10,815,000	10,784,232	0.9%	8,421,939	N	2/27/2014
32	MarketPlace Management Portfolio	Various	Retail	Various	Various	Various	122,170	Sq. Ft.	88	10,762,500	10,762,500	0.9%	9,567,081	N	3/31/2014
32.01	2705 North Main Street	27265	Retail	Anchored	1992		68,400	Sq. Ft.		6,131,250	6,131,250	0.5%
32.02	2620 South Main Street	27263	Retail	Unanchored	1989		27,970	Sq. Ft.		2,437,500	2,437,500	0.2%
32.03	2610 Plaza Court	27263	Retail	Unanchored	2006		11,000	Sq. Ft.		900,000	900,000	0.1%
32.04	234 Kettering Drive	27263	Retail	Single Tenant	2000	2012	9,000	Sq. Ft.		768,750	768,750	0.1%
32.05	2624 South Main Street	27263	Retail	Unanchored	2009		5,800	Sq. Ft.		525,000	525,000	0.0%
33	Diamond Mine Mini Storage Union City	94587	Self Storage	Self Storage	1984	1998	90,927	Sq. Ft.	57	5,500,000	5,500,000	0.4%	4,143,163	N	4/3/2014
34	Diamond Mine Mini Storage Brentwood	94513	Self Storage	Self Storage	1995		87,730	Sq. Ft.	57	4,700,000	4,700,000	0.4%	3,540,521	N	4/3/2014
35	41 University Drive	18940	Office	Suburban	1999		86,940	Sq. Ft.	117	10,200,000	10,177,291	0.8%	8,412,459	N	2/21/2014
36	Parkway Corporate Center	07645	Office	Suburban	1976	2002	94,172	Sq. Ft.	108	10,200,000	10,152,101	0.8%	8,427,966	N	12/19/2013
37	Hilton Garden Inn North Phoenix	85027	Hospitality	Limited Service	2008		126	Rooms	80,429	10,150,000	10,134,022	0.8%	7,708,319	N	4/9/2014
38	Spectrum Control, Inc.	16801	Industrial	Flex	1956	1993	274,500	Sq. Ft.	37	10,075,000	10,063,117	0.8%	8,311,385	N	3/17/2014
39	Poplar Springs and Garden Walk Portfolio	30349	Multifamily	Garden	Various		561	Units	17,647	9,900,000	9,900,000	0.8%	9,482,981	N	3/21/2014
39.01	Garden Walk Apartments	30349	Multifamily	Garden	1990		240	Units		5,322,581	5,322,581	0.4%
39.02	Poplar Springs	30349	Multifamily	Garden	1987		321	Units		4,577,419	4,577,419	0.4%
40	Holiday Inn Express - Dickson City	18519	Hospitality	Limited Service	2011		102	Rooms	94,457	9,650,000	9,634,578	0.8%	7,302,664	N	3/25/2014
41	Hilton Garden Inn Panama City	32405	Hospitality	Limited Service	2006		111	Rooms	86,486	9,600,000	9,600,000	0.8%	8,804,776	N	4/9/2014
42	Holiday Inn Express Downtown Cleveland	44115	Hospitality	Limited Service	1895	2012	141	Rooms	67,376	9,500,000	9,500,000	0.8%	7,146,066	N	4/2/2014
43	Garden City MHC Portfolio	67846	Manufactured Housing Community	Manufactured Housing Community	Various		731	Pads	12,701	9,300,000	9,284,592	0.7%	6,977,390	N	3/14/2014
43.01	East Garden Village	67846	Manufactured Housing Community	Manufactured Housing Community	1981		589	Pads		7,101,322	7,089,556	0.6%
43.02	Prairie Wind	67846	Manufactured Housing Community	Manufactured Housing Community	1996		142	Pads		2,198,678	2,195,036	0.2%
44	Hilton Garden Inn - Beaumont	77705	Hospitality	Limited Service	2007	2013	100	Rooms	86,970	8,710,000	8,696,974	0.7%	6,692,882	N	4/4/2014
45	El Centro Town Center II	92243	Retail	Unanchored	2011		44,823	Sq. Ft.	189	8,500,000	8,490,555	0.7%	7,083,920	N	4/7/2014

A-1-3

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/ Room/Pad ($)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)(4)	ARD Loan	Origination Date
46	Comfort Suites Cincinnati Airport	41048	Hospitality	Limited Service	2007		70	Rooms	57,143	4,343,000	4,343,000	0.3%	3,273,944	N	4/11/2014
47	Comfort Suites Indianapolis Airport	46241	Hospitality	Limited Service	2009		70	Rooms	57,143	3,657,000	3,657,000	0.3%	2,756,808	N	4/11/2014
48	Security Public Storage - Redwood City	94063	Self Storage	Self Storage	1986		47,996	Sq. Ft.	162	7,800,000	7,770,368	0.6%	6,398,558	N	1/31/2014
49	Cielo Ranch Apartments	75237	Multifamily	Garden	1985		432	Units	17,571	7,600,000	7,590,868	0.6%	6,249,260	N	3/3/2014
50	Armoury Commons	01105	Multifamily	Garden	Various		262	Units	28,022	7,350,000	7,341,663	0.6%	6,104,315	N	4/1/2014
51	Holiday Inn Bakersfield	93308	Hospitality	Limited Service	2006	2011	90	Rooms	79,862	7,200,000	7,187,581	0.6%	6,386,356	N	3/19/2014
52	Retail at Pasadena Collection	91101	Retail	Unanchored	2003		20,411	Sq. Ft.	317	6,480,000	6,480,000	0.5%	5,974,464	N	3/3/2014
53	Cherry Ridge Office Park	78230	Office	Suburban	1981	2012	113,548	Sq. Ft.	56	6,400,000	6,400,000	0.5%	5,516,847	N	2/14/2014
54	Chancellor Apartments	77073	Multifamily	Garden	1984		224	Units	27,656	6,195,000	6,195,000	0.5%	5,492,970	N	2/25/2014
55	Oakwood MHP	53143	Manufactured Housing Community	Manufactured Housing Community	1974		215	Pads	28,326	6,090,000	6,090,000	0.5%	4,976,593	N	4/9/2014
56	Poplar Garden	14606	Multifamily	Garden	1962		135	Units	42,914	5,800,000	5,793,360	0.5%	4,809,366	N	4/2/2014
57	Eastlake Shopping Center	76543	Retail	Anchored	1966	1992	138,298	Sq. Ft.	34	4,650,000	4,635,848	0.4%	3,522,023	N	2/28/2014
58	South Loop II Shopping Center	76502	Retail	Anchored	1998		30,300	Sq. Ft.	34	1,150,000	1,146,500	0.1%	871,038	N	2/28/2014
59	River Bay Plaza	33578	Retail	Anchored	1984	1998	79,233	Sq. Ft.	71	5,625,000	5,625,000	0.4%	4,863,653	N	4/11/2014
60	1430 Lee Trevino	79936	Retail	Unanchored	1987		108,653	Sq. Ft.	51	5,600,000	5,593,278	0.4%	4,958,258	Y	3/26/2014
61	TownePlace Suites	84041	Hospitality	Extended Stay	1999		95	Rooms	57,827	5,500,000	5,493,537	0.4%	4,540,169	N	3/12/2014
62	WWG StorQuest - Twenty Mile	80134	Self Storage	Self Storage	1996		69,866	Sq. Ft.	75	5,250,000	5,250,000	0.4%	4,519,694	N	2/21/2014
63	Claymoor Apartments	48037	Multifamily	Mid Rise	1970		129	Units	40,260	5,200,000	5,193,494	0.4%	4,244,803	N	3/26/2014
64	WWG StorQuest - Highlands Ranch	80129	Self Storage	Self Storage	1998		62,120	Sq. Ft.	81	5,025,000	5,025,000	0.4%	4,325,993	N	2/24/2014
65	Candlewood Suites - Denham Springs	70726	Hospitality	Extended Stay	2010		83	Rooms	59,489	4,945,000	4,937,605	0.4%	3,799,805	N	4/4/2014
66	Sunrise Plaza	78526	Retail	Shadow Anchored	2002		36,139	Sq. Ft.	131	4,725,000	4,725,000	0.4%	4,182,977	N	3/14/2014
67	Comfort Suites - Sulphur	70665	Hospitality	Limited Service	2009		80	Rooms	58,163	4,660,000	4,653,031	0.4%	3,580,807	N	4/4/2014
68	Trace Lofts/Trace North	98122	Retail	Unanchored	1919	2008	16,897	Sq. Ft.	272	4,600,000	4,600,000	0.4%	3,797,479	N	4/7/2014
69	Holiday Inn Express Austell Powder Springs	30106	Hospitality	Limited Service	2007	2013	70	Rooms	64,186	4,500,000	4,492,986	0.4%	3,425,315	N	4/2/2014
70	Walgreens - Everett	98201	Retail	Single Tenant	2003		13,650	Sq. Ft.	317	4,350,000	4,332,200	0.3%	3,980,339	N	1/31/2014
71	Weston Road Business Center	33326	Mixed Use	Office/Retail	2003		21,589	Sq. Ft.	199	4,300,000	4,294,928	0.3%	3,547,291	N	3/10/2014
72	Comfort Suites Springfield, OH	45506	Hospitality	Limited Service	2001		78	Rooms	54,487	4,250,000	4,250,000	0.3%	3,239,281	N	4/11/2014
73	WWG StorQuest - Evergreen	91711	Self Storage	Self Storage	1992		61,022	Sq. Ft.	64	3,875,000	3,875,000	0.3%	3,335,965	N	2/19/2014
74	Chatham Towers, Inc.	10038	Multifamily	Cooperative	1964	1993	238	Units	15,524	3,700,000	3,694,819	0.3%	2,956,374	N	3/31/2014
75	Summer Lakes Self Storage	77469	Self Storage	Self Storage	2010		60,850	Sq. Ft.	59	3,600,000	3,600,000	0.3%	3,116,155	N	3/20/2014
76	Hacienda Valley Shopping Center	91745	Retail	Shadow Anchored	1977		23,700	Sq. Ft.	152	3,600,000	3,595,578	0.3%	2,948,508	N	3/27/2014
77	333 West End Tenants Corp.	10023	Multifamily	Cooperative	1925	1997	47	Units	74,409	3,500,000	3,497,233	0.3%	3,112,884	N	3/12/2014
78	Walgreens - Pasadena	77504	Retail	Single Tenant	2002		14,490	Sq. Ft.	241	3,500,000	3,494,184	0.3%	2,623,994	N	3/10/2014
79	Capital & Sunny Acres MHP	34207	Manufactured Housing Community	Manufactured Housing Community	1946	1968	160	Pads	20,156	3,225,000	3,225,000	0.3%	2,684,540	N	4/8/2014
80	La Verne Center	91750	Retail	Shadow Anchored	1974	2013	27,200	Sq. Ft.	118	3,200,000	3,200,000	0.3%	2,640,870	N	4/8/2014
81	Walgreens - Carson City	89701	Retail	Single Tenant	1998		13,905	Sq. Ft.	228	3,175,000	3,171,064	0.3%	2,596,106	N	4/1/2014
82	Princeton Court Apartments	48170	Multifamily	Garden	1986		90	Units	35,000	3,150,000	3,150,000	0.3%	2,374,609	N	4/3/2014
83	Winn Dixie Baton Rouge	70815	Retail	Anchored	1994		50,388	Sq. Ft.	62	3,141,875	3,141,875	0.3%	2,723,500	N	4/11/2014
84	The Commons Shopping Center	71730	Retail	Shadow Anchored	2000		38,685	Sq. Ft.	78	3,000,000	3,000,000	0.2%	2,449,887	N	4/15/2014
85	321 Apartments Corp.	10022	Multifamily	Cooperative	1929	1999	100	Units	29,958	3,000,000	2,995,799	0.2%	2,397,061	N	3/3/2014
86	Wheatfield Self Storage	14304	Self Storage	Self Storage	2000		52,346	Sq. Ft.	56	2,950,000	2,943,528	0.2%	2,438,527	N	2/26/2014
87	Golf View Apartments	46835	Multifamily	Garden	1965	1973	192	Units	14,565	2,800,000	2,796,464	0.2%	2,281,833	N	3/27/2014
88	Folly Road Self Storage	29412	Self Storage	Self Storage	1997	2003	34,675	Sq. Ft.	78	2,700,000	2,700,000	0.2%	2,229,676	N	4/8/2014
89	929 Park Avenue Apartments Corp.	10028	Multifamily	Cooperative	1913	2000	33	Units	77,214	2,550,000	2,548,069	0.2%	2,279,051	N	3/25/2014
90	70 N. Grove Owners Corp.	11520	Multifamily	Cooperative	1964	1995	75	Units	31,291	2,350,000	2,346,837	0.2%	1,892,303	N	3/10/2014
91	Barrington Apartments	44146	Multifamily	Garden	1984		80	Units	28,438	2,275,000	2,275,000	0.2%	1,714,995	N	4/3/2014
92	Tanglewood Gardens Owners Corp.	10603	Multifamily	Cooperative	1953	1999	80	Units	24,965	2,000,000	1,997,240	0.2%	1,602,582	N	3/21/2014
93	Centrentset Corp.	10011	Multifamily	Cooperative	1910	2003	100	Units	18,950	1,900,000	1,895,010	0.2%	1,524,693	N	2/27/2014
94	Fowler Court Tenants Inc.	10025	Multifamily	Cooperative	1909	2013	50	Units	34,908	1,750,000	1,745,377	0.1%	1,402,838	N	2/25/2014
95	Park Terrace Manor, Inc.	10034	Multifamily	Cooperative	1949	1997	47	Units	31,870	1,500,000	1,497,911	0.1%	1,199,809	N	3/31/2014
96	Mobile Manor MHC	79107	Manufactured Housing Community	Manufactured Housing Community	1950		147	Pads	9,683	1,425,000	1,423,362	0.1%	1,180,858	N	3/31/2014
97	Trailwood MHC	30168	Manufactured Housing Community	Manufactured Housing Community	1977	2011	60	Pads	22,477	1,350,000	1,348,599	0.1%	1,137,617	N	3/31/2014
98	119 West 71st Street Owners Corp.	10023	Multifamily	Cooperative	1911	1999	36	Units	22,996	830,000	827,847	0.1%	511,213	N	3/13/2014

A-1-4

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO
1	Woodbridge Center	5/1/2014	4/1/2017	5/1/2017	4/1/2024		4.79600%	0.00225%	0.00370%	0.04000%	0.00050%	4.74955%	Actual/360	681,750.68	Interest-only, Amortizing Balloon	Actual/360
2	Bloomberg Data Center	5/1/2014		5/1/2014	4/1/2024		4.78000%	0.00225%	0.00370%	0.02000%	0.00050%	4.75355%	Actual/360	503,222.92	Amortizing Balloon
3	Worldgate Centre	6/1/2014		6/1/2014	5/1/2024		4.74000%	0.00225%	0.00370%	0.02000%	0.00050%	4.71355%	Actual/360	338,679.09	Amortizing Balloon
4	Sugar Creek I & II	6/1/2014	5/1/2019	6/1/2019	5/1/2024		4.71000%	0.00225%	0.00370%	0.03000%	0.00050%	4.67355%	Actual/360	325,173.44	Interest-only, Amortizing Balloon	Actual/360
4.01	Sugar Creek I
4.02	Sugar Creek II
5	Rockwell - ARINC HQ	5/6/2014	4/6/2019	5/6/2019	4/6/2024	4/6/2044	4.55000%	0.00225%	0.00370%	0.04000%	0.00050%	4.50355%	Actual/360	247,417.25	Interest-only, Amortizing ARD	Actual/360
6	Brunswick Square	4/1/2014		4/1/2014	3/1/2024		4.79600%	0.00225%	0.00370%	0.02000%	0.00050%	4.76955%	Actual/360	246,479.09	Amortizing Balloon
7	Hilton DFW Lakes Hotel and Conference Center	5/1/2014		5/1/2014	4/1/2021		4.84400%	0.00225%	0.00370%	0.04000%	0.00050%	4.79755%	Actual/360	242,570.97	Amortizing Balloon
8	Residence Inn Aventura	5/6/2014		5/6/2014	4/6/2019		4.52600%	0.00225%	0.00370%	0.02000%	0.00050%	4.49955%	Actual/360	195,669.07	Amortizing Balloon
9	Savoy Retail & 60th Street Residential	4/6/2014	3/6/2017	4/6/2017	3/6/2024		4.40000%	0.00225%	0.00370%	0.02000%	0.00050%	4.37355%	Actual/360	175,266.32	Interest-only, Amortizing Balloon	Actual/360
9.01	Savoy Commercial Condominium Unit
9.02	205-213 East 60th Street
10	Minneapolis Apartment Portfolio	5/6/2014	4/6/2016	5/6/2016	4/6/2024		5.22700%	0.00225%	0.00370%	0.02000%	0.00050%	5.20055%	Actual/360	145,956.70	Interest-only, Amortizing Balloon	Actual/360
10.01	2101 East River Terrace
10.02	214-220 East 19th Street
10.03	1308 Powderhorn Terrace
10.04	6 East 25th Street
10.05	1801 3rd Avenue South
10.06	25 East 25th Street
10.07	203 East 19th Street
10.08	615 East 16th Street
10.09	3013 Grand Avenue South
10.10	1728 2nd Avenue
10.11	3211 Minnehaha Avenue South
10.12	3146 Minnehaha Avenue South
10.13	1511 Lagoon Avenue
10.14	3312 Blaisdell Avenue South
10.15	3140 Minnehaha Avenue South
10.16	3018 30th Avenue South
10.17	3030 29th Avenue South
11	Lacey Market Square	6/6/2014	5/6/2018	6/6/2018	5/6/2024		5.24400%	0.00225%	0.00370%	0.02000%	0.00050%	5.21755%	Actual/360	143,476.35	Interest-only, Amortizing Balloon	Actual/360
12	Woodland Apartments	4/6/2014	3/6/2019	4/6/2019	3/6/2024		4.83000%	0.00225%	0.00370%	0.02000%	0.00050%	4.80355%	Actual/360	123,643.88	Interest-only, Amortizing Balloon	Actual/360
13	Westland Multifamily Portfolio I	6/1/2014		6/1/2014	5/1/2024		4.79000%	0.00225%	0.00370%	0.02000%	0.00050%	4.76355%	Actual/360	122,027.62	Amortizing Balloon
13.01	102nd Street Apartments
13.02	Cordova Street Apartments
13.03	Poppy Street Apartments
13.04	Santa Rosalia Apartments
13.05	39th Street Apartments
13.06	Daisy Avenue Apartments
13.07	828 Beach Avenue Apartments
13.08	Harvard Apartments
13.09	Dawson Apartments
13.10	Orange Avenue Apartments
13.11	Chestnut Apartments
13.12	610 East Hyde Park Apartments
13.13	Linden Apartments
14	Vintage Parts Portfolio	5/1/2014		5/1/2014	4/1/2024	4/1/2044	4.80500%	0.00225%	0.00370%	0.07000%	0.00050%	4.72855%	Actual/360	120,217.59	Amortizing ARD
14.01	Corporate Campus
14.02	Green Valley Campus
14.03	Columbus Campus
15	Foxwoods Hotel Portfolio	5/6/2014		5/6/2014	4/6/2024		5.54000%	0.00225%	0.00370%	0.02000%	0.00050%	5.51355%	Actual/360	135,625.28	Amortizing Balloon
15.01	Hilton Garden Inn Preston
15.02	Bellissimo Grande
16	The Howard Owners, Inc.	5/1/2014		5/1/2014	4/1/2024		4.16000%	0.00225%	0.00370%	0.08000%	0.00050%	4.07355%	Actual/360	92,008.02	Amortizing Balloon
17	Shops at Park Village	5/1/2014	4/1/2016	5/1/2016	4/1/2024		4.73000%	0.00225%	0.00370%	0.02000%	0.00050%	4.70355%	Actual/360	104,088.50	Interest-only, Amortizing Balloon	Actual/360
18	Woodmont Plaza	5/1/2014	4/1/2024		4/1/2024		4.44000%	0.00225%	0.00370%	0.02000%	0.00050%	4.41355%	Actual/360	75,027.78	Interest-only, Balloon	Actual/360
19	DoubleTree Richardson	3/6/2014		3/6/2014	2/6/2024		5.32000%	0.00225%	0.00370%	0.02000%	0.00050%	5.29355%	Actual/360	113,134.62	Amortizing Balloon
20	BJ’s Wholesale HQ	5/6/2014	4/6/2019	5/6/2019	4/6/2024	4/6/2044	5.03700%	0.00225%	0.00370%	0.04000%	0.00050%	4.99055%	Actual/360	93,558.23	Interest-only, Amortizing ARD	Actual/360
21	Orange Avenue MHP	5/5/2014		5/5/2014	4/5/2019		4.65000%	0.00225%	0.00370%	0.02000%	0.00050%	4.62355%	Actual/360	42,457.53	Amortizing Balloon
22	El Rancho MHP	5/5/2014		5/5/2014	4/5/2019		4.65000%	0.00225%	0.00370%	0.02000%	0.00050%	4.62355%	Actual/360	41,209.69	Amortizing Balloon
23	Mercedes Benz Greenwich	4/6/2014	3/6/2024		3/6/2024		5.07000%	0.00225%	0.00370%	0.02000%	0.00050%	5.04355%	Actual/360	56,544.58	Interest-only, Balloon	Actual/360
24	Town Park Office	2/1/2014		2/1/2014	1/1/2024		5.16000%	0.00225%	0.00370%	0.07000%	0.00050%	5.08355%	Actual/360	66,963.71	Amortizing Balloon
25	David Drye II	4/5/2014	3/5/2016	4/5/2016	3/5/2024		4.97000%	0.00225%	0.00370%	0.07000%	0.00050%	4.89355%	Actual/360	64,198.76	Interest-only, Amortizing Balloon	Actual/360
25.01	Willow Creek
25.02	Madison Place
26	Westland Multifamily Portfolio II	6/1/2014		6/1/2014	5/1/2024		4.79000%	0.00225%	0.00370%	0.02000%	0.00050%	4.76355%	Actual/360	62,887.33	Amortizing Balloon
26.01	El Segundo Apartments
26.02	Eucalyptus Avenue Apartments
26.03	Mariposa Apartments
26.04	Villa Serena Apartments
26.05	827 Beach Avenue Apartments
27	Residence Inn - Middleton	3/1/2014		3/1/2014	2/1/2024		5.04000%	0.00225%	0.00370%	0.02000%	0.00050%	5.01355%	Actual/360	63,444.99	Amortizing Balloon
28	Courtyard by Marriott - Middleton	4/1/2014		4/1/2014	3/1/2024		5.01000%	0.00225%	0.00370%	0.02000%	0.00050%	4.98355%	Actual/360	59,977.52	Amortizing Balloon
29	Country Place MHP	5/5/2014		5/5/2014	4/5/2019		4.65000%	0.00225%	0.00370%	0.02000%	0.00050%	4.62355%	Actual/360	35,893.48	Amortizing Balloon
30	Torrance MHP	5/5/2014		5/5/2014	4/5/2019		4.65000%	0.00225%	0.00370%	0.02000%	0.00050%	4.62355%	Actual/360	20,151.09	Amortizing Balloon
31	Shops at Concert Park	4/1/2014		4/1/2014	3/1/2024		4.90000%	0.00225%	0.00370%	0.02000%	0.00050%	4.87355%	Actual/360	60,251.67	Amortizing Balloon
32	MarketPlace Management Portfolio	5/6/2014	4/6/2017	5/6/2017	4/6/2024		5.19000%	0.00225%	0.00370%	0.02000%	0.00050%	5.16355%	Actual/360	59,031.59	Interest-only, Amortizing Balloon	Actual/360
32.01	2705 North Main Street
32.02	2620 South Main Street
32.03	2610 Plaza Court
32.04	234 Kettering Drive
32.05	2624 South Main Street
33	Diamond Mine Mini Storage Union City	6/1/2014		6/1/2014	5/1/2024		5.20000%	0.00225%	0.00370%	0.02000%	0.00050%	5.17355%	Actual/360	32,796.58	Amortizing Balloon
34	Diamond Mine Mini Storage Brentwood	6/1/2014		6/1/2014	5/1/2024		5.20000%	0.00225%	0.00370%	0.02000%	0.00050%	5.17355%	Actual/360	28,026.17	Amortizing Balloon
35	41 University Drive	4/5/2014		4/5/2014	3/5/2024		5.09000%	0.00225%	0.00370%	0.07000%	0.00050%	5.01355%	Actual/360	55,318.22	Amortizing Balloon
36	Parkway Corporate Center	2/1/2014		2/1/2014	1/1/2024		5.16000%	0.00225%	0.00370%	0.07000%	0.00050%	5.08355%	Actual/360	55,757.54	Amortizing Balloon
37	Hilton Garden Inn North Phoenix	5/6/2014		5/6/2014	4/6/2024		5.43000%	0.00225%	0.00370%	0.02000%	0.00050%	5.40355%	Actual/360	61,906.29	Amortizing Balloon
38	Spectrum Control, Inc.	5/6/2014		5/6/2014	4/6/2024		5.10000%	0.00225%	0.00370%	0.02000%	0.00050%	5.07355%	Actual/360	54,702.19	Amortizing Balloon
39	Poplar Springs and Garden Walk Portfolio	5/6/2014	4/6/2016	5/6/2016	4/6/2019		5.27000%	0.00225%	0.00370%	0.02000%	0.00050%	5.24355%	Actual/360	54,790.87	Interest-only, Amortizing Balloon	Actual/360
39.01	Garden Walk Apartments
39.02	Poplar Springs
40	Holiday Inn Express - Dickson City	5/6/2014		5/6/2014	4/6/2024		5.33000%	0.00225%	0.00370%	0.02000%	0.00050%	5.30355%	Actual/360	58,283.76	Amortizing Balloon
41	Hilton Garden Inn Panama City	6/1/2014		6/1/2014	5/1/2019		4.64000%	0.00225%	0.00370%	0.02000%	0.00050%	4.61355%	Actual/360	49,443.61	Amortizing Balloon
42	Holiday Inn Express Downtown Cleveland	6/1/2014		6/1/2014	5/1/2024		5.16000%	0.00225%	0.00370%	0.12000%	0.00050%	5.03355%	Actual/360	56,425.23	Amortizing Balloon
43	Garden City MHC Portfolio	5/6/2014		5/6/2014	4/6/2024		5.09000%	0.00225%	0.00370%	0.02000%	0.00050%	5.06355%	Actual/360	54,855.64	Amortizing Balloon
43.01	East Garden Village
43.02	Prairie Wind
44	Hilton Garden Inn - Beaumont	5/6/2014		5/6/2014	4/6/2024		5.76700%	0.00225%	0.00370%	0.02000%	0.00050%	5.74055%	Actual/360	54,884.68	Amortizing Balloon
45	El Centro Town Center II	5/6/2014		5/6/2014	4/6/2024		5.42000%	0.00225%	0.00370%	0.02000%	0.00050%	5.39355%	Actual/360	47,836.29	Amortizing Balloon

A-1-5

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO
46	Comfort Suites Cincinnati Airport	6/1/2014		6/1/2014	5/1/2024		5.22000%	0.00225%	0.00370%	0.02000%	0.00050%	5.19355%	Actual/360	25,948.52	Amortizing Balloon
47	Comfort Suites Indianapolis Airport	6/1/2014		6/1/2014	5/1/2024		5.22000%	0.00225%	0.00370%	0.02000%	0.00050%	5.19355%	Actual/360	21,849.81	Amortizing Balloon
48	Security Public Storage - Redwood City	3/1/2014		3/1/2014	2/1/2024		4.94000%	0.00225%	0.00370%	0.02000%	0.00050%	4.91355%	Actual/360	41,586.53	Amortizing Balloon
49	Cielo Ranch Apartments	5/1/2014		5/1/2014	4/1/2024		5.00000%	0.00225%	0.00370%	0.02000%	0.00050%	4.97355%	Actual/360	40,798.44	Amortizing Balloon
50	Armoury Commons	5/6/2014		5/6/2014	4/6/2024		5.31000%	0.00225%	0.00370%	0.02000%	0.00050%	5.28355%	Actual/360	40,860.55	Amortizing Balloon
51	Holiday Inn Bakersfield	5/5/2014		5/5/2014	4/5/2019		4.82000%	0.00225%	0.00370%	0.02000%	0.00050%	4.79355%	Actual/360	41,338.86	Amortizing Balloon
52	Retail at Pasadena Collection	5/1/2014	4/1/2019	5/1/2019	4/1/2024		4.97000%	0.00225%	0.00370%	0.04000%	0.00050%	4.92355%	Actual/360	34,667.33	Interest-only, Amortizing Balloon	Actual/360
53	Cherry Ridge Office Park	4/1/2014	3/1/2016	4/1/2016	3/1/2024		4.85000%	0.00225%	0.00370%	0.05000%	0.00050%	4.79355%	Actual/360	33,772.28	Interest-only, Amortizing Balloon	Actual/360
54	Chancellor Apartments	4/6/2014	3/6/2017	4/6/2017	3/6/2024		5.07000%	0.00225%	0.00370%	0.02000%	0.00050%	5.04355%	Actual/360	33,521.63	Interest-only, Amortizing Balloon	Actual/360
55	Oakwood MHP	6/5/2014		6/5/2014	5/5/2024		4.81000%	0.00225%	0.00370%	0.02000%	0.00050%	4.78355%	Actual/360	31,988.94	Amortizing Balloon
56	Poplar Garden	5/5/2014		5/5/2014	4/5/2024		5.26000%	0.00225%	0.00370%	0.02000%	0.00050%	5.23355%	Actual/360	32,063.75	Amortizing Balloon
57	Eastlake Shopping Center	4/1/2014		4/1/2014	3/1/2024		5.35200%	0.00225%	0.00370%	0.04000%	0.00050%	5.30555%	Actual/360	28,145.54	Amortizing Balloon
58	South Loop II Shopping Center	4/1/2014		4/1/2014	3/1/2024		5.35200%	0.00225%	0.00370%	0.04000%	0.00050%	5.30555%	Actual/360	6,960.73	Amortizing Balloon
59	River Bay Plaza	6/1/2014	5/1/2016	6/1/2016	5/1/2024		4.97000%	0.00225%	0.00370%	0.02000%	0.00050%	4.94355%	Actual/360	30,093.17	Interest-only, Amortizing Balloon	Actual/360
60	1430 Lee Trevino	5/1/2014		5/1/2014	4/1/2021	4/1/2044	5.00500%	0.00225%	0.00370%	0.04000%	0.00050%	4.95855%	Actual/360	30,079.13	Amortizing ARD
61	TownePlace Suites	5/1/2014		5/1/2014	4/1/2024		5.12000%	0.00225%	0.00370%	0.02000%	0.00050%	5.09355%	Actual/360	29,929.87	Amortizing Balloon
62	WWG StorQuest - Twenty Mile	4/1/2014	3/1/2016	4/1/2016	3/1/2024		4.80000%	0.00225%	0.00370%	0.02000%	0.00050%	4.77355%	Actual/360	27,544.93	Interest-only, Amortizing Balloon	Actual/360
63	Claymoor Apartments	5/5/2014		5/5/2014	4/5/2024		4.78000%	0.00225%	0.00370%	0.12000%	0.00050%	4.65355%	Actual/360	27,219.77	Amortizing Balloon
64	WWG StorQuest - Highlands Ranch	4/1/2014	3/1/2016	4/1/2016	3/1/2024		4.80000%	0.00225%	0.00370%	0.02000%	0.00050%	4.77355%	Actual/360	26,364.43	Interest-only, Amortizing Balloon	Actual/360
65	Candlewood Suites - Denham Springs	5/6/2014		5/6/2014	4/6/2024		5.76700%	0.00225%	0.00370%	0.02000%	0.00050%	5.74055%	Actual/360	31,160.13	Amortizing Balloon
66	Sunrise Plaza	5/6/2014	4/6/2017	5/6/2017	4/6/2024		5.00000%	0.00225%	0.00370%	0.02000%	0.00050%	4.97355%	Actual/360	25,364.82	Interest-only, Amortizing Balloon	Actual/360
67	Comfort Suites - Sulphur	5/6/2014		5/6/2014	4/6/2024		5.76700%	0.00225%	0.00370%	0.02000%	0.00050%	5.74055%	Actual/360	29,364.25	Amortizing Balloon
68	Trace Lofts/Trace North	6/1/2014		6/1/2014	5/1/2024		5.12000%	0.00225%	0.00370%	0.02000%	0.00050%	5.09355%	Actual/360	25,032.25	Amortizing Balloon
69	Holiday Inn Express Austell Powder Springs	5/6/2014		5/6/2014	4/6/2024		5.49500%	0.00225%	0.00370%	0.02000%	0.00050%	5.46855%	Actual/360	27,620.50	Amortizing Balloon
70	Walgreens - Everett	3/1/2014		3/1/2014	2/1/2019		4.50000%	0.00225%	0.00370%	0.02000%	0.00050%	4.47355%	Actual/360	22,040.81	Amortizing Balloon
71	Weston Road Business Center	5/1/2014		5/1/2014	4/1/2024		5.10000%	0.00225%	0.00370%	0.02000%	0.00050%	5.07355%	Actual/360	23,346.84	Amortizing Balloon
72	Comfort Suites Springfield, OH	6/1/2014		6/1/2014	5/1/2024		5.53000%	0.00225%	0.00370%	0.02000%	0.00050%	5.50355%	Actual/360	26,174.92	Amortizing Balloon
73	WWG StorQuest - Evergreen	4/1/2014	3/1/2016	4/1/2016	3/1/2024		4.80000%	0.00225%	0.00370%	0.02000%	0.00050%	4.77355%	Actual/360	20,330.78	Interest-only, Amortizing Balloon	Actual/360
74	Chatham Towers, Inc.	5/1/2014		5/1/2014	4/1/2024		4.16000%	0.00225%	0.00370%	0.08000%	0.00050%	4.07355%	Actual/360	18,007.36	Amortizing Balloon
75	Summer Lakes Self Storage	5/6/2014	4/6/2016	5/6/2016	4/6/2024		5.01500%	0.00225%	0.00370%	0.02000%	0.00050%	4.98855%	Actual/360	19,358.59	Interest-only, Amortizing Balloon	Actual/360
76	Hacienda Valley Shopping Center	5/1/2014		5/1/2014	4/1/2024		4.88000%	0.00225%	0.00370%	0.02000%	0.00050%	4.85355%	Actual/360	19,062.42	Amortizing Balloon
77	333 West End Tenants Corp.	5/1/2014		5/1/2014	4/1/2024		4.27000%	0.00225%	0.00370%	0.08000%	0.00050%	4.18355%	Actual/360	15,221.01	Amortizing Balloon
78	Walgreens - Pasadena	5/1/2014		5/1/2014	4/1/2024		5.07000%	0.00225%	0.00370%	0.02000%	0.00050%	5.04355%	Actual/360	20,603.65	Amortizing Balloon
79	Capital & Sunny Acres MHP	6/5/2014		6/5/2014	5/5/2024		5.38000%	0.00225%	0.00370%	0.02000%	0.00050%	5.35355%	Actual/360	18,069.13	Amortizing Balloon
80	La Verne Center	6/5/2014		6/5/2014	5/5/2024		5.11000%	0.00225%	0.00370%	0.02000%	0.00050%	5.08355%	Actual/360	17,394.06	Amortizing Balloon
81	Walgreens - Carson City	5/1/2014		5/1/2014	4/1/2024		4.83000%	0.00225%	0.00370%	0.02000%	0.00050%	4.80355%	Actual/360	16,715.75	Amortizing Balloon
82	Princeton Court Apartments	6/1/2014		6/1/2014	5/1/2024		5.22000%	0.00225%	0.00370%	0.02000%	0.00050%	5.19355%	Actual/360	18,820.59	Amortizing Balloon
83	Winn Dixie Baton Rouge	6/1/2014	5/1/2016	6/1/2016	5/1/2024		5.07000%	0.00225%	0.00370%	0.02000%	0.00050%	5.04355%	Actual/360	17,000.93	Interest-only, Amortizing Balloon	Actual/360
84	The Commons Shopping Center	6/1/2014		6/1/2014	5/1/2024		4.79000%	0.00225%	0.00370%	0.02000%	0.00050%	4.76355%	Actual/360	15,721.83	Amortizing Balloon
85	321 Apartments Corp.	5/1/2014		5/1/2014	4/1/2024		4.16000%	0.00225%	0.00370%	0.08000%	0.00050%	4.07355%	Actual/360	14,600.56	Amortizing Balloon
86	Wheatfield Self Storage	4/6/2014		4/6/2014	3/6/2024		5.16000%	0.00225%	0.00370%	0.02000%	0.00050%	5.13355%	Actual/360	16,125.95	Amortizing Balloon
87	Golf View Apartments	5/5/2014		5/5/2014	4/5/2024		4.73000%	0.00225%	0.00370%	0.12000%	0.00050%	4.60355%	Actual/360	14,572.39	Amortizing Balloon
88	Folly Road Self Storage	6/5/2014		6/5/2014	5/5/2024		5.13000%	0.00225%	0.00370%	0.02000%	0.00050%	5.10355%	Actual/360	14,709.46	Amortizing Balloon
89	929 Park Avenue Apartments Corp.	5/1/2014		5/1/2014	4/1/2024		4.44000%	0.00225%	0.00370%	0.08000%	0.00050%	4.35355%	Actual/360	11,365.69	Amortizing Balloon
90	70 N. Grove Owners Corp.	5/1/2014		5/1/2014	4/1/2024		4.38000%	0.00225%	0.00370%	0.08000%	0.00050%	4.29355%	Actual/360	11,740.14	Amortizing Balloon
91	Barrington Apartments	6/1/2014		6/1/2014	5/1/2024		5.22000%	0.00225%	0.00370%	0.02000%	0.00050%	5.19355%	Actual/360	13,592.65	Amortizing Balloon
92	Tanglewood Gardens Owners Corp.	5/1/2014		5/1/2014	4/1/2024		4.24000%	0.00225%	0.00370%	0.08000%	0.00050%	4.15355%	Actual/360	9,827.09	Amortizing Balloon
93	Centrentset Corp.	4/1/2014		4/1/2014	3/1/2024		4.28000%	0.00225%	0.00370%	0.08000%	0.00050%	4.19355%	Actual/360	9,380.26	Amortizing Balloon
94	Fowler Court Tenants Inc.	4/1/2014		4/1/2014	3/1/2024		4.25000%	0.00225%	0.00370%	0.08000%	0.00050%	4.16355%	Actual/360	8,608.95	Amortizing Balloon
95	Park Terrace Manor, Inc.	5/1/2014		5/1/2014	4/1/2024		4.19000%	0.00225%	0.00370%	0.08000%	0.00050%	4.10355%	Actual/360	7,326.51	Amortizing Balloon
96	Mobile Manor MHC	5/1/2014		5/1/2014	4/1/2024		5.24000%	0.00225%	0.00370%	0.02000%	0.00050%	5.21355%	Actual/360	7,860.08	Amortizing Balloon
97	Trailwood MHC	5/1/2014		5/1/2014	4/1/2024		5.78000%	0.00225%	0.00370%	0.02000%	0.00050%	5.75355%	Actual/360	7,903.98	Amortizing Balloon
98	119 West 71st Street Owners Corp.	5/1/2014		5/1/2014	4/1/2024		4.44000%	0.00225%	0.00370%	0.08000%	0.00050%	4.35355%	Actual/360	5,224.15	Amortizing Balloon

A-1-6

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(6)(7)(8)	Appraisal Date	Coop -Rental Value(9)	Coop - LTV as Rental (9)	Coop - Unsold Percent(10)
1	Woodbridge Center	120	119	36	35	360	360	1	L(25),D(91),O(4)	5	5	366,000,000	1/31/2014
2	Bloomberg Data Center	120	119	0	0	300	299	1	L(24),GRTR 1% or YM(92),O(4)	5	5	137,000,000	8/1/2014
3	Worldgate Centre	120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	88,500,000	2/26/2014
4	Sugar Creek I & II	120	120	60	60	360	360	0	L(24),D(92),O(4)	5	5	83,500,000	3/17/2014
4.01	Sugar Creek I
4.02	Sugar Creek II
5	Rockwell - ARINC HQ	120	119	60	59	360	360	1	L(25),GRTR 1% or YM(88),O(7)	0	0	73,200,000	2/7/2014
6	Brunswick Square	120	118	0	0	360	358	2	L(26),D(87),O(7)	5	5	113,000,000	1/15/2014
7	Hilton DFW Lakes Hotel and Conference Center	84	83	0	0	360	359	1	L(25),D(55),O(4)	0	0	65,600,000	1/16/2014
8	Residence Inn Aventura	60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	59,000,000	1/27/2014
9	Savoy Retail & 60th Street Residential	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	93,000,000	1/21/2014
9.01	Savoy Commercial Condominium Unit											73,000,000	1/21/2014
9.02	205-213 East 60th Street											20,000,000	1/21/2014
10	Minneapolis Apartment Portfolio	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	34,890,000	1/6/2014
10.01	2101 East River Terrace											10,220,000	1/6/2014
10.02	214-220 East 19th Street											3,780,000	1/6/2014
10.03	1308 Powderhorn Terrace											2,610,000	1/6/2014
10.04	6 East 25th Street											2,520,000	1/6/2014
10.05	1801 3rd Avenue South											1,870,000	1/6/2014
10.06	25 East 25th Street											1,690,000	1/6/2014
10.07	203 East 19th Street											1,670,000	1/6/2014
10.08	615 East 16th Street											1,590,000	1/6/2014
10.09	3013 Grand Avenue South											1,500,000	1/6/2014
10.10	1728 2nd Avenue											1,330,000	1/6/2014
10.11	3211 Minnehaha Avenue South											1,180,000	1/6/2014
10.12	3146 Minnehaha Avenue South											1,150,000	1/6/2014
10.13	1511 Lagoon Avenue											950,000	1/6/2014
10.14	3312 Blaisdell Avenue South											860,000	1/6/2014
10.15	3140 Minnehaha Avenue South											690,000	1/6/2014
10.16	3018 30th Avenue South											660,000	1/6/2014
10.17	3030 29th Avenue South											620,000	1/6/2014
11	Lacey Market Square	120	120	48	48	360	360	0	L(24),D(92),O(4)	0	0	37,800,000	1/24/2014
12	Woodland Apartments	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0	32,000,000	12/31/2013
13	Westland Multifamily Portfolio I	120	120	0	0	360	360	0	L(24),D(91),O(5)	5	5	33,570,000	Various
13.01	102nd Street Apartments											3,790,000	2/21/2014
13.02	Cordova Street Apartments											3,690,000	2/27/2014
13.03	Poppy Street Apartments											3,680,000	2/27/2014
13.04	Santa Rosalia Apartments											2,920,000	2/21/2014
13.05	39th Street Apartments											2,830,000	2/21/2014
13.06	Daisy Avenue Apartments											2,820,000	2/27/2014
13.07	828 Beach Avenue Apartments											2,730,000	2/21/2014
13.08	Harvard Apartments											2,385,000	2/27/2014
13.09	Dawson Apartments											2,150,000	2/27/2014
13.10	Orange Avenue Apartments											1,780,000	2/27/2014
13.11	Chestnut Apartments											1,775,000	2/27/2014
13.12	610 East Hyde Park Apartments											1,610,000	2/21/2014
13.13	Linden Apartments											1,410,000	2/27/2014
14	Vintage Parts Portfolio	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	35,400,000	2/12/2014
14.01	Corporate Campus											24,600,000	2/12/2014
14.02	Green Valley Campus											8,400,000	2/12/2014
14.03	Columbus Campus											2,400,000	2/12/2014
15	Foxwoods Hotel Portfolio	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	44,300,000	Various
15.01	Hilton Garden Inn Preston											24,100,000	2/27/2014
15.02	Bellissimo Grande											20,200,000	2/28/2014
16	The Howard Owners, Inc.	120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	117,200,000	3/7/2014	75,200,000	28.6%	17.1%
17	Shops at Park Village	120	119	24	23	360	360	1	L(25),D(88),O(7)	5	5	29,100,000	12/31/2013
18	Woodmont Plaza	120	119	120	119	0	0	1	L(25),D(88),O(7)	5	5	40,000,000	3/5/2014
19	DoubleTree Richardson	120	117	0	0	300	297	3	L(27),D(89),O(4)	0	0	31,900,000	12/21/2013
20	BJ’s Wholesale HQ	120	119	60	59	360	360	1	L(25),GRTR 1% or YM(88),O(7)	0	0	26,900,000	1/11/2014
21	Orange Avenue MHP	60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	11,860,000	1/17/2014
22	El Rancho MHP	60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	11,520,000	1/20/2014
23	Mercedes Benz Greenwich	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	24,000,000	1/28/2014
24	Town Park Office	120	116	0	0	360	356	4	L(28),D(85),O(7)	5	5	17,700,000	10/31/2013
25	David Drye II	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	0	16,000,000	1/8/2014
25.01	Willow Creek											12,400,000	1/8/2014
25.02	Madison Place											3,200,000	1/8/2014
26	Westland Multifamily Portfolio II	120	120	0	0	360	360	0	L(24),D(91),O(5)	5	5	17,460,000	Various
26.01	El Segundo Apartments											6,520,000	2/27/2014
26.02	Eucalyptus Avenue Apartments											3,870,000	2/21/2014
26.03	Mariposa Apartments											3,310,000	2/27/2014
26.04	Villa Serena Apartments											2,420,000	2/21/2014
26.05	827 Beach Avenue Apartments											1,340,000	2/21/2014
27	Residence Inn - Middleton	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	18,100,000	1/3/2014
28	Courtyard by Marriott - Middleton	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	5	18,200,000	2/1/2014
29	Country Place MHP	60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	10,840,000	1/17/2014
30	Torrance MHP	60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	5,300,000	1/20/2014
31	Shops at Concert Park	120	118	0	0	324	322	2	L(26),D(90),O(4)	5	5	16,900,000	1/25/2014
32	MarketPlace Management Portfolio	120	119	36	35	360	360	1	L(25),D(90),O(5)	0	0	14,350,000	Various
32.01	2705 North Main Street											8,175,000	10/31/2013
32.02	2620 South Main Street											3,250,000	3/1/2014
32.03	2610 Plaza Court											1,200,000	10/31/2013
32.04	234 Kettering Drive											1,025,000	10/31/2013
32.05	2624 South Main Street											700,000	10/31/2013
33	Diamond Mine Mini Storage Union City	120	120	0	0	300	300	0	L(24),D(92),O(4)	5	5	10,420,000	9/22/2013
34	Diamond Mine Mini Storage Brentwood	120	120	0	0	300	300	0	L(24),D(92),O(4)	5	5	8,610,000	9/23/2013
35	41 University Drive	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	13,850,000	2/1/2016
36	Parkway Corporate Center	120	116	0	0	360	356	4	L(28),D(88),O(4)	5	5	13,600,000	11/13/2013
37	Hilton Garden Inn North Phoenix	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	14,500,000	2/24/2014
38	Spectrum Control, Inc.	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	15,550,000	1/30/2014
39	Poplar Springs and Garden Walk Portfolio	60	59	24	23	360	360	1	L(25),D(31),O(4)	0	0	13,950,000	12/3/2013
39.01	Garden Walk Apartments											7,500,000	12/3/2013
39.02	Poplar Springs											6,450,000	12/3/2013
40	Holiday Inn Express - Dickson City	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	14,800,000	2/12/2014
41	Hilton Garden Inn Panama City	60	60	0	0	360	360	0	L(24),D(35),O(1)	0	5	14,800,000	2/7/2014
42	Holiday Inn Express Downtown Cleveland	120	120	0	0	300	300	0	L(24),D(92),O(4)	5	5	13,800,000	1/23/2014
43	Garden City MHC Portfolio	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	13,620,000	11/13/2013
43.01	East Garden Village											10,400,000	11/13/2013
43.02	Prairie Wind											3,220,000	11/13/2013
44	Hilton Garden Inn - Beaumont	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	12,500,000	1/14/2014
45	El Centro Town Center II	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,600,000	1/3/2014

A-1-7

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(6)(7)(8)	Appraisal Date	Coop -Rental Value(9)	Coop - LTV as Rental (9)	Coop - Unsold Percent(10)
46	Comfort Suites Cincinnati Airport	120	120	0	0	300	300	0	L(24),D(95),O(1)	5	5	6,400,000	2/23/2014
47	Comfort Suites Indianapolis Airport	120	120	0	0	300	300	0	L(24),D(95),O(1)	5	5	6,000,000	2/24/2014
48	Security Public Storage - Redwood City	120	117	0	0	360	357	3	L(27),GRTR 1% or YM or D(86),O(7)	5	5	12,200,000	1/10/2014
49	Cielo Ranch Apartments	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	3	12,200,000	12/16/2013
50	Armoury Commons	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	10,100,000	1/30/2014
51	Holiday Inn Bakersfield	60	59	0	0	300	299	1	L(25),GRTR 1% or YM(31),O(4)	0	0	10,300,000	1/31/2014
52	Retail at Pasadena Collection	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	10,850,000	1/27/2014
53	Cherry Ridge Office Park	120	118	24	22	360	360	2	L(26),D(90),O(4)	5	10	9,000,000	12/20/2013
54	Chancellor Apartments	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	8,300,000	12/30/2013
55	Oakwood MHP	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	8,120,000	3/12/2014
56	Poplar Garden	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	7,900,000	3/11/2014
57	Eastlake Shopping Center	120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	7,250,000	11/17/2013
58	South Loop II Shopping Center	120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	1,850,000	11/17/2013
59	River Bay Plaza	120	120	24	24	360	360	0	L(24),D(93),O(3)	5	5	7,800,000	3/3/2014
60	1430 Lee Trevino	84	83	0	0	360	359	1	L(25),GRTR 1% or YM(55),O(4)	0	0	8,100,000	2/13/2014
61	TownePlace Suites	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	8,600,000	1/27/2014
62	WWG StorQuest - Twenty Mile	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	7,000,000	10/8/2013
63	Claymoor Apartments	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	7,550,000	2/21/2014
64	WWG StorQuest - Highlands Ranch	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	6,700,000	10/8/2013
65	Candlewood Suites - Denham Springs	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	7,100,000	1/9/2014
66	Sunrise Plaza	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	6,300,000	1/26/2014
67	Comfort Suites - Sulphur	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	6,700,000	1/15/2014
68	Trace Lofts/Trace North	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	9,000,000	3/6/2014
69	Holiday Inn Express Austell Powder Springs	120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	7,000,000	12/2/2013
70	Walgreens - Everett	60	57	0	0	360	357	3	L(27),D(29),O(4)	5	5	6,880,000	10/31/2013
71	Weston Road Business Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	7,000,000	1/10/2014
72	Comfort Suites Springfield, OH	120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	6,100,000	1/29/2014
73	WWG StorQuest - Evergreen	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	6,000,000	10/3/2013
74	Chatham Towers, Inc.	120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	154,910,000	3/5/2014	59,200,000	6.2%	0.0%
75	Summer Lakes Self Storage	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	5,100,000	2/11/2014
76	Hacienda Valley Shopping Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	6,700,000	1/4/2014
77	333 West End Tenants Corp.	120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	111,720,000	2/5/2014	52,400,000	6.7%	0.0%
78	Walgreens - Pasadena	120	119	0	0	300	299	1	L(25),D(91),O(4)	5	5	5,100,000	1/15/2014
79	Capital & Sunny Acres MHP	120	120	0	0	360	360	0	L(24),GRTR 1% or YM(93),O(3)	0	0	4,300,000	2/24/2014
80	La Verne Center	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	4,600,000	3/20/2014
81	Walgreens - Carson City	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	5,600,000	2/12/2014
82	Princeton Court Apartments	120	120	0	0	300	300	0	L(24),D(93),O(3)	5	5	4,760,000	2/25/2014
83	Winn Dixie Baton Rouge	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	5	4,200,000	2/1/2014
84	The Commons Shopping Center	120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	4,700,000	3/17/2014
85	321 Apartments Corp.	120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	33,808,526	1/22/2014	20,900,000	14.3%	32.0%
86	Wheatfield Self Storage	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	4,250,000	12/27/2013
87	Golf View Apartments	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,500,000	2/20/2014
88	Folly Road Self Storage	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	3,600,000	2/14/2014
89	929 Park Avenue Apartments Corp.	120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	71,450,000	2/12/2014	24,200,000	10.5%	0.0%
90	70 N. Grove Owners Corp.	120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,260,000	1/24/2014	10,200,000	23.0%	0.0%
91	Barrington Apartments	120	120	0	0	300	300	0	L(24),D(93),O(3)	5	5	3,620,000	2/27/2014
92	Tanglewood Gardens Owners Corp.	120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,574,000	2/20/2014	10,900,000	18.3%	2.5%
93	Centrentset Corp.	120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	49,400,000	1/20/2014	36,400,000	5.2%	28.0%
94	Fowler Court Tenants Inc.	120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	63,308,090	1/31/2014	36,800,000	4.7%	4.0%
95	Park Terrace Manor, Inc.	120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	12,633,000	3/5/2014	7,100,000	21.1%	21.3%
96	Mobile Manor MHC	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	2,150,000	3/17/2014
97	Trailwood MHC	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	1,925,000	2/18/2014
98	119 West 71st Street Owners Corp.	120	119	0	0	240	239	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	42,275,000	2/5/2014	20,000,000	4.1%	22.2%

A-1-8

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units(10)	Coop - Investor Units(10)	Coop - Coop Units(10)	Coop - Sponsor/ Investor Carry(10)	Coop - Committed Secondary Debt(11)	U/W NOI DSCR (x)(4)(6)(12)	U/W NCF DSCR (x)(4)(6)(12)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)(6)(12)	Cut-off Date U/W NCF Debt Yield(4)(6)(12)	U/W Revenues ($)(12)(13)	U/W Expenses ($)(12)	U/W Net Operating Income ($)(12)	U/W Replacement ($)(12)
1	Woodbridge Center						1.48	1.42	68.3%	60.2%	9.3%	9.0%	40,755,370	17,427,834	23,327,536	276,352
2	Bloomberg Data Center						1.75	1.74	64.1%	47.6%	12.1%	11.9%	12,752,767	2,165,571	10,587,196	98,854
3	Worldgate Centre						1.38	1.30	73.4%	59.9%	8.7%	8.2%	8,169,368	2,544,973	5,624,395	34,399
4	Sugar Creek I & II						1.61	1.52	75.0%	68.9%	10.0%	9.5%	10,773,649	4,489,587	6,284,062	81,834
4.01	Sugar Creek I												5,231,887	2,288,798	2,943,089	40,875
4.02	Sugar Creek II												5,541,762	2,200,789	3,340,973	40,958
5	Rockwell - ARINC HQ						2.10	2.07	66.3%	60.7%	12.8%	12.7%	6,412,636	192,379	6,220,257	67,826
6	Brunswick Square						1.64	1.54	68.0%	55.7%	10.4%	9.7%	12,242,344	4,275,457	7,966,887	137,562
7	Hilton DFW Lakes Hotel and Conference Center						1.95	1.59	70.0%	61.9%	12.4%	10.0%	28,119,922	22,438,651	5,681,271	0
8	Residence Inn Aventura						1.90	1.71	65.2%	59.7%	11.6%	10.4%	11,159,883	6,709,563	4,450,320	0
9	Savoy Retail & 60th Street Residential						1.80	1.74	37.6%	32.9%	10.8%	10.5%	6,157,520	2,378,112	3,779,408	12,130
9.01	Savoy Commercial Condominium Unit												NAV	NAV	NAV	NAV
9.02	205-213 East 60th Street												NAV	NAV	NAV	NAV
10	Minneapolis Apartment Portfolio						1.44	1.38	76.0%	66.1%	9.5%	9.1%	4,272,413	1,744,030	2,528,383	107,500
10.01	2101 East River Terrace												1,138,078	416,548	721,530	25,000
10.02	214-220 East 19th Street												489,418	210,275	279,143	13,250
10.03	1308 Powderhorn Terrace												359,100	132,421	226,679	9,250
10.04	6 East 25th Street												342,031	137,796	204,235	6,000
10.05	1801 3rd Avenue South												215,648	93,081	122,567	6,500
10.06	25 East 25th Street												219,085	103,908	115,178	6,000
10.07	203 East 19th Street												218,162	77,206	140,955	5,250
10.08	615 East 16th Street												210,754	82,252	128,501	5,500
10.09	3013 Grand Avenue South												175,571	59,345	116,226	4,250
10.10	1728 2nd Avenue												165,511	76,695	88,816	4,750
10.11	3211 Minnehaha Avenue South												110,587	59,239	51,348	4,250
10.12	3146 Minnehaha Avenue South												131,606	67,458	64,148	4,250
10.13	1511 Lagoon Avenue												107,000	48,828	58,173	2,250
10.14	3312 Blaisdell Avenue South												109,138	43,467	65,671	2,500
10.15	3140 Minnehaha Avenue South												88,016	33,208	54,807	2,750
10.16	3018 30th Avenue South												107,920	50,326	57,594	3,000
10.17	3030 29th Avenue South												84,789	51,976	32,814	2,750
11	Lacey Market Square						1.49	1.44	68.8%	62.5%	9.9%	9.5%	3,354,269	783,508	2,570,761	41,460
12	Woodland Apartments						1.23	1.20	73.4%	67.5%	7.8%	7.6%	2,838,632	1,013,344	1,825,288	44,800
13	Westland Multifamily Portfolio I						1.42	1.37	69.4%	56.6%	8.9%	8.6%	3,334,075	1,254,357	2,079,718	76,810
13.01	102nd Street Apartments												384,056	138,912	245,144	9,250
13.02	Cordova Street Apartments												354,268	125,777	228,491	8,000
13.03	Poppy Street Apartments												351,556	127,247	224,309	6,750
13.04	Santa Rosalia Apartments												295,399	117,073	178,325	7,176
13.05	39th Street Apartments												302,797	121,271	181,526	7,000
13.06	Daisy Avenue Apartments												271,685	92,688	178,997	7,000
13.07	828 Beach Avenue Apartments												273,268	116,770	156,499	8,650
13.08	Harvard Apartments												239,122	102,821	136,302	5,000
13.09	Dawson Apartments												214,588	76,447	138,141	4,500
13.10	Orange Avenue Apartments												171,525	57,363	114,162	3,484
13.11	Chestnut Apartments												185,070	72,501	112,568	4,000
13.12	610 East Hyde Park Apartments												148,762	57,619	91,143	3,000
13.13	Linden Apartments												141,978	47,867	94,111	3,000
14	Vintage Parts Portfolio						1.64	1.46	64.6%	52.9%	10.3%	9.2%	2,432,000	72,960	2,359,040	102,314
14.01	Corporate Campus												1,690,034	50,701	1,639,333	71,099
14.02	Green Valley Campus												577,085	17,313	559,772	24,278
14.03	Columbus Campus												164,881	4,946	159,935	6,937
15	Foxwoods Hotel Portfolio						1.91	1.70	49.6%	37.9%	14.1%	12.6%	8,657,969	5,552,462	3,105,507	0
15.01	Hilton Garden Inn Preston												4,532,138	3,016,616	1,515,522	0
15.02	Bellissimo Grande												4,125,832	2,535,846	1,589,986	0
16	The Howard Owners, Inc.	83	0	0	162,149	1,500,000	4.93	4.93	18.3%	16.3%	25.4%	25.4%	9,822,323	4,374,538	5,447,785	104,750
17	Shops at Park Village						1.42	1.36	68.7%	59.1%	8.8%	8.5%	2,592,867	823,454	1,769,414	21,259
18	Woodmont Plaza						2.61	2.33	50.0%	50.0%	11.8%	10.5%	3,668,739	1,318,689	2,350,051	36,555
19	DoubleTree Richardson						1.82	1.56	58.5%	44.4%	13.2%	11.4%	8,589,064	6,124,427	2,464,637	0
20	BJ’s Wholesale HQ						1.65	1.50	64.5%	59.5%	10.7%	9.7%	1,903,689	52,478	1,851,211	70,507
21	Orange Avenue MHP						1.45	1.44	69.3%	63.7%	9.0%	8.9%	1,201,324	458,661	742,664	5,850
22	El Rancho MHP						1.45	1.44	69.3%	63.7%	9.0%	8.9%	1,265,907	554,450	711,457	7,400
23	Mercedes Benz Greenwich						1.66	1.66	55.0%	55.0%	8.5%	8.5%	1,442,400	317,400	1,125,000	0
24	Town Park Office						1.72	1.39	68.9%	57.2%	11.4%	9.2%	2,449,708	1,064,396	1,385,312	51,099
25	David Drye II						1.50	1.39	75.0%	64.8%	9.6%	8.9%	2,233,108	1,080,986	1,152,122	83,304
25.01	Willow Creek												1,649,005	767,396	881,609	62,928
25.02	Madison Place												584,103	313,590	270,513	20,376
26	Westland Multifamily Portfolio II						1.40	1.35	68.7%	56.1%	8.8%	8.5%	1,685,934	629,276	1,056,658	36,250
26.01	El Segundo Apartments												654,174	217,348	436,826	15,250
26.02	Eucalyptus Avenue Apartments												359,332	133,218	226,114	7,000
26.03	Mariposa Apartments												303,675	122,579	181,096	6,000
26.04	Villa Serena Apartments												241,001	102,144	138,857	5,250
26.05	827 Beach Avenue Apartments												127,752	53,987	73,765	2,750
27	Residence Inn - Middleton						2.06	1.87	64.8%	53.5%	13.4%	12.1%	3,749,585	2,179,050	1,570,535	0
28	Courtyard by Marriott - Middleton						2.10	1.87	61.2%	50.4%	13.6%	12.1%	4,110,745	2,600,284	1,510,461	0
29	Country Place MHP						1.40	1.37	67.3%	61.8%	8.6%	8.5%	1,022,319	419,048	603,271	11,800
30	Torrance MHP						1.40	1.37	67.3%	61.8%	8.6%	8.5%	584,523	249,043	335,480	3,250
31	Shops at Concert Park						1.34	1.25	63.8%	49.8%	9.0%	8.4%	1,452,331	481,898	970,433	5,690
32	MarketPlace Management Portfolio						1.59	1.48	75.0%	66.7%	10.5%	9.7%	1,507,699	382,224	1,125,474	18,326
32.01	2705 North Main Street												810,265	213,658	596,608	10,260
32.02	2620 South Main Street												408,577	90,280	318,297	4,196
32.03	2610 Plaza Court												125,342	39,447	85,895	1,650
32.04	234 Kettering Drive												88,920	16,221	72,699	1,350
32.05	2624 South Main Street												74,594	22,618	51,975	870
33	Diamond Mine Mini Storage Union City						1.75	1.68	53.6%	40.4%	12.5%	12.1%	1,181,335	503,044	678,291	32,979
34	Diamond Mine Mini Storage Brentwood						1.75	1.68	53.6%	40.4%	12.5%	12.1%	951,674	354,203	597,471	13,160
35	41 University Drive						1.56	1.35	73.5%	60.7%	10.1%	8.8%	1,835,108	802,330	1,032,777	27,471
36	Parkway Corporate Center						1.77	1.49	74.6%	62.0%	11.7%	9.8%	2,127,310	941,432	1,185,878	28,058
37	Hilton Garden Inn North Phoenix						1.55	1.35	69.9%	53.2%	11.3%	9.9%	3,602,381	2,454,515	1,147,865	0
38	Spectrum Control, Inc.						1.84	1.56	64.7%	53.4%	12.0%	10.2%	1,661,672	450,863	1,210,808	74,115
39	Poplar Springs and Garden Walk Portfolio						1.69	1.43	71.0%	68.0%	11.2%	9.5%	2,783,573	1,672,117	1,111,456	168,300
39.01	Garden Walk Apartments												1,270,909	770,752	500,157	72,000
39.02	Poplar Springs												1,512,664	901,365	611,299	96,300
40	Holiday Inn Express - Dickson City						1.81	1.62	65.1%	49.3%	13.1%	11.8%	3,203,786	1,940,241	1,263,545	0
41	Hilton Garden Inn Panama City						1.92	1.69	64.9%	59.5%	11.9%	10.5%	3,383,913	2,243,855	1,140,058	0
42	Holiday Inn Express Downtown Cleveland						1.83	1.56	68.8%	51.8%	13.0%	11.1%	4,628,082	3,388,801	1,239,281	0
43	Garden City MHC Portfolio						1.66	1.60	68.2%	51.2%	11.7%	11.3%	1,625,021	534,932	1,090,089	36,550
43.01	East Garden Village												1,264,732	479,595	785,137	29,450
43.02	Prairie Wind												360,289	55,337	304,952	7,100
44	Hilton Garden Inn - Beaumont						1.51	1.34	69.6%	53.5%	11.5%	10.1%	2,846,435	1,850,539	995,896	0
45	El Centro Town Center II						1.47	1.43	67.4%	56.2%	9.9%	9.7%	1,142,595	299,054	843,541	8,516

A-1-9

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units(10)	Coop - Investor Units(10)	Coop - Coop Units(10)	Coop - Sponsor/ Investor Carry(10)	Coop - Committed Secondary Debt(11)	U/W NOI DSCR (x)(4)(6)(12)	U/W NCF DSCR (x)(4)(6)(12)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)(6)(12)	Cut-off Date U/W NCF Debt Yield(4)(6)(12)	U/W Revenues ($)(12)(13)	U/W Expenses ($)(12)	U/W Net Operating Income ($)(12)	U/W Replacement ($)(12)
46	Comfort Suites Cincinnati Airport						1.66	1.47	64.5%	48.6%	11.9%	10.5%	1,338,478	821,694	516,784	0
47	Comfort Suites Indianapolis Airport						1.66	1.47	64.5%	48.6%	11.9%	10.5%	1,385,911	952,019	433,892	0
48	Security Public Storage - Redwood City						1.58	1.57	63.7%	52.4%	10.2%	10.1%	1,200,187	410,671	789,516	7,199
49	Cielo Ranch Apartments						1.67	1.41	62.2%	51.2%	10.7%	9.1%	2,373,095	1,557,380	815,715	126,144
50	Armoury Commons						1.47	1.34	72.7%	60.4%	9.8%	8.9%	1,923,416	1,202,563	720,853	65,500
51	Holiday Inn Bakersfield						1.83	1.65	69.8%	62.0%	12.6%	11.4%	2,147,566	1,241,774	905,792	0
52	Retail at Pasadena Collection						1.80	1.73	59.7%	55.1%	11.6%	11.1%	1,085,120	335,182	749,938	5,106
53	Cherry Ridge Office Park						1.86	1.46	71.1%	61.3%	11.8%	9.2%	1,549,462	793,934	755,528	22,710
54	Chancellor Apartments						1.64	1.50	74.6%	66.2%	10.7%	9.7%	1,593,996	934,081	659,915	56,000
55	Oakwood MHP						1.49	1.46	75.0%	61.3%	9.4%	9.2%	1,058,935	488,541	570,394	10,750
56	Poplar Garden						1.38	1.26	73.3%	60.9%	9.1%	8.4%	1,106,650	577,323	529,327	43,875
57	Eastlake Shopping Center						1.82	1.44	63.5%	48.3%	13.3%	10.5%	874,068	250,533	623,535	27,660
58	South Loop II Shopping Center						1.82	1.44	63.5%	48.3%	13.3%	10.5%	213,831	70,203	143,627	6,060
59	River Bay Plaza						1.75	1.58	72.1%	62.4%	11.2%	10.1%	892,099	260,152	631,947	11,885
60	1430 Lee Trevino						1.75	1.59	69.1%	61.2%	11.3%	10.3%	899,443	267,293	632,150	27,163
61	TownePlace Suites						1.79	1.60	63.9%	52.8%	11.7%	10.4%	1,687,738	1,046,248	641,491	0
62	WWG StorQuest - Twenty Mile						1.51	1.47	75.0%	64.6%	9.5%	9.3%	823,958	325,991	497,967	10,480
63	Claymoor Apartments						1.66	1.56	68.8%	56.2%	10.5%	9.8%	1,673,736	1,130,377	543,359	32,250
64	WWG StorQuest - Highlands Ranch						1.49	1.46	75.0%	64.6%	9.4%	9.2%	777,259	306,835	470,424	9,318
65	Candlewood Suites - Denham Springs						1.63	1.46	69.5%	53.5%	12.3%	11.1%	1,557,000	947,773	609,227	0
66	Sunrise Plaza						1.60	1.46	75.0%	66.4%	10.3%	9.4%	719,387	232,468	486,919	10,380
67	Comfort Suites - Sulphur						1.65	1.48	69.4%	53.4%	12.5%	11.2%	1,534,567	952,303	582,264	0
68	Trace Lofts/Trace North						1.57	1.46	51.1%	42.2%	10.3%	9.5%	727,789	256,067	471,722	3,379
69	Holiday Inn Express Austell Powder Springs						1.59	1.39	64.2%	48.9%	11.7%	10.2%	1,463,201	937,599	525,602	0
70	Walgreens - Everett						1.53	1.52	63.0%	57.9%	9.3%	9.3%	417,100	12,513	404,587	3,003
71	Weston Road Business Center						1.52	1.45	61.4%	50.7%	9.9%	9.5%	819,928	394,685	425,243	7,772
72	Comfort Suites Springfield, OH						1.66	1.45	69.7%	53.1%	12.3%	10.7%	1,655,660	1,132,793	522,867	0
73	WWG StorQuest - Evergreen						1.51	1.44	64.6%	55.6%	9.5%	9.1%	675,439	307,208	368,231	15,863
74	Chatham Towers, Inc.	0	0	0	NAP	1,000,000	17.80	17.80	2.4%	1.9%	104.1%	104.1%	9,567,698	5,721,000	3,846,698	66,000
75	Summer Lakes Self Storage						1.48	1.46	70.6%	61.1%	9.6%	9.4%	604,898	260,691	344,206	6,085
76	Hacienda Valley Shopping Center						1.72	1.53	53.7%	44.0%	10.9%	9.7%	642,491	249,994	392,497	17,928
77	333 West End Tenants Corp.	0	0	0	NAP	500,000	19.36	19.36	3.1%	2.8%	101.1%	101.1%	5,421,840	1,886,300	3,535,540	25,200
78	Walgreens - Pasadena						1.35	1.34	68.5%	51.5%	9.5%	9.5%	343,380	10,301	333,079	2,174
79	Capital & Sunny Acres MHP						1.38	1.35	75.0%	62.4%	9.3%	9.1%	507,304	207,055	300,249	8,000
80	La Verne Center						1.60	1.49	69.6%	57.4%	10.4%	9.7%	490,173	156,173	334,000	4,352
81	Walgreens - Carson City						1.49	1.48	56.6%	46.4%	9.5%	9.4%	312,495	12,662	299,833	3,337
82	Princeton Court Apartments						1.67	1.55	66.2%	49.9%	12.0%	11.1%	682,572	305,536	377,036	27,000
83	Winn Dixie Baton Rouge						1.55	1.42	74.8%	64.8%	10.0%	9.2%	424,636	109,269	315,367	7,558
84	The Commons Shopping Center						2.08	1.84	63.8%	52.1%	13.1%	11.5%	523,786	130,669	393,117	5,803
85	321 Apartments Corp.	0	32	0	141,996	500,000	7.76	7.76	8.9%	7.1%	45.4%	45.4%	2,462,115	1,102,900	1,359,215	14,600
86	Wheatfield Self Storage						1.62	1.58	69.3%	57.4%	10.6%	10.4%	456,536	143,257	313,279	6,754
87	Golf View Apartments						2.98	2.62	50.8%	41.5%	18.6%	16.4%	1,192,731	671,212	521,519	63,718
88	Folly Road Self Storage						1.51	1.48	75.0%	61.9%	9.9%	9.7%	424,745	158,723	266,022	5,349
89	929 Park Avenue Apartments Corp.	0	0	0	NAP	500,000	11.96	11.96	3.6%	3.2%	64.0%	64.0%	2,923,245	1,292,000	1,631,245	12,000
90	70 N. Grove Owners Corp.	0	0	0	NAP	500,000	5.25	5.25	25.3%	20.4%	31.5%	31.5%	1,305,243	565,000	740,243	18,000
91	Barrington Apartments						1.84	1.69	62.8%	47.4%	13.2%	12.1%	581,344	280,950	300,394	24,000
92	Tanglewood Gardens Owners Corp.	0	2	0	21,053	200,000	6.45	6.45	13.7%	11.0%	38.1%	38.1%	1,537,100	776,449	760,651	18,200
93	Centrentset Corp.	0	28	0	374,781	350,000	21.03	21.03	3.8%	3.1%	124.9%	124.9%	3,418,583	1,051,387	2,367,196	15,150
94	Fowler Court Tenants Inc.	0	2	0	(17,029)	500,000	24.04	24.04	2.8%	2.2%	142.3%	142.3%	3,360,196	876,300	2,483,896	19,700
95	Park Terrace Manor, Inc.	10	0	0	10,180	250,000	5.42	5.42	11.9%	9.5%	31.8%	31.8%	871,718	395,200	476,518	10,700
96	Mobile Manor MHC						2.17	2.10	66.2%	54.9%	14.4%	13.9%	446,492	241,359	205,132	7,350
97	Trailwood MHC						1.82	1.79	70.1%	59.1%	12.8%	12.6%	256,241	83,212	173,029	3,000
98	119 West 71st Street Owners Corp.	8	0	0	(78,080)		21.55	21.55	2.0%	1.2%	163.2%	163.2%	2,276,270	925,000	1,351,270	14,000

A-1-10

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)(12)	Occupancy Rate(3)(14)(17)	Occupancy as-of Date(14)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(16)	Most Recent Revenues ($)(16)	Most Recent Expenses ($)(16)	Most Recent NOI ($)(16)	Most Recent Capital Expenditures(16)	Most Recent NCF ($)(16)	Most Recent Hotel ADR	Most Recent Hotel RevPAR(15)
1	Woodbridge Center	640,599	22,410,585	97.1%	12/31/2013			Actual 2013	41,712,413	16,033,957	25,678,456	0	25,678,456
2	Bloomberg Data Center	0	10,488,342	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
3	Worldgate Centre	291,951	5,298,045	95.0%	2/25/2014			Actual 2013	7,978,378	2,496,457	5,481,921	0	5,481,921
4	Sugar Creek I & II	281,498	5,920,730	95.0%	3/1/2014			Actual 2013	9,678,765	3,769,425	5,909,340	0	5,909,340
4.01	Sugar Creek I	138,704	2,763,510	97.5%	3/1/2014			Actual 2013	4,874,990	2,038,476	2,836,514	0	2,836,514
4.02	Sugar Creek II	142,794	3,157,221	92.5%	3/1/2014			Actual 2013	4,803,775	1,730,949	3,072,826	0	3,072,826
5	Rockwell - ARINC HQ	0	6,152,431	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
6	Brunswick Square	356,026	7,473,300	99.2%	1/9/2014			TTM 11/30/2013	12,017,059	3,803,702	8,213,357	0	8,213,357
7	Hilton DFW Lakes Hotel and Conference Center	0	4,614,090	70.2%	1/31/2014	140	98	TTM 01/31/2014	28,121,593	22,309,326	5,812,267	0	5,812,267	140	98
8	Residence Inn Aventura	0	4,003,924	83.6%	2/28/2014	183	153	TTM 02/28/2014	11,159,883	6,722,403	4,437,480	452,706	3,984,774	183	153
9	Savoy Retail & 60th Street Residential	101,923	3,665,354	98.2%	Various			Actual 2013	4,587,355	2,279,915	2,307,440	0	2,307,440
9.01	Savoy Commercial Condominium Unit	NAV	NAV	98.4%	2/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
9.02	205-213 East 60th Street	NAV	NAV	97.8%	12/23/2013			NAV	NAV	NAV	NAV	NAV	NAV
10	Minneapolis Apartment Portfolio	0	2,420,883	95.0%	3/13/2014			TTM 02/28/2014	4,034,917	1,695,903	2,339,014	0	2,339,014
10.01	2101 East River Terrace	0	696,530	94.0%	3/13/2014			TTM 02/28/2014	1,049,479	404,599	644,880	0	644,880
10.02	214-220 East 19th Street	0	265,893	96.3%	3/13/2014			TTM 02/28/2014	479,141	207,335	271,806	0	271,806
10.03	1308 Powderhorn Terrace	0	217,429	100.0%	3/13/2014			TTM 02/28/2014	349,636	129,769	219,867	0	219,867
10.04	6 East 25th Street	0	198,235	100.0%	3/13/2014			TTM 02/28/2014	340,264	135,920	204,344	0	204,344
10.05	1801 3rd Avenue South	0	116,067	96.2%	3/13/2014			TTM 02/28/2014	191,665	92,486	99,179	0	99,179
10.06	25 East 25th Street	0	109,178	95.8%	3/13/2014			TTM 02/28/2014	212,066	91,170	120,896	0	120,896
10.07	203 East 19th Street	0	135,705	100.0%	3/13/2014			TTM 02/28/2014	213,799	75,710	138,089	0	138,089
10.08	615 East 16th Street	0	123,001	100.0%	3/13/2014			TTM 02/28/2014	200,826	79,113	121,713	0	121,713
10.09	3013 Grand Avenue South	0	111,976	94.1%	3/13/2014			TTM 02/28/2014	166,364	56,982	109,382	0	109,382
10.10	1728 2nd Avenue	0	84,066	100.0%	3/13/2014			TTM 02/28/2014	152,410	75,227	77,183	0	77,183
10.11	3211 Minnehaha Avenue South	0	47,098	70.6%	3/13/2014			TTM 02/28/2014	76,898	57,770	19,128	0	19,128
10.12	3146 Minnehaha Avenue South	0	59,898	82.4%	3/13/2014			TTM 02/28/2014	104,037	66,900	37,137	0	37,137
10.13	1511 Lagoon Avenue	0	55,923	88.9%	3/13/2014			TTM 02/28/2014	115,055	47,802	67,253	0	67,253
10.14	3312 Blaisdell Avenue South	0	63,171	100.0%	3/13/2014			TTM 02/28/2014	109,078	42,547	66,531	0	66,531
10.15	3140 Minnehaha Avenue South	0	52,057	100.0%	3/13/2014			TTM 02/28/2014	83,587	31,890	51,697	0	51,697
10.16	3018 30th Avenue South	0	54,594	100.0%	3/13/2014			TTM 02/28/2014	99,897	49,047	50,850	0	50,850
10.17	3030 29th Avenue South	0	30,064	81.8%	3/13/2014			TTM 02/28/2014	90,715	51,636	39,079	0	39,079
11	Lacey Market Square	57,721	2,471,581	95.8%	3/1/2014			TTM 01/31/2014	2,960,619	669,148	2,291,470	0	2,291,470
12	Woodland Apartments	0	1,780,488	93.8%	1/2/2014			TTM 01/31/2014	2,357,155	1,019,597	1,337,558	0	1,337,558
13	Westland Multifamily Portfolio I	0	2,002,908	99.3%	3/31/2014			Actual 2013	3,372,003	1,149,125	2,222,878	0	2,222,878
13.01	102nd Street Apartments	0	235,894	100.0%	3/31/2014			Actual 2013	384,012	117,875	266,137	0	266,137
13.02	Cordova Street Apartments	0	220,491	100.0%	3/31/2014			Actual 2013	354,252	109,061	245,191	0	245,191
13.03	Poppy Street Apartments	0	217,559	100.0%	3/31/2014			Actual 2013	351,592	123,984	227,607	0	227,607
13.04	Santa Rosalia Apartments	0	171,149	100.0%	3/31/2014			Actual 2013	295,305	100,316	194,989	0	194,989
13.05	39th Street Apartments	0	174,526	100.0%	3/31/2014			Actual 2013	304,411	107,682	196,729	0	196,729
13.06	Daisy Avenue Apartments	0	171,997	96.4%	3/31/2014			Actual 2013	272,934	82,556	190,378	0	190,378
13.07	828 Beach Avenue Apartments	0	147,849	100.0%	3/31/2014			Actual 2013	287,695	114,450	173,245	0	173,245
13.08	Harvard Apartments	0	131,302	100.0%	3/31/2014			Actual 2013	244,774	102,898	141,876	0	141,876
13.09	Dawson Apartments	0	133,641	94.4%	3/31/2014			Actual 2013	221,544	69,947	151,597	0	151,597
13.10	Orange Avenue Apartments	0	110,678	100.0%	3/31/2014			Actual 2013	171,439	54,504	116,936	0	116,936
13.11	Chestnut Apartments	0	108,568	100.0%	3/31/2014			Actual 2013	191,667	65,332	126,335	0	126,335
13.12	610 East Hyde Park Apartments	0	88,143	100.0%	3/31/2014			Actual 2013	148,732	57,023	91,709	0	91,709
13.13	Linden Apartments	0	91,111	100.0%	3/31/2014			Actual 2013	143,646	43,498	100,149	0	100,149
14	Vintage Parts Portfolio	150,281	2,106,445	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
14.01	Corporate Campus	104,433	1,463,801	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
14.02	Green Valley Campus	35,660	499,834	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
14.03	Columbus Campus	10,189	142,810	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
15	Foxwoods Hotel Portfolio	0	2,759,189	48.9%	2/28/2014	137	65	TTM 02/28/2014	8,657,969	4,671,293	3,986,676	346,319	3,640,357	137	67
15.01	Hilton Garden Inn Preston	0	1,334,236	51.1%	2/28/2014	145	68	TTM 02/28/2014	4,532,138	2,570,320	1,961,817	181,286	1,780,532	145	74
15.02	Bellissimo Grande	0	1,424,952	46.9%	2/28/2014	130	61	TTM 02/28/2014	4,125,832	2,100,973	2,024,858	165,033	1,859,825	130	61
16	The Howard Owners, Inc.	NAP	5,447,785	95.0%	3/7/2014			NAP	NAP	NAP	NAP	NAP	NAP
17	Shops at Park Village	54,401	1,693,754	100.0%	11/15/2013			Actual 2013	2,452,571	774,156	1,678,415	0	1,678,415
18	Woodmont Plaza	211,353	2,102,142	88.1%	3/31/2014			Actual 2013	3,454,324	1,271,494	2,182,830	0	2,182,830
19	DoubleTree Richardson	0	2,121,074	69.3%	12/31/2013	99	68	Actual 2013	8,589,064	6,172,207	2,416,857	343,563	2,073,294	99	68
20	BJ’s Wholesale HQ	101,475	1,679,229	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
21	Orange Avenue MHP	0	736,814	99.1%	2/1/2014			TTM 02/28/2014	1,225,107	425,706	799,401	0	799,401
22	El Rancho MHP	0	704,057	92.6%	2/1/2014			TTM 02/28/2014	1,265,907	548,912	716,994	0	716,994
23	Mercedes Benz Greenwich	0	1,125,000	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
24	Town Park Office	214,995	1,119,218	90.3%	11/25/2013			TTM 09/30/2013	2,567,062	975,581	1,591,481	0	1,591,481
25	David Drye II	0	1,068,818	96.1%	1/28/2014			Actual 2013	2,132,845	1,101,924	1,030,921	0	1,030,921
25.01	Willow Creek	0	818,681	94.7%	1/28/2014			Actual 2013	1,581,367	787,672	793,695	0	793,695
25.02	Madison Place	0	250,137	100.0%	1/28/2014			Actual 2013	551,478	314,252	237,226	0	237,226
26	Westland Multifamily Portfolio II	0	1,020,408	97.9%	12/31/2013			Actual 2013	1,734,395	607,939	1,126,456	0	1,126,456
26.01	El Segundo Apartments	0	421,576	96.7%	12/31/2013			Actual 2013	663,543	198,459	465,083	0	465,083
26.02	Eucalyptus Avenue Apartments	0	219,114	96.4%	12/31/2013			Actual 2013	359,329	129,801	229,528	0	229,528
26.03	Mariposa Apartments	0	175,096	100.0%	12/31/2013			Actual 2013	316,203	121,452	194,751	0	194,751
26.04	Villa Serena Apartments	0	133,607	100.0%	12/31/2013			Actual 2013	259,847	105,988	153,859	0	153,859
26.05	827 Beach Avenue Apartments	0	71,015	100.0%	12/31/2013			Actual 2013	135,474	52,239	83,235	0	83,235
27	Residence Inn - Middleton	0	1,420,551	76.8%	12/31/2013	111	83	Actual 2013	3,836,793	2,211,189	1,625,604	153,472	1,472,132	111	85
28	Courtyard by Marriott - Middleton	0	1,346,031	66.6%	12/31/2013	114	76	Actual 2013	3,951,453	2,578,125	1,373,328	0	1,373,328	110	74
29	Country Place MHP	0	591,471	97.0%	2/1/2014			TTM 02/28/2014	1,027,754	423,191	604,562	0	604,562
30	Torrance MHP	0	332,230	95.5%	2/1/2014			TTM 02/28/2014	584,882	235,506	349,375	0	349,375
31	Shops at Concert Park	58,969	905,774	100.0%	2/1/2014			Actual 2013	1,378,422	284,369	1,094,054	0	1,094,054
32	MarketPlace Management Portfolio	61,085	1,046,064	90.9%	2/6/2014			TTM 01/31/2014	1,381,272	409,160	972,112	4,221	967,891
32.01	2705 North Main Street	34,200	552,148	95.3%	2/6/2014			TTM 01/31/2014	811,159	232,094	579,065	0	579,065
32.02	2620 South Main Street	13,985	300,117	95.7%	2/6/2014			TTM 01/31/2014	243,829	99,915	143,914	0	143,914
32.03	2610 Plaza Court	5,500	78,745	82.1%	2/6/2014			TTM 01/31/2014	151,530	44,305	107,226	0	107,226
32.04	234 Kettering Drive	4,500	66,849	100.0%	2/6/2014			TTM 01/31/2014	97,200	14,011	83,189	4,221	78,968
32.05	2624 South Main Street	2,900	48,205	100.0%	2/6/2014			TTM 01/31/2014	77,554	18,836	58,718	0	58,718
33	Diamond Mine Mini Storage Union City	0	645,312	84.8%	3/1/2014			Actual 2013	1,337,923	461,552	876,371	45,504	830,867
34	Diamond Mine Mini Storage Brentwood	0	584,312	86.8%	3/1/2014			Actual 2013	960,342	300,213	660,129	30,337	629,792
35	41 University Drive	110,661	894,645	89.4%	2/17/2014			Actual 2013	1,118,224	808,328	309,897	0	309,897
36	Parkway Corporate Center	163,421	994,399	100.0%	12/13/2013			TTM 10/31/2013	2,417,302	1,044,834	1,372,468	0	1,372,468
37	Hilton Garden Inn North Phoenix	0	1,003,770	65.8%	3/31/2014	99	65	TTM 03/31/2014	3,602,381	2,445,906	1,156,474	0	1,156,474	99	65
38	Spectrum Control, Inc.	109,800	1,026,893	100.0%	5/1/2014			NAV	NAV	NAV	NAV	NAV	NAV
39	Poplar Springs and Garden Walk Portfolio	0	943,156	97.1%	3/3/2014			TTM 02/28/2014	2,725,884	1,647,935	1,077,949	0	1,077,949
39.01	Garden Walk Apartments	0	428,157	97.9%	3/3/2014			TTM 02/28/2014	1,257,038	737,848	519,190	0	519,190
39.02	Poplar Springs	0	514,999	96.6%	3/3/2014			TTM 02/28/2014	1,468,846	910,086	558,760	0	558,760
40	Holiday Inn Express - Dickson City	0	1,135,393	81.2%	1/31/2014	106	85	TTM 01/31/2014	3,252,837	1,816,820	1,436,017	130,113	1,305,904	106	86
41	Hilton Garden Inn Panama City	0	1,004,701	68.8%	12/31/2013	113	78	TTM 12/31/2013	3,383,911	2,259,009	1,124,902	135,356	989,546	113	78
42	Holiday Inn Express Downtown Cleveland	0	1,054,158	68.8%	12/31/2013	121	83	Actual 2013	4,628,130	3,388,215	1,239,915	0	1,239,915	121	83
43	Garden City MHC Portfolio	0	1,053,539	66.0%	2/1/2014			Actual 2013	1,662,176	551,645	1,110,531	0	1,110,531
43.01	East Garden Village	0	755,687	66.5%	2/1/2014			Actual 2013	1,326,591	487,103	839,487	0	839,487
43.02	Prairie Wind	0	297,852	64.5%	2/1/2014			Actual 2013	335,585	64,542	271,043	0	271,043
44	Hilton Garden Inn - Beaumont	0	882,038	71.7%	1/31/2014	101	72	TTM 01/31/2014	2,846,435	1,725,751	1,120,684	113,857	1,006,827	101	72
45	El Centro Town Center II	13,585	821,439	100.0%	1/24/2014			TTM 02/28/2014	797,014	256,855	540,159	6,586	533,573

A-1-11

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)(12)	Occupancy Rate(3)(14)(17)	Occupancy as-of Date(14)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(16)	Most Recent Revenues ($)(16)	Most Recent Expenses ($)(16)	Most Recent NOI ($)(16)	Most Recent Capital Expenditures(16)	Most Recent NCF ($)(16)	Most Recent Hotel ADR	Most Recent Hotel RevPAR(15)
46	Comfort Suites Cincinnati Airport	0	463,245	63.5%	12/31/2013	82	52	TTM 12/31/2013	1,338,478	838,997	499,481	0	499,481	82	52
47	Comfort Suites Indianapolis Airport	0	378,456	65.6%	12/31/2013	83	54	TTM 12/31/2013	1,385,911	950,182	435,729	0	435,729	83	54
48	Security Public Storage - Redwood City	0	782,317	92.1%	1/10/2014			Actual 2013	1,241,403	382,523	858,880	49,300	809,580
49	Cielo Ranch Apartments	0	689,571	91.0%	1/14/2014			TTM 01/31/2014	2,371,427	1,539,422	832,005	155,713	676,292
50	Armoury Commons	0	655,353	80.5%	3/1/2014			TTM 02/28/2014	1,858,724	1,260,011	598,713	0	598,713
51	Holiday Inn Bakersfield	0	819,889	59.3%	12/1/2013	108	64	TTM 12/31/2013	2,157,358	968,934	1,188,424	0	1,188,424	108	64
52	Retail at Pasadena Collection	26,152	718,679	78.0%	2/6/2014			Actual 2013	723,290	284,912	438,378	0	438,378
53	Cherry Ridge Office Park	141,935	590,884	97.8%	1/31/2014			TTM 11/30/2013	1,430,489	787,982	642,508	0	642,508
54	Chancellor Apartments	0	603,915	95.0%	12/31/2013			TTM 11/30/2013	1,593,996	955,165	638,831	0	638,831
55	Oakwood MHP	0	559,644	90.7%	1/29/2014			TTM 02/28/2014	1,066,278	509,779	556,499	0	556,499
56	Poplar Garden	0	485,452	94.8%	3/4/2014			TTM 02/28/2014	1,106,650	568,304	538,345	0	538,345
57	Eastlake Shopping Center	104,196	491,680	88.5%	1/31/2014			Actual 2013	886,507	243,612	642,895	0	642,895
58	South Loop II Shopping Center	24,103	113,464	100.0%	12/31/2013			Actual 2013	213,083	69,675	143,408	0	143,408
59	River Bay Plaza	49,395	570,667	97.7%	2/4/2014			Actual 2013	805,185	277,297	527,888	36,857	491,031
60	1430 Lee Trevino	31,076	573,911	100.0%	2/25/2014			Actual 2013	701,533	249,528	452,005	0	452,005
61	TownePlace Suites	0	573,981	58.1%	12/31/2013	82	48	TTM 12/31/2013	1,687,752	1,012,696	675,056	58,596	616,460	82	48
62	WWG StorQuest - Twenty Mile	0	487,487	80.8%	12/31/2013			Actual 2013	823,958	306,802	517,156	0	517,156
63	Claymoor Apartments	0	511,109	89.9%	3/24/2014			TTM 01/31/2014	1,703,968	1,110,689	593,279	0	593,279
64	WWG StorQuest - Highlands Ranch	0	461,106	91.1%	12/31/2013			Actual 2013	784,336	292,107	492,229	0	492,229
65	Candlewood Suites - Denham Springs	0	546,947	71.8%	1/31/2014	74	50	TTM 01/31/2014	1,578,196	826,900	751,296	63,128	688,168	71	51
66	Sunrise Plaza	31,214	445,325	88.4%	1/31/2014			Actual 2013	557,059	223,720	333,339	0	333,339
67	Comfort Suites - Sulphur	0	520,882	63.7%	1/31/2014	81	52	TTM 01/31/2014	1,534,567	874,042	660,525	61,383	599,142	81	52
68	Trace Lofts/Trace North	30,446	437,897	100.0%	2/28/2014			TTM 12/31/2013	810,616	220,266	590,350	0	590,350
69	Holiday Inn Express Austell Powder Springs	0	460,502	72.0%	1/31/2014	77	55	TTM 01/31/2014	1,463,201	939,340	523,861	58,528	465,333	77	55
70	Walgreens - Everett	0	401,584	100.0%	5/1/2014			Actual 2013	430,000	0	430,000	0	430,000
71	Weston Road Business Center	11,064	406,406	96.3%	3/1/2014			Actual 2013	873,524	342,920	530,604	0	530,604
72	Comfort Suites Springfield, OH	0	456,641	73.9%	12/31/2013	88	58	TTM 12/31/2013	1,855,552	987,538	868,014	74,000	794,014	88	65
73	WWG StorQuest - Evergreen	0	352,368	89.9%	12/31/2013			Actual 2013	675,439	249,976	425,464	0	425,464
74	Chatham Towers, Inc.	NAP	3,846,698	95.0%	3/5/2014			NAP	NAP	NAP	NAP	NAP	NAP
75	Summer Lakes Self Storage	0	338,121	70.0%	3/6/2014			TTM 01/31/2014	600,966	259,665	341,301	0	341,301
76	Hacienda Valley Shopping Center	25,513	349,057	94.9%	3/24/2014			Actual 2013	647,658	258,624	389,034	0	389,034
77	333 West End Tenants Corp.	NAP	3,535,540	95.0%	2/5/2014			NAP	NAP	NAP	NAP	NAP	NAP
78	Walgreens - Pasadena	0	330,905	100.0%	5/1/2014			Actual 2013	354,000	0	354,000	0	354,000
79	Capital & Sunny Acres MHP	0	292,249	97.5%	3/1/2014			TTM 02/28/2014	508,142	193,936	314,207	0	314,207
80	La Verne Center	18,224	311,424	100.0%	4/9/2014			NAV	NAV	NAV	NAV	NAV	NAV
81	Walgreens - Carson City	0	296,496	100.0%	5/1/2014			Actual 2013	340,673	0	340,673	0	340,673
82	Princeton Court Apartments	0	350,036	98.9%	3/4/2014			Actual 2013	715,182	282,885	432,297	0	432,297
83	Winn Dixie Baton Rouge	17,885	289,924	100.0%	4/2/2014			NAV	NAV	NAV	NAV	NAV	NAV
84	The Commons Shopping Center	40,976	346,338	96.6%	4/11/2014			YTD 8/31/2013	468,673	178,108	290,565	0	290,565
85	321 Apartments Corp.	NAP	1,359,215	95.0%	1/22/2014			NAP	NAP	NAP	NAP	NAP	NAP
86	Wheatfield Self Storage	0	306,525	87.8%	12/23/2013			Actual 2013	435,228	102,480	332,748	0	332,748
87	Golf View Apartments	0	457,801	92.7%	3/24/2014			TTM 01/31/2014	1,141,105	636,188	504,917	0	504,917
88	Folly Road Self Storage	0	260,673	92.6%	2/28/2014			TTM 01/31/2014	424,745	145,454	279,290	0	279,290
89	929 Park Avenue Apartments Corp.	NAP	1,631,245	95.0%	2/12/2014			NAP	NAP	NAP	NAP	NAP	NAP
90	70 N. Grove Owners Corp.	NAP	740,243	95.0%	1/24/2014			NAP	NAP	NAP	NAP	NAP	NAP
91	Barrington Apartments	0	276,394	96.3%	3/17/2014			Actual 2013	591,359	259,981	331,379	0	331,379
92	Tanglewood Gardens Owners Corp.	NAP	760,651	95.0%	2/20/2014			NAP	NAP	NAP	NAP	NAP	NAP
93	Centrentset Corp.	NAP	2,367,196	95.0%	1/20/2014			NAP	NAP	NAP	NAP	NAP	NAP
94	Fowler Court Tenants Inc.	NAP	2,483,896	95.0%	1/31/2014			NAP	NAP	NAP	NAP	NAP	NAP
95	Park Terrace Manor, Inc.	NAP	476,518	95.0%	3/5/2014			NAP	NAP	NAP	NAP	NAP	NAP
96	Mobile Manor MHC	0	197,782	86.4%	4/1/2014			TTM 12/31/2013	431,164	192,850	238,314	0	238,314
97	Trailwood MHC	0	170,029	86.7%	2/12/2014			TTM 02/28/2014	256,241	55,970	200,271	0	200,271
98	119 West 71st Street Owners Corp.	NAP	1,351,270	95.0%	2/5/2014			NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period(16)	Second Most Recent Revenues ($)(16)	Second Most Recent Expenses ($)(16)	Second Most Recent NOI ($)(16)	Second Most Recent Capital Expenditures(16)	Second Most Recent NCF ($)(16)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(16)	Third Most Recent Revenues ($)(16)	Third Most Recent Expenses ($)(16)	Third Most Recent NOI ($)(16)	Third Most Recent Capital Expenditures(16)
1	Woodbridge Center	Actual 2012	39,103,954	16,308,823	22,795,131	0	22,795,131			Actual 2011	40,352,221	16,138,465	24,213,756	0
2	Bloomberg Data Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
3	Worldgate Centre	Actual 2012	8,152,026	2,547,212	5,604,814	0	5,604,814			Actual 2011	8,065,186	2,424,371	5,640,816	0
4	Sugar Creek I & II	Actual 2012	7,688,430	3,503,410	4,185,020	0	4,185,020			Actual 2011	7,022,572	3,402,339	3,620,233	0
4.01	Sugar Creek I	Actual 2012	5,041,325	2,002,857	3,038,468	0	3,038,468			Actual 2011	4,967,390	1,986,204	2,981,186	0
4.02	Sugar Creek II	Actual 2012	2,647,105	1,500,553	1,146,552	0	1,146,552			Actual 2011	2,055,182	1,416,135	639,047	0
5	Rockwell - ARINC HQ	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
6	Brunswick Square	Actual 2012	11,788,268	4,332,406	7,455,862	0	7,455,862			Actual 2011	11,605,280	4,266,025	7,339,255	0
7	Hilton DFW Lakes Hotel and Conference Center	Actual 2013	27,764,330	22,124,223	5,640,107	0	5,640,107	139	98	Actual 2012	26,976,525	21,748,873	5,227,652	0
8	Residence Inn Aventura	Actual 2013	10,882,686	6,633,082	4,249,604	435,307	3,814,297	179	149	Actual 2012	10,519,523	6,372,969	4,146,554	420,781
9	Savoy Retail & 60th Street Residential	Actual 2012	5,308,130	2,312,470	2,995,660	0	2,995,660			Actual 2011	5,327,130	2,072,640	3,254,490	0
9.01	Savoy Commercial Condominium Unit	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
9.02	205-213 East 60th Street	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10	Minneapolis Apartment Portfolio	Actual 2013	3,944,237	1,637,271	2,306,966	0	2,306,966			Actual 2012	3,794,480	1,635,325	2,159,155	0
10.01	2101 East River Terrace	Actual 2013	1,012,679	393,955	618,724	0	618,724			Actual 2012	1,038,467	370,080	668,388	0
10.02	214-220 East 19th Street	Actual 2013	477,887	198,411	279,476	0	279,476			Actual 2012	450,249	193,874	256,375	0
10.03	1308 Powderhorn Terrace	Actual 2013	345,306	125,235	220,071	0	220,071			Actual 2012	326,948	132,178	194,770	0
10.04	6 East 25th Street	Actual 2013	336,496	130,281	206,215	0	206,215			Actual 2012	317,337	129,250	188,087	0
10.05	1801 3rd Avenue South	Actual 2013	183,444	84,654	98,790	0	98,790			Actual 2012	185,838	96,459	89,378	0
10.06	25 East 25th Street	Actual 2013	212,095	88,836	123,259	0	123,259			Actual 2012	185,204	96,131	89,073	0
10.07	203 East 19th Street	Actual 2013	208,191	75,679	132,512	0	132,512			Actual 2012	188,480	82,162	106,318	0
10.08	615 East 16th Street	Actual 2013	200,893	79,137	121,756	0	121,756			Actual 2012	194,128	75,729	118,399	0
10.09	3013 Grand Avenue South	Actual 2013	166,480	55,979	110,501	0	110,501			Actual 2012	154,081	56,605	97,476	0
10.10	1728 2nd Avenue	Actual 2013	149,824	70,095	79,729	0	79,729			Actual 2012	137,692	72,977	64,715	0
10.11	3211 Minnehaha Avenue South	Actual 2013	67,383	55,681	11,702	0	11,702			Actual 2012	63,168	55,260	7,909	0
10.12	3146 Minnehaha Avenue South	Actual 2013	96,349	63,356	32,993	0	32,993			Actual 2012	87,269	65,826	21,444	0
10.13	1511 Lagoon Avenue	Actual 2013	112,979	47,471	65,508	0	65,508			Actual 2012	107,890	46,640	61,250	0
10.14	3312 Blaisdell Avenue South	Actual 2013	107,964	39,946	68,018	0	68,018			Actual 2012	97,510	42,513	54,997	0
10.15	3140 Minnehaha Avenue South	Actual 2013	80,221	31,573	48,648	0	48,648			Actual 2012	76,934	28,223	48,711	0
10.16	3018 30th Avenue South	Actual 2013	97,244	47,966	49,278	0	49,278			Actual 2012	93,887	46,859	47,028	0
10.17	3030 29th Avenue South	Actual 2013	88,802	49,016	39,786	0	39,786			Actual 2012	89,397	44,560	44,837	0
11	Lacey Market Square	Actual 2013	2,971,437	665,826	2,305,610	0	2,305,610			Actual 2012	3,127,922	634,651	2,493,270	0
12	Woodland Apartments	Actual 2012	530,425	483,408	47,017	0	47,017			NAV	NAV	NAV	NAV	NAV
13	Westland Multifamily Portfolio I	Actual 2012	3,227,714	1,042,011	2,185,703	0	2,185,703			Actual 2011	3,208,544	1,021,585	2,186,959	0
13.01	102nd Street Apartments	Actual 2012	369,863	101,931	267,932	0	267,932			Actual 2011	386,000	101,381	284,619	0
13.02	Cordova Street Apartments	Actual 2012	342,891	101,918	240,973	0	240,973			Actual 2011	332,512	98,956	233,556	0
13.03	Poppy Street Apartments	Actual 2012	331,901	112,397	219,504	0	219,504			Actual 2011	347,209	108,029	239,180	0
13.04	Santa Rosalia Apartments	Actual 2012	273,742	96,085	177,657	0	177,657			Actual 2011	273,160	97,010	176,150	0
13.05	39th Street Apartments	Actual 2012	293,822	95,215	198,607	0	198,607			Actual 2011	272,131	96,348	175,783	0
13.06	Daisy Avenue Apartments	Actual 2012	263,118	77,465	185,653	0	185,653			Actual 2011	256,725	75,408	181,317	0
13.07	828 Beach Avenue Apartments	Actual 2012	282,544	103,222	179,322	0	179,322			Actual 2011	280,718	96,346	184,372	0
13.08	Harvard Apartments	Actual 2012	243,791	90,204	153,587	0	153,587			Actual 2011	230,150	92,101	138,049	0
13.09	Dawson Apartments	Actual 2012	202,183	63,113	139,070	0	139,070			Actual 2011	215,632	57,510	158,122	0
13.10	Orange Avenue Apartments	Actual 2012	160,786	46,600	114,186	0	114,186			Actual 2011	168,425	46,745	121,680	0
13.11	Chestnut Apartments	Actual 2012	181,580	59,759	121,821	0	121,821			Actual 2011	179,679	60,599	119,080	0
13.12	610 East Hyde Park Apartments	Actual 2012	140,891	53,065	87,826	0	87,826			Actual 2011	128,483	51,865	76,618	0
13.13	Linden Apartments	Actual 2012	140,602	41,037	99,565	0	99,565			Actual 2011	137,720	39,287	98,433	0
14	Vintage Parts Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
14.01	Corporate Campus	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
14.02	Green Valley Campus	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
14.03	Columbus Campus	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
15	Foxwoods Hotel Portfolio	Actual 2013	8,037,772	4,347,488	3,690,284	321,511	3,368,773	137	65	Actual 2012	4,944,285	2,089,956	2,854,328	197,771
15.01	Hilton Garden Inn Preston	Actual 2013	3,901,867	2,282,132	1,619,734	156,075	1,463,660	145	69	NAV	NAV	NAV	NAV	NAV
15.02	Bellissimo Grande	Actual 2013	4,135,905	2,065,356	2,070,549	165,436	1,905,113	130	61	Actual 2012	4,944,285	2,089,956	2,854,328	197,771
16	The Howard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
17	Shops at Park Village	Actual 2012	2,372,392	705,503	1,666,889	0	1,666,889			Actual 2011	2,432,274	711,644	1,720,630	0
18	Woodmont Plaza	Actual 2012	3,533,690	1,186,912	2,346,778	0	2,346,778			Actual 2011	3,356,220	1,236,742	2,119,478	0
19	DoubleTree Richardson	Actual 2012	7,445,033	5,521,827	1,923,206	297,801	1,625,405	95	57	Actual 2011	7,496,021	5,418,218	2,077,803	299,841
20	BJ’s Wholesale HQ	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
21	Orange Avenue MHP	Actual 2013	1,223,298	416,358	806,940	0	806,940			Actual 2012	1,206,313	417,777	788,536	0
22	El Rancho MHP	Actual 2013	1,259,012	543,308	715,704	0	715,704			Actual 2012	1,237,804	575,780	662,024	0
23	Mercedes Benz Greenwich	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
24	Town Park Office	Actual 2012	2,662,263	1,062,585	1,599,678	0	1,599,678			Actual 2011	2,325,893	1,019,166	1,306,727	0
25	David Drye II	Actual 2012	1,862,782	1,002,572	860,210	0	860,210			Actual 2011	1,780,381	1,002,501	777,880	0
25.01	Willow Creek	Actual 2012	1,364,504	710,270	654,234	0	654,234			Actual 2011	1,325,014	731,320	593,694	0
25.02	Madison Place	Actual 2012	498,278	292,302	205,976	0	205,976			Actual 2011	455,367	271,181	184,186	0
26	Westland Multifamily Portfolio II	Actual 2012	1,658,185	545,328	1,112,856	0	1,112,856			Actual 2011	1,670,809	534,157	1,136,652	0
26.01	El Segundo Apartments	Actual 2012	623,535	169,479	454,056	0	454,056			Actual 2011	658,233	171,249	486,984	0
26.02	Eucalyptus Avenue Apartments	Actual 2012	356,125	125,536	230,589	0	230,589			Actual 2011	348,036	125,835	222,200	0
26.03	Mariposa Apartments	Actual 2012	313,474	114,622	198,851	0	198,851			Actual 2011	287,381	108,362	179,019	0
26.04	Villa Serena Apartments	Actual 2012	248,097	90,295	157,802	0	157,802			Actual 2011	247,866	85,512	162,354	0
26.05	827 Beach Avenue Apartments	Actual 2012	116,954	45,395	71,558	0	71,558			Actual 2011	129,294	43,199	86,095	0
27	Residence Inn - Middleton	Actual 2012	3,717,101	2,080,201	1,636,901	148,684	1,488,217	112	82	Actual 2011	3,577,646	2,093,179	1,484,467	143,106
28	Courtyard by Marriott - Middleton	Actual 2012	3,789,054	2,453,484	1,335,571	0	1,335,571	108	70	Actual 2011	3,642,311	2,350,985	1,291,326	0
29	Country Place MHP	Actual 2013	1,022,111	418,575	603,536	0	603,536			Actual 2012	1,023,614	407,865	615,749	0
30	Torrance MHP	Actual 2013	584,157	230,755	353,402	0	353,402			Actual 2012	531,084	232,437	298,647	0
31	Shops at Concert Park	Actual 2012	1,317,715	286,249	1,031,466	0	1,031,466			Actual 2011	1,202,142	271,764	930,378	0
32	MarketPlace Management Portfolio	Actual 2013	1,352,361	401,541	950,820	0	950,820			Actual 2012	1,252,910	361,421	891,489	0
32.01	2705 North Main Street	Actual 2013	810,241	230,135	580,106	0	580,106			Actual 2012	798,982	218,329	580,653	0
32.02	2620 South Main Street	Actual 2013	234,271	95,036	139,235	0	139,235			Actual 2012	237,606	80,818	156,788	0
32.03	2610 Plaza Court	Actual 2013	139,559	43,503	96,056	0	96,056			Actual 2012	127,777	36,582	91,195	0
32.04	234 Kettering Drive	Actual 2013	90,300	15,515	74,785	0	74,785			Actual 2012	46,961	11,991	34,970	0
32.05	2624 South Main Street	Actual 2013	77,990	17,352	60,638	0	60,638			Actual 2012	41,584	13,701	27,883	0
33	Diamond Mine Mini Storage Union City	Actual 2012	1,302,573	491,766	810,807	0	810,807			Actual 2011	1,320,928	596,028	724,900	0
34	Diamond Mine Mini Storage Brentwood	Actual 2012	935,740	321,593	614,147	0	614,147			Actual 2011	930,019	311,415	618,603	0
35	41 University Drive	Actual 2012	1,681,200	699,315	981,885	0	981,885			Actual 2011	2,075,612	995,879	1,079,733	0
36	Parkway Corporate Center	Actual 2012	2,372,297	921,118	1,451,179	0	1,451,179			Actual 2011	2,321,119	943,965	1,377,154	0
37	Hilton Garden Inn North Phoenix	Actual 2013	3,492,913	2,405,907	1,087,006	0	1,087,006	97	63	Actual 2012	3,276,516	2,318,687	957,829	0
38	Spectrum Control, Inc.	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
39	Poplar Springs and Garden Walk Portfolio	Actual 2012	2,534,199	1,581,308	952,891	0	952,891			Actual 2011	2,726,011	1,512,979	1,213,032	0
39.01	Garden Walk Apartments	Actual 2012	1,261,312	756,992	504,320	0	504,320			Actual 2011	1,334,033	707,554	626,479	0
39.02	Poplar Springs	Actual 2012	1,272,887	824,316	448,571	0	448,571			Actual 2011	1,391,978	805,425	586,553	0
40	Holiday Inn Express - Dickson City	Actual 2013	3,185,390	1,791,819	1,393,570	127,416	1,266,155	107	84	Actual 2012	2,772,191	1,727,072	1,045,119	110,888
41	Hilton Garden Inn Panama City	Actual 2012	3,448,745	2,193,536	1,255,209	131,318	1,123,891	113	79	Actual 2011	3,473,572	2,326,995	1,146,577	0
42	Holiday Inn Express Downtown Cleveland	Actual 2012	2,965,333	2,026,672	938,661	0	938,661	111	68	Actual 2011	3,243,344	2,262,291	981,053	0
43	Garden City MHC Portfolio	Actual 2012	1,629,793	504,723	1,125,070	0	1,125,070			Actual 2011	1,595,630	558,729	1,036,901	0
43.01	East Garden Village	Actual 2012	1,318,005	459,021	858,984	0	858,984			Actual 2011	1,295,830	516,721	779,109	0
43.02	Prairie Wind	Actual 2012	311,788	45,702	266,086	0	266,086			Actual 2011	299,800	42,008	257,792	0
44	Hilton Garden Inn - Beaumont	Actual 2013	2,807,650	1,582,538	1,225,112	112,306	1,112,806	101	71	Actual 2012	2,835,995	1,814,105	1,021,890	113,440
45	El Centro Town Center II	Actual 2013	779,115	269,002	510,113	4,700	505,413			Actual 2012	566,118	279,268	286,850	5,708

A-1-13

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period(16)	Second Most Recent Revenues ($)(16)	Second Most Recent Expenses ($)(16)	Second Most Recent NOI ($)(16)	Second Most Recent Capital Expenditures(16)	Second Most Recent NCF ($)(16)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(16)	Third Most Recent Revenues ($)(16)	Third Most Recent Expenses ($)(16)	Third Most Recent NOI ($)(16)	Third Most Recent Capital Expenditures(16)
46	Comfort Suites Cincinnati Airport	Actual 2012	1,261,497	834,412	427,085	0	427,085	76	49	Actual 2011	1,270,758	847,196	423,562	0
47	Comfort Suites Indianapolis Airport	Actual 2012	1,305,119	861,057	444,062	0	444,062	81	51	Actual 2011	1,296,604	908,218	388,386	0
48	Security Public Storage - Redwood City	Actual 2012	1,169,790	375,539	794,251	0	794,251			Actual 2011	1,086,907	352,241	734,666	0
49	Cielo Ranch Apartments	Actual 2013	2,351,105	1,525,699	825,406	142,809	682,597			Actual 2012	2,102,646	1,495,167	607,479	187,863
50	Armoury Commons	Actual 2013	1,798,153	1,307,275	490,878	0	490,878			NAV	NAV	NAV	NAV	NAV
51	Holiday Inn Bakersfield	Actual 2012	2,188,249	1,113,543	1,074,707	0	1,074,707	100	65	Actual 2011	2,005,025	1,144,438	860,587	0
52	Retail at Pasadena Collection	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
53	Cherry Ridge Office Park	Actual 2012	1,019,658	709,137	310,521	0	310,521			Actual 2011	975,454	681,448	294,006	0
54	Chancellor Apartments	Actual 2012	1,445,592	934,074	511,518	0	511,518			Actual 2011	1,341,192	767,044	574,148	30,248
55	Oakwood MHP	Actual 2013	1,061,034	532,940	528,094	0	528,094			Actual 2012	1,043,705	480,631	563,075	0
56	Poplar Garden	Actual 2013	1,097,215	563,059	534,156	0	534,156			Actual 2012	1,200,501	589,575	610,926	0
57	Eastlake Shopping Center	Actual 2012	870,817	234,072	636,745	0	636,745			Actual 2011	864,666	215,313	649,353	0
58	South Loop II Shopping Center	Actual 2012	215,220	60,955	154,265	0	154,265			Actual 2011	223,790	57,547	166,243	0
59	River Bay Plaza	Actual 2012	808,191	291,466	516,725	10,593	506,132			NAV	NAV	NAV	NAV	NAV
60	1430 Lee Trevino	Actual 2012	890,215	279,075	611,140	0	611,140			Actual 2011	764,306	239,784	524,522	0
61	TownePlace Suites	Actual 2012	1,547,319	934,789	612,530	60,025	552,505	80	43	Actual 2011	1,686,561	989,464	697,097	70,620
62	WWG StorQuest - Twenty Mile	Actual 2012	724,236	282,075	442,161	0	442,161			Actual 2011	678,328	335,715	342,613	0
63	Claymoor Apartments	Actual 2013	1,712,609	1,132,189	580,420	0	580,420			Actual 2012	1,705,923	1,014,353	691,570	0
64	WWG StorQuest - Highlands Ranch	Actual 2012	687,291	268,066	419,225	0	419,225			Actual 2011	598,708	292,024	306,684	0
65	Candlewood Suites - Denham Springs	Actual 2013	1,550,970	827,618	723,352	62,039	661,313	71	50	Actual 2012	1,536,944	858,268	678,676	61,478
66	Sunrise Plaza	Actual 2012	197,670	46,104	151,566	0	151,566			Actual 2011	395,316	91,674	303,643	0
67	Comfort Suites - Sulphur	Actual 2013	1,543,139	857,409	685,730	61,726	624,004	81	52	Actual 2012	1,386,429	815,377	571,052	55,457
68	Trace Lofts/Trace North	Actual 2012	703,678	192,714	510,964	0	510,964			Actual 2011	710,280	184,962	525,319	0
69	Holiday Inn Express Austell Powder Springs	Actual 2013	1,432,090	907,812	524,278	57,284	466,995	76	54	Actual 2012	1,348,720	835,748	512,972	53,949
70	Walgreens - Everett	Actual 2012	430,000	0	430,000	0	430,000			Actual 2011	430,000	0	430,000	0
71	Weston Road Business Center	Actual 2012	865,390	298,537	566,853	0	566,853			Actual 2011	824,669	326,966	497,703	0
72	Comfort Suites Springfield, OH	Actual 2012	1,432,972	1,025,377	407,595	57,000	350,595	81	50	Actual 2011	1,280,246	932,819	347,427	51,000
73	WWG StorQuest - Evergreen	Actual 2012	673,773	267,969	405,803	0	405,803			Actual 2011	642,635	295,578	347,057	0
74	Chatham Towers, Inc.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
75	Summer Lakes Self Storage	Actual 2013	586,477	258,897	327,581	0	327,581			Actual 2012	416,220	237,844	178,376	0
76	Hacienda Valley Shopping Center	Actual 2012	558,251	215,985	342,266	0	342,266			Actual 2011	530,492	217,882	312,610	0
77	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
78	Walgreens - Pasadena	Actual 2012	354,000	0	354,000	0	354,000			Actual 2011	354,000	0	354,000	0
79	Capital & Sunny Acres MHP	Actual 2013	505,303	187,002	318,301	0	318,301			Actual 2012	498,452	195,632	302,820	0
80	La Verne Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
81	Walgreens - Carson City	Actual 2012	340,673	0	340,673	0	340,673			Actual 2011	340,673	0	340,673	0
82	Princeton Court Apartments	Actual 2012	680,336	294,005	386,331	0	386,331			Actual 2011	665,047	289,574	375,473	0
83	Winn Dixie Baton Rouge	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
84	The Commons Shopping Center	Actual 2012	535,370	120,753	414,617	1,062	413,555			Actual 2011	441,668	78,242	363,426	0
85	321 Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
86	Wheatfield Self Storage	Actual 2012	396,329	104,938	291,391	0	291,391			Actual 2011	374,281	96,154	278,127	0
87	Golf View Apartments	Actual 2013	1,092,727	627,982	464,745	0	464,745			Actual 2012	1,049,579	629,217	420,362	0
88	Folly Road Self Storage	Actual 2013	425,994	144,632	281,362	0	281,362			Actual 2012	423,421	192,388	231,033	0
89	929 Park Avenue Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
90	70 N. Grove Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
91	Barrington Apartments	Actual 2012	597,325	286,999	310,326	0	310,326			Actual 2011	590,770	303,624	287,146	0
92	Tanglewood Gardens Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
93	Centrentset Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
94	Fowler Court Tenants Inc.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
95	Park Terrace Manor, Inc.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP
96	Mobile Manor MHC	Actual 2012	425,226	205,666	219,561	0	219,561			Actual 2011	414,983	207,923	207,060	0
97	Trailwood MHC	Actual 2013	255,475	58,127	197,349	0	197,349			Actual 2012	232,836	66,834	166,002	0
98	119 West 71st Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP

A-1-14

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)(16)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(17)(18)(24)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(17)(18)(24)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA
1	Woodbridge Center	24,213,756			N	Sears	274,100	24.8%	8/5/2016	Boscov’s	181,639	16.4%
2	Bloomberg Data Center	NAV			N	Bloomberg	131,805	100.0%	3/31/2029
3	Worldgate Centre	5,640,816			N	Worldgate Sport & Health	108,670	47.4%	12/31/2030	AMC Worldgate 9 Theater	38,238	16.7%
4	Sugar Creek I & II	3,620,233			N	Various	Various	Various	Various	Various	Various	Various
4.01	Sugar Creek I	2,981,186			N	Noble Drilling Services, Inc.	167,736	82.1%	1/31/2020	Merrill Lynch, Pierce, Fenner and Smith	13,671	6.7%
4.02	Sugar Creek II	639,047			N	United Healthcare Services, Inc.	52,984	25.9%	4/30/2019	Icon Clinical Research, Inc.	51,781	25.3%
5	Rockwell - ARINC HQ	NAV			N	ARINC	271,303	100.0%	3/31/2029
6	Brunswick Square	7,339,255			N	Starplex Cinemas	49,313	16.8%	5/31/2022	Barnes & Noble	24,833	8.5%
7	Hilton DFW Lakes Hotel and Conference Center	5,227,652	138	92	N
8	Residence Inn Aventura	3,725,773	178	145	N
9	Savoy Retail & 60th Street Residential	3,254,490			N	Texas de Brazil	14,360	20.1%	2/28/2029	Dylan’s Candy Bar, LLC	12,669	17.8%
9.01	Savoy Commercial Condominium Unit	NAV			N	NAV	NAV		NAV	NAV	NAV
9.02	205-213 East 60th Street	NAV			N	NAV	NAV		NAV	NAV	NAV
10	Minneapolis Apartment Portfolio	2,159,155			N
10.01	2101 East River Terrace	668,388			N
10.02	214-220 East 19th Street	256,375			N
10.03	1308 Powderhorn Terrace	194,770			N
10.04	6 East 25th Street	188,087			N
10.05	1801 3rd Avenue South	89,378			N
10.06	25 East 25th Street	89,073			N
10.07	203 East 19th Street	106,318			N
10.08	615 East 16th Street	118,399			N
10.09	3013 Grand Avenue South	97,476			N
10.10	1728 2nd Avenue	64,715			N
10.11	3211 Minnehaha Avenue South	7,909			N
10.12	3146 Minnehaha Avenue South	21,444			N
10.13	1511 Lagoon Avenue	61,250			N
10.14	3312 Blaisdell Avenue South	54,997			N
10.15	3140 Minnehaha Avenue South	48,711			N
10.16	3018 30th Avenue South	47,028			N
10.17	3030 29th Avenue South	44,837			N
11	Lacey Market Square	2,493,270			N	Fred Meyer	196,996	71.3%	1/31/2030	Planet Fitness	20,413	7.4%
12	Woodland Apartments	NAV			N
13	Westland Multifamily Portfolio I	2,186,959			N
13.01	102nd Street Apartments	284,619			N
13.02	Cordova Street Apartments	233,556			N
13.03	Poppy Street Apartments	239,180			N
13.04	Santa Rosalia Apartments	176,150			N
13.05	39th Street Apartments	175,783			N
13.06	Daisy Avenue Apartments	181,317			N
13.07	828 Beach Avenue Apartments	184,372			N
13.08	Harvard Apartments	138,049			N
13.09	Dawson Apartments	158,122			N
13.10	Orange Avenue Apartments	121,680			N
13.11	Chestnut Apartments	119,080			N
13.12	610 East Hyde Park Apartments	76,618			N
13.13	Linden Apartments	98,433			N
14	Vintage Parts Portfolio	NAV			Y	Vintage Parts, Inc.	682,092	100.0%	3/12/2034
14.01	Corporate Campus	NAV			Y	Vintage Parts, Inc.	394,500	100.0%	3/12/2034
14.02	Green Valley Campus	NAV			Y	Vintage Parts, Inc.	208,000	100.0%	3/12/2034
14.03	Columbus Campus	NAV			Y	Vintage Parts, Inc.	79,592	100.0%	3/12/2034
15	Foxwoods Hotel Portfolio	2,656,557	131	73	N
15.01	Hilton Garden Inn Preston	NAV	NAV	NAV	N
15.02	Bellissimo Grande	2,656,557	131	73	N
16	The Howard Owners, Inc.	NAP			NAP
17	Shops at Park Village	1,720,630			N	Giant Food	64,945	61.1%	12/31/2027	WCS Construction	12,723	12.0%
18	Woodmont Plaza	2,119,478			N	Airfacts, Inc.	15,824	11.7%	12/31/2023	American Society for Cell Biology	6,765	5.0%
19	DoubleTree Richardson	1,777,962	96	57	N
20	BJ’s Wholesale HQ	NAV			N	BJ’s Wholesale Club	282,028	100.0%	1/31/2026
21	Orange Avenue MHP	788,536			N
22	El Rancho MHP	662,024			N
23	Mercedes Benz Greenwich	NAV			N	PAG Greenwich MI, LLC	51,021	100.0%	7/30/2026
24	Town Park Office	1,306,727			N	Thyssen Krupp Elevator Service	22,329	15.3%	4/30/2019	Facet Technologies	21,242	14.5%
25	David Drye II	777,880			N
25.01	Willow Creek	593,694			N
25.02	Madison Place	184,186			N
26	Westland Multifamily Portfolio II	1,136,652			N
26.01	El Segundo Apartments	486,984			N
26.02	Eucalyptus Avenue Apartments	222,200			N
26.03	Mariposa Apartments	179,019			N
26.04	Villa Serena Apartments	162,354			N
26.05	827 Beach Avenue Apartments	86,095			N
27	Residence Inn - Middleton	1,341,361	105	79	N
28	Courtyard by Marriott - Middleton	1,291,326	100	66	N
29	Country Place MHP	615,749			N
30	Torrance MHP	298,647			N
31	Shops at Concert Park	930,378			N	Yummy	4,322	19.0%	4/30/2018	Piknic	2,666	11.7%
32	MarketPlace Management Portfolio	891,489			N	Various	Various	Various	Various	Various	Various	Various
32.01	2705 North Main Street	580,653			N	Food Lion #925	29,000	42.4%	6/30/2017	Carmike 8	25,500	37.3%
32.02	2620 South Main Street	156,788			N	Rainbow USA, Inc.	9,600	34.3%	1/31/2018	Rue 21	4,770	17.1%
32.03	2610 Plaza Court	91,195			N	Cato (#808)	4,180	38.0%	1/31/2017	It’s Fashion (#7132)	3,040	27.6%
32.04	234 Kettering Drive	34,970			N	Goodwill Industries of Central North Carol	9,000	100.0%	10/31/2019
32.05	2624 South Main Street	27,883			N	Hibbett Sporting Goods, Inc.	4,200	72.4%	10/31/2019	Aces and Me, Inc./Cricket Wireless	1,600	27.6%
33	Diamond Mine Mini Storage Union City	724,900			N
34	Diamond Mine Mini Storage Brentwood	618,603			N
35	41 University Drive	1,079,733			N	St. Mary Medical Center	31,649	36.4%	Various	Regus	15,671	18.0%
36	Parkway Corporate Center	1,377,154			N	Ingersoll-Rand Services Company	58,155	61.8%	2/28/2015	Eight O’Clock Coffee Company	27,930	29.7%
37	Hilton Garden Inn North Phoenix	957,829	89	58	N
38	Spectrum Control, Inc.	NAV			Y	Spectrum Control, Inc.	274,500	100.0%	12/31/2028
39	Poplar Springs and Garden Walk Portfolio	1,213,032			N
39.01	Garden Walk Apartments	626,479			N
39.02	Poplar Springs	586,553			N
40	Holiday Inn Express - Dickson City	934,231	109	73	N
41	Hilton Garden Inn Panama City	1,146,577	113	79	N
42	Holiday Inn Express Downtown Cleveland	981,053	96	58	N
43	Garden City MHC Portfolio	1,036,901			N
43.01	East Garden Village	779,109			N
43.02	Prairie Wind	257,792			N
44	Hilton Garden Inn - Beaumont	908,450	96	69	N
45	El Centro Town Center II	281,142			N	University of Phoenix	20,000	44.6%	1/31/2018	Social Security Administration	12,543	28.0%

A-1-15

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)(16)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(17)(18)(24)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(17)(18)(24)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA
46	Comfort Suites Cincinnati Airport	423,562	72	50	N
47	Comfort Suites Indianapolis Airport	388,386	81	51	N
48	Security Public Storage - Redwood City	734,666			N
49	Cielo Ranch Apartments	419,616			N
50	Armoury Commons	NAV			N
51	Holiday Inn Bakersfield	860,587	88	60	N
52	Retail at Pasadena Collection	NAV			N	Vitamin Shoppe	3,866	18.9%	1/31/2019	Zahle, Inc.	2,704	13.2%
53	Cherry Ridge Office Park	294,006			N	Alamo Insurance Group, Inc	7,790	6.9%	7/31/2016	VTI - Vocational Training Institute	6,436	5.7%
54	Chancellor Apartments	543,900			N
55	Oakwood MHP	563,075			N
56	Poplar Garden	610,926			N
57	Eastlake Shopping Center	649,353			N	IGA Foodliner	20,000	14.5%	7/31/2017	Sherwin Williams	12,601	9.1%
58	South Loop II Shopping Center	166,243			N	Hancock Fabrics	12,400	40.9%	10/31/2018	Family Dollar	8,172	27.0%
59	River Bay Plaza	NAV			N	Winn-Dixie	48,983	61.8%	3/3/2018	Dollar Tree	8,450	10.7%
60	1430 Lee Trevino	524,522			N	Flex Enterprises dba EP Fitness	55,322	50.9%	8/31/2023	USA Discounters	53,331	49.1%
61	TownePlace Suites	626,477	78	47	N
62	WWG StorQuest - Twenty Mile	342,613			N
63	Claymoor Apartments	691,570			N
64	WWG StorQuest - Highlands Ranch	306,684			N
65	Candlewood Suites - Denham Springs	617,198	68	50	N
66	Sunrise Plaza	303,643			N	Gracie Barra Brazilian Jiu Jitsu	5,620	15.6%	8/31/2018	Perez Mattress Co.	4,934	13.7%
67	Comfort Suites - Sulphur	515,595	80	46	N
68	Trace Lofts/Trace North	525,319			N	Barrio	4,523	26.8%	4/30/2018	HA Barre LLC	4,050	24.0%
69	Holiday Inn Express Austell Powder Springs	459,023	77	51	N
70	Walgreens - Everett	430,000			N	Walgreens	13,650	100.0%	9/30/2078
71	Weston Road Business Center	497,703			N	Kinko’s	4,500	20.8%	4/30/2018	I.F. Multicultural Interactive Solutions, LLC	3,566	16.5%
72	Comfort Suites Springfield, OH	296,427	79	47	N
73	WWG StorQuest - Evergreen	347,057			N
74	Chatham Towers, Inc.	NAP			NAP
75	Summer Lakes Self Storage	178,376			N
76	Hacienda Valley Shopping Center	312,610			N	Sees Candy Corporate Office	6,000	25.3%	7/31/2024	Denny’s Restaurant	5,000	21.1%
77	333 West End Tenants Corp.	NAP			NAP
78	Walgreens - Pasadena	354,000			N	Walgreens	14,490	100.0%	3/31/2078
79	Capital & Sunny Acres MHP	302,820			N
80	La Verne Center	NAV			N	Cruch Fitness	16,150	59.4%	5/31/2024	Dollar Tree Stores, Inc.	11,050	40.6%
81	Walgreens - Carson City	340,673			N	Walgreens	13,905	100.0%	12/31/2068
82	Princeton Court Apartments	375,473			N
83	Winn Dixie Baton Rouge	NAV			N	Winn-Dixie	50,388	100.0%	12/31/2025
84	The Commons Shopping Center	363,426			N	Four Brothers Eatery	5,110	13.2%	5/31/2018	Game Stop	5,000	12.9%
85	321 Apartments Corp.	NAP			NAP
86	Wheatfield Self Storage	278,127			N
87	Golf View Apartments	420,362			N
88	Folly Road Self Storage	231,033			N
89	929 Park Avenue Apartments Corp.	NAP			NAP
90	70 N. Grove Owners Corp.	NAP			NAP
91	Barrington Apartments	287,146			N
92	Tanglewood Gardens Owners Corp.	NAP			NAP
93	Centrentset Corp.	NAP			NAP
94	Fowler Court Tenants Inc.	NAP			NAP
95	Park Terrace Manor, Inc.	NAP			NAP
96	Mobile Manor MHC	207,060			N
97	Trailwood MHC	166,002			N
98	119 West 71st Street Owners Corp.	NAP			NAP

A-1-16

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(17)(18)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(17)(18)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(17)(18)
1	Woodbridge Center	1/31/2029	Dick’s Sporting Goods	100,000	9.0%	1/31/2024	H&M	22,311	2.0%	4/30/2015	Forever 21
2	Bloomberg Data Center
3	Worldgate Centre	5/31/2028	Salon Plaza	7,659	3.3%	7/31/2024	TGI Fridays	7,000	3.1%	10/31/2020	FedEx Kinko’s Inc.
4	Sugar Creek I & II	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
4.01	Sugar Creek I	8/31/2018	Mazda Motor of America, Inc.	8,362	4.1%	4/30/2016	New York Life Insurance Company	6,961	3.4%	1/31/2017	First Community Bank
4.02	Sugar Creek II	1/31/2017	Team, Inc.	26,492	12.9%	5/31/2023	Yang Ming (America) Corp	10,004	4.9%	8/31/2019	Noble Drilling Services, Inc.
5	Rockwell - ARINC HQ
6	Brunswick Square	7/31/2019	Old Navy	15,856	5.4%	MTM	Forever 21	12,508	4.3%	1/31/2020	Against All Odds
7	Hilton DFW Lakes Hotel and Conference Center
8	Residence Inn Aventura
9	Savoy Retail & 60th Street Residential	1/31/2017	DL Garage Holdings	12,000	16.8%	12/31/2020	JBS Antiques	5,545	7.8%	6/30/2018	Flywheel
9.01	Savoy Commercial Condominium Unit	NAV	NAV	NAV		NAV	NAV	NAV		NAV	NAV
9.02	205-213 East 60th Street	NAV	NAV	NAV		NAV	NAV	NAV		NAV	NAV
10	Minneapolis Apartment Portfolio
10.01	2101 East River Terrace
10.02	214-220 East 19th Street
10.03	1308 Powderhorn Terrace
10.04	6 East 25th Street
10.05	1801 3rd Avenue South
10.06	25 East 25th Street
10.07	203 East 19th Street
10.08	615 East 16th Street
10.09	3013 Grand Avenue South
10.10	1728 2nd Avenue
10.11	3211 Minnehaha Avenue South
10.12	3146 Minnehaha Avenue South
10.13	1511 Lagoon Avenue
10.14	3312 Blaisdell Avenue South
10.15	3140 Minnehaha Avenue South
10.16	3018 30th Avenue South
10.17	3030 29th Avenue South
11	Lacey Market Square	7/31/2026	Department of Social Services	4,438	1.6%	6/30/2018	JP Morgan Chase Bank	3,300	1.2%	6/7/2017	Koibito Restaurant
12	Woodland Apartments
13	Westland Multifamily Portfolio I
13.01	102nd Street Apartments
13.02	Cordova Street Apartments
13.03	Poppy Street Apartments
13.04	Santa Rosalia Apartments
13.05	39th Street Apartments
13.06	Daisy Avenue Apartments
13.07	828 Beach Avenue Apartments
13.08	Harvard Apartments
13.09	Dawson Apartments
13.10	Orange Avenue Apartments
13.11	Chestnut Apartments
13.12	610 East Hyde Park Apartments
13.13	Linden Apartments
14	Vintage Parts Portfolio
14.01	Corporate Campus
14.02	Green Valley Campus
14.03	Columbus Campus
15	Foxwoods Hotel Portfolio
15.01	Hilton Garden Inn Preston
15.02	Bellissimo Grande
16	The Howard Owners, Inc.
17	Shops at Park Village	12/31/2017	DC Public Library	4,925	4.6%	7/31/2016	DOTS	4,450	4.2%	8/31/2015	Dental Dreams
18	Woodmont Plaza	1/31/2020	Euclid Technology, LLC	6,561	4.8%	3/31/2016	RIMSI Corporation	5,358	4.0%	7/31/2017	Caldwell & Company
19	DoubleTree Richardson
20	BJ’s Wholesale HQ
21	Orange Avenue MHP
22	El Rancho MHP
23	Mercedes Benz Greenwich
24	Town Park Office	7/31/2014	ORASI Software, Inc.	20,165	13.8%	5/31/2015	NISH	17,092	11.7%	11/30/2021	Thompson Technologies, Inc.
25	David Drye II
25.01	Willow Creek
25.02	Madison Place
26	Westland Multifamily Portfolio II
26.01	El Segundo Apartments
26.02	Eucalyptus Avenue Apartments
26.03	Mariposa Apartments
26.04	Villa Serena Apartments
26.05	827 Beach Avenue Apartments
27	Residence Inn - Middleton
28	Courtyard by Marriott - Middleton
29	Country Place MHP
30	Torrance MHP
31	Shops at Concert Park	8/31/2018	Holloway Cleaners	2,077	9.1%	12/1/2015	Bank of America	2,077	9.1%	12/1/2015	Playa Vista Medical Center
32	MarketPlace Management Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
32.01	2705 North Main Street	7/8/2017	CiCi’s Pizza	4,000	5.8%	5/31/2017	Subway #12870	1,600	2.3%	12/31/2017	Rany’s Jewelry
32.02	2620 South Main Street	5/26/2021	Jersey Mike’s	2,400	8.6%	11/30/2014	North State Telephone Company	1,800	6.4%	9/30/2017	OneMain Financial, Inc. - $330030
32.03	2610 Plaza Court	1/31/2017	N Touch Wireless, Inc.	1,808	16.4%	6/30/2016
32.04	234 Kettering Drive
32.05	2624 South Main Street	10/31/2016
33	Diamond Mine Mini Storage Union City
34	Diamond Mine Mini Storage Brentwood
35	41 University Drive	11/30/2015	EPAM	11,307	13.0%	5/31/2019	Xsunt Corporation	3,959	4.6%	12/31/2015	John Hancock
36	Parkway Corporate Center	4/30/2018	SRS Software, LLC	8,087	8.6%	2/29/2020
37	Hilton Garden Inn North Phoenix
38	Spectrum Control, Inc.
39	Poplar Springs and Garden Walk Portfolio
39.01	Garden Walk Apartments
39.02	Poplar Springs
40	Holiday Inn Express - Dickson City
41	Hilton Garden Inn Panama City
42	Holiday Inn Express Downtown Cleveland
43	Garden City MHC Portfolio
43.01	East Garden Village
43.02	Prairie Wind
44	Hilton Garden Inn - Beaumont
45	El Centro Town Center II	7/17/2027	Broken Yolk Café	4,025	9.0%	2/28/2019	US Investigation Services, LLC	2,580	5.8%	7/31/2018	H&R Block

A-1-17

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(17)(18)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(17)(18)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(17)(18)
46	Comfort Suites Cincinnati Airport
47	Comfort Suites Indianapolis Airport
48	Security Public Storage - Redwood City
49	Cielo Ranch Apartments
50	Armoury Commons
51	Holiday Inn Bakersfield
52	Retail at Pasadena Collection	9/30/2023	T-Mobile	2,310	11.3%	11/30/2017	Jimmy John’s Gourmet Sandwich	1,934	9.5%	8/18/2023	Oregano Fresh Greek
53	Cherry Ridge Office Park	5/31/2019	Little Engine Homecare, Inc.	6,376	5.6%	9/14/2015	Lutheran Social Services of the South, Inc.	6,201	5.5%	5/31/2014	Alamo Area Home Hospice
54	Chancellor Apartments
55	Oakwood MHP
56	Poplar Garden
57	Eastlake Shopping Center	6/30/2016	It’s Fashion Metro	11,990	8.7%	1/31/2019	Family Dollar	9,350	6.8%	12/31/2016	Miles Ahead
58	South Loop II Shopping Center	12/31/2014	Mattress World	4,900	16.2%	11/30/2014	Just Because- The Bead Boutique	1,800	5.9%	7/31/2014	All Pro Nails
59	River Bay Plaza	8/31/2019	Aaron’s Rental	7,464	9.4%	6/30/2023	Beauty Supply	2,700	3.4%	5/31/2017	Fantastic Sams
60	1430 Lee Trevino	12/31/2022
61	TownePlace Suites
62	WWG StorQuest - Twenty Mile
63	Claymoor Apartments
64	WWG StorQuest - Highlands Ranch
65	Candlewood Suites - Denham Springs
66	Sunrise Plaza	8/31/2018	Leslie’s Poolmart, Inc. #481	3,164	8.8%	12/31/2018	Shenanigan’s Irish Pub	3,042	8.4%	10/31/2020	Raquel Robles dba D’Lor Gift
67	Comfort Suites - Sulphur
68	Trace Lofts/Trace North	10/19/2015	The Old Sage	2,561	15.2%	12/31/2017	High 5 Pie, LLC	2,164	12.8%	12/27/2020	Urban Dingo, LLC
69	Holiday Inn Express Austell Powder Springs
70	Walgreens - Everett
71	Weston Road Business Center	8/31/2015	Community Bank	3,000	13.9%	12/31/2017	Limonichi & Sansome, Inc.	2,092	9.7%	9/30/2018	Pediatric Physical Therapy On The Move, P.A
72	Comfort Suites Springfield, OH
73	WWG StorQuest - Evergreen
74	Chatham Towers, Inc.
75	Summer Lakes Self Storage
76	Hacienda Valley Shopping Center	12/31/2019	Pizza Hut	3,000	12.7%	9/30/2015	Superior Wok	2,400	10.1%	6/30/2023	Crown Donuts
77	333 West End Tenants Corp.
78	Walgreens - Pasadena
79	Capital & Sunny Acres MHP
80	La Verne Center	1/31/2024
81	Walgreens - Carson City
82	Princeton Court Apartments
83	Winn Dixie Baton Rouge
84	The Commons Shopping Center	9/30/2016	Pet Sense	4,800	12.4%	10/31/2024	Hibbett Sporting Goods Inc	4,675	12.1%	1/31/2016	The Cato Corporation
85	321 Apartments Corp.
86	Wheatfield Self Storage
87	Golf View Apartments
88	Folly Road Self Storage
89	929 Park Avenue Apartments Corp.
90	70 N. Grove Owners Corp.
91	Barrington Apartments
92	Tanglewood Gardens Owners Corp.
93	Centrentset Corp.
94	Fowler Court Tenants Inc.
95	Park Terrace Manor, Inc.
96	Mobile Manor MHC
97	Trailwood MHC
98	119 West 71st Street Owners Corp.

A-1-18

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	Woodbridge Center	21,687	2.0%	8/31/2021	2/4/2014	2/5/2014				N	Y	Refinance	0	0
2	Bloomberg Data Center				2/26/2014	1/29/2014				N	Y	Refinance	0	0
3	Worldgate Centre	4,788	2.1%	4/30/2018	3/5/2014	3/5/2014				N	Y	Refinance	0	529,770
4	Sugar Creek I & II	Various	Various	Various	3/20/2014	3/20/2014				N	Y	Acquisition	0	379,930
4.01	Sugar Creek I	1,724	0.8%	10/31/2016	3/20/2014	3/20/2014				N	Y
4.02	Sugar Creek II	8,725	4.3%	7/31/2014	3/20/2014	3/20/2014				N	Y
5	Rockwell - ARINC HQ				2/4/2014	12/19/2013				N	Y	Acquisition	0	0
6	Brunswick Square	10,594	3.6%	8/31/2015	1/23/2014	1/23/2014				N	Y	Refinance	0	0
7	Hilton DFW Lakes Hotel and Conference Center				1/25/2014	1/23/2014				N	Y	Refinance	1,079,375	199,070
8	Residence Inn Aventura				2/21/2014	2/21/2014				N	Y	Refinance	0	42,624
9	Savoy Retail & 60th Street Residential	4,674	6.6%	6/30/2024	1/31/2014	1/31/2014				N	Y	Refinance	0	369,229
9.01	Savoy Commercial Condominium Unit	NAV		NAV	1/31/2014	1/31/2014				N	Y
9.02	205-213 East 60th Street	NAV		NAV	1/31/2014	1/31/2014				N	Y
10	Minneapolis Apartment Portfolio				1/6/2014	Various	Various			N	Y	Refinance	286,813	40,574
10.01	2101 East River Terrace				1/6/2014	1/6/2014				N	Y
10.02	214-220 East 19th Street				1/6/2014	1/6/2014				N	Y
10.03	1308 Powderhorn Terrace				1/6/2014	1/6/2014				N	Y
10.04	6 East 25th Street				1/6/2014	1/6/2014				N	Y
10.05	1801 3rd Avenue South				1/6/2014	1/6/2014				N	Y
10.06	25 East 25th Street				1/6/2014	1/6/2014				N	Y
10.07	203 East 19th Street				1/6/2014	1/6/2014				N	Y
10.08	615 East 16th Street				1/6/2014	1/7/2014	3/20/2014			N	Y
10.09	3013 Grand Avenue South				1/6/2014	1/6/2014				N	Y
10.10	1728 2nd Avenue				1/6/2014	1/6/2014				N	Y
10.11	3211 Minnehaha Avenue South				1/6/2014	1/6/2014				N	Y
10.12	3146 Minnehaha Avenue South				1/6/2014	1/6/2014				N	Y
10.13	1511 Lagoon Avenue				1/6/2014	1/6/2014				N	Y
10.14	3312 Blaisdell Avenue South				1/6/2014	1/6/2014				N	Y
10.15	3140 Minnehaha Avenue South				1/6/2014	1/6/2014				N	Y
10.16	3018 30th Avenue South				1/6/2014	1/6/2014				N	Y
10.17	3030 29th Avenue South				1/6/2014	1/6/2014				N	Y
11	Lacey Market Square	3,082	1.1%	4/30/2016	1/31/2014	1/31/2014				N	Y	Refinance	147,281	23,580
12	Woodland Apartments				1/29/2014	1/29/2014				N	Y	Refinance	0	0
13	Westland Multifamily Portfolio I				3/7/2014	3/7/2014		Various	Various	N	Y	Refinance	0	62,640
13.01	102nd Street Apartments				3/7/2014	3/7/2014		3/6/2014	19.0%	N	Y
13.02	Cordova Street Apartments				3/7/2014	3/7/2014		3/7/2014	11.0%	N	Y
13.03	Poppy Street Apartments				3/7/2014	3/7/2014		3/6/2014	10.0%	N	Y
13.04	Santa Rosalia Apartments				3/7/2014	3/7/2014		3/6/2014	18.0%	N	Y
13.05	39th Street Apartments				3/7/2014	3/7/2014		3/7/2014	11.0%	N	Y
13.06	Daisy Avenue Apartments				3/7/2014	3/7/2014		3/6/2014	13.0%	N	Y
13.07	828 Beach Avenue Apartments				3/7/2014	3/7/2014		3/7/2014	19.0%	N	Y
13.08	Harvard Apartments				3/7/2014	3/7/2014		3/7/2014	19.0%	N	Y
13.09	Dawson Apartments				3/7/2014	3/7/2014		3/6/2014	12.0%	N	Y
13.10	Orange Avenue Apartments				3/7/2014	3/7/2014		3/6/2014	14.0%	N	Y
13.11	Chestnut Apartments				3/7/2014	3/7/2014		3/6/2014	16.0%	N	Y
13.12	610 East Hyde Park Apartments				3/7/2014	3/7/2014		3/7/2014	19.0%	N	Y
13.13	Linden Apartments				3/7/2014	3/7/2014		3/7/2014	13.0%	N	Y
14	Vintage Parts Portfolio				3/3/2014	2/19/2014				N	Y	Acquisition	43,770	0
14.01	Corporate Campus				3/3/2014	2/19/2014				N	Y
14.02	Green Valley Campus				3/3/2014	2/19/2014				N	Y
14.03	Columbus Campus				3/3/2014	2/19/2014				N	Y
15	Foxwoods Hotel Portfolio				3/10/2014	3/10/2014				N	Y	Refinance	0	90,674
15.01	Hilton Garden Inn Preston				3/10/2014	3/10/2014				N	Y
15.02	Bellissimo Grande				3/10/2014	3/10/2014				N	Y
16	The Howard Owners, Inc.				3/19/2014	3/20/2014				N	Y	Refinance	0	0
17	Shops at Park Village	3,648	3.4%	11/30/2023	1/7/2014	1/6/2014				N	Y	Refinance	0	23,013
18	Woodmont Plaza	5,086	3.8%	10/31/2019	3/12/2014	3/12/2014				N	Y	Refinance	0	171,474
19	DoubleTree Richardson				1/7/2014	1/2/2014				N	Y	Acquisition	0	62,649
20	BJ’s Wholesale HQ				2/20/2014	11/8/2013				N	Y	Acquisition	0	0
21	Orange Avenue MHP				2/27/2014	1/24/2014		1/28/2014	13.0%	N	Y	Refinance	0	38,623
22	El Rancho MHP				1/28/2014	1/24/2014		1/28/2014	14.0%	N	Y	Refinance	0	45,650
23	Mercedes Benz Greenwich				2/6/2014	2/6/2014				N	Y	Acquisition	0	0
24	Town Park Office	6,779	4.6%	3/31/2015	11/11/2013	11/12/2013				N	Y	Refinance	8,125	80,654
25	David Drye II				1/17/2014	Various				N	Y	Refinance	14,406	121,037
25.01	Willow Creek				1/17/2014	1/16/2014				N	Y
25.02	Madison Place				1/17/2014	1/17/2014				N	Y
26	Westland Multifamily Portfolio II				3/7/2014	3/7/2014		3/7/2014	Various	N	Y	Refinance	0	46,104
26.01	El Segundo Apartments				3/7/2014	3/7/2014		3/7/2014	9.0%	N	Y
26.02	Eucalyptus Avenue Apartments				3/7/2014	3/7/2014		3/7/2014	19.0%	N	Y
26.03	Mariposa Apartments				3/7/2014	3/7/2014		3/7/2014	13.0%	N	Y
26.04	Villa Serena Apartments				3/7/2014	3/7/2014		3/7/2014	14.0%	N	Y
26.05	827 Beach Avenue Apartments				3/7/2014	3/7/2014		3/7/2014	13.0%	N	Y
27	Residence Inn - Middleton				1/7/2014	1/8/2014				N	Y	Refinance	0	19,046
28	Courtyard by Marriott - Middleton				1/6/2014	1/8/2014				N	Y	Refinance	0	23,334
29	Country Place MHP				2/26/2014	1/28/2014		1/28/2014	14.0%	N	Y	Refinance	15,625	27,617
30	Torrance MHP				2/27/2014	1/24/2014		1/28/2014	19.0%	N	Y	Refinance	0	12,851
31	Shops at Concert Park	1,933	8.5%	4/1/2018	2/4/2014	2/4/2014		2/3/2014	13.0%	N	Y	Acquisition	0	21,210
32	MarketPlace Management Portfolio	Various	Various	Various	Various	Various				N	Y	Refinance	13,500	95,598
32.01	2705 North Main Street	1,400	2.0%	10/31/2016	12/6/2013	12/6/2013				N	Y
32.02	2620 South Main Street	1,600	5.7%	4/30/2016	12/5/2013	12/5/2013				N	Y
32.03	2610 Plaza Court				12/5/2013	12/5/2013				N	Y
32.04	234 Kettering Drive				12/5/2013	12/5/2013				N	Y
32.05	2624 South Main Street				12/5/2013	12/5/2013				N	Y
33	Diamond Mine Mini Storage Union City				10/7/2013	10/7/2013		10/4/2013	11.0%	N	Y	Refinance	30,863	32,286
34	Diamond Mine Mini Storage Brentwood				10/7/2013	10/7/2013		10/4/2013	11.0%	N	Y	Refinance	6,875	7,458
35	41 University Drive	3,575	4.1%	2/28/2018	1/21/2014	1/21/2014				N	Y	Refinance	25,000	145,289
36	Parkway Corporate Center				11/22/2013	11/25/2013				N	Y	Acquisition	0	27,959
37	Hilton Garden Inn North Phoenix				2/26/2014	2/26/2014				N	Y	Refinance	0	13,085
38	Spectrum Control, Inc.				3/5/2014	3/4/2014				N	Y	Acquisition	0	0
39	Poplar Springs and Garden Walk Portfolio				3/14/2014	12/9/2013				N	Y	Refinance	275,084	82,343
39.01	Garden Walk Apartments				3/14/2014	12/9/2013				N	Y
39.02	Poplar Springs				3/14/2014	12/9/2013				N	Y
40	Holiday Inn Express - Dickson City				2/18/2014	2/20/2014				N	Y	Refinance	0	0
41	Hilton Garden Inn Panama City				2/13/2014	3/19/2014				N	Y	Refinance	0	33,190
42	Holiday Inn Express Downtown Cleveland				2/4/2014	2/4/2014				N	Y	Refinance	0	34,349
43	Garden City MHC Portfolio				11/19/2013	Various				N	Y	Refinance	742,039	37,164
43.01	East Garden Village				11/19/2013	11/19/2013				N	Y
43.02	Prairie Wind				11/19/2013	11/13/2013				N	Y
44	Hilton Garden Inn - Beaumont				1/28/2014	1/28/2014				N	Y	Refinance	0	57,259
45	El Centro Town Center II	2,505	5.6%	1/31/2019	1/6/2014	1/7/2014		1/6/2014	11.0%	N	Y	Refinance	5,063	16,883

A-1-19

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
46	Comfort Suites Cincinnati Airport				2/27/2014	2/27/2014				N	Y	Refinance	6,250	21,234
47	Comfort Suites Indianapolis Airport				2/27/2014	2/27/2014				N	Y	Refinance	1,875	56,089
48	Security Public Storage - Redwood City				1/9/2014	1/14/2014		1/13/2014	19.0%	N	Y	Refinance	0	0
49	Cielo Ranch Apartments				12/27/2013	12/27/2013				N	Y	Refinance	59,008	52,655
50	Armoury Commons				2/12/2014	2/12/2014				N	Y	Acquisition	46,063	44,544
51	Holiday Inn Bakersfield				2/12/2014	2/10/2014		2/10/2014	5.0%	N	Y	Refinance	0	8,347
52	Retail at Pasadena Collection	1,901	9.3%	1/31/2024	2/4/2014	2/26/2014		2/4/2014	15.0%	N	Y	Acquisition	0	10,967
53	Cherry Ridge Office Park	5,570	4.9%	9/30/2016	12/26/2013	12/27/2013				N	Y	Acquisition	0	35,712
54	Chancellor Apartments				12/31/2013	12/31/2013				N	Y	Acquisition	8,400	37,887
55	Oakwood MHP				3/11/2014	3/11/2014				N	Y	Acquisition	6,250	0
56	Poplar Garden				3/7/2014	3/5/2014				N	Y	Refinance	0	46,810
57	Eastlake Shopping Center	7,632	5.5%	12/31/2014	12/16/2013	12/17/2013				N	Y	Refinance	0	18,627
58	South Loop II Shopping Center	1,200	4.0%	12/31/2018	12/16/2013	12/16/2013				N	Y	Refinance	0	5,974
59	River Bay Plaza	1,654	2.1%	2/29/2016	3/3/2014	3/4/2014				N	Y	Acquisition	15,916	16,652
60	1430 Lee Trevino				3/7/2014	3/7/2014				N	Y	Refinance	8,750	46,171
61	TownePlace Suites				2/3/2014	2/4/2014		2/4/2014	8.0%	N	Y	Refinance	0	30,205
62	WWG StorQuest - Twenty Mile				2/19/2014	8/20/2013				N	Y	Acquisition	0	9,649
63	Claymoor Apartments				2/26/2014	2/26/2014				N	Y	Refinance	6,500	104,562
64	WWG StorQuest - Highlands Ranch				8/14/2013	8/21/2013				N	Y	Acquisition	0	9,645
65	Candlewood Suites - Denham Springs				1/28/2014	1/31/2014				N	Y	Refinance	0	25,873
66	Sunrise Plaza	2,247	6.2%	4/30/2015	2/12/2014	2/12/2014				N	Y	Acquisition	20,053	30,935
67	Comfort Suites - Sulphur				1/28/2014	1/28/2014				N	Y	Refinance	0	19,677
68	Trace Lofts/Trace North	1,919	11.4%	12/31/2015	3/13/2014	3/17/2014		3/18/2014	12.0%	N	Y	Refinance	0	3,216
69	Holiday Inn Express Austell Powder Springs				12/18/2013	12/13/2013				N	Y	Refinance	0	26,525
70	Walgreens - Everett				11/7/2013	11/7/2013		11/27/2013	8.0%	N	N	Refinance	0	0
71	Weston Road Business Center	718	3.3%	10/31/2014	1/21/2014	1/21/2014				N	Y	Refinance	0	66,894
72	Comfort Suites Springfield, OH				1/31/2014	1/30/2014				N	Y	Refinance	0	19,573
73	WWG StorQuest - Evergreen				2/3/2014	8/22/2013		8/23/2013	13.0%	N	Y	Acquisition	210,138	5,920
74	Chatham Towers, Inc.				3/11/2014	3/11/2014				N	Y	Refinance	0	0
75	Summer Lakes Self Storage				2/26/2014	2/26/2014				N	Y	Refinance	0	30,721
76	Hacienda Valley Shopping Center	1,800	7.6%	3/31/2018	1/9/2014	1/14/2014		1/9/2014	15.0%	N	Y	Refinance	32,890	10,010
77	333 West End Tenants Corp.				2/14/2014	2/12/2014				N	Y	Refinance	0	0
78	Walgreens - Pasadena				1/29/2014	1/29/2014				N	N	Refinance	0	0
79	Capital & Sunny Acres MHP				3/14/2014	3/14/2014				N	Y	Refinance	3,750	30,463
80	La Verne Center				7/2/2013	3/25/2014		7/2/2013	14.0%	N	Y	Refinance	0	4,686
81	Walgreens - Carson City				2/27/2014	2/27/2014		2/27/2014	10.0%	N	Y	Refinance	0	0
82	Princeton Court Apartments				3/4/2014	3/4/2014				N	Y	Refinance	0	51,272
83	Winn Dixie Baton Rouge				1/29/2014	1/29/2014				N	Y	Acquisition	0	0
84	The Commons Shopping Center	4,350	11.2%	1/31/2015	3/20/2014	12/26/2013				N	Y	Acquisition	1,375	15,402
85	321 Apartments Corp.				2/6/2014	2/5/2014				N	Y	Refinance	0	0
86	Wheatfield Self Storage				1/2/2014	1/2/2014				N	Y	Refinance	0	18,888
87	Golf View Apartments				2/27/2014	2/27/2014				N	Y	Refinance	10,563	52,282
88	Folly Road Self Storage				2/19/2014	2/19/2014				N	Y	Refinance	0	12,418
89	929 Park Avenue Apartments Corp.				3/3/2014	2/28/2014				N	Y	Refinance	0	0
90	70 N. Grove Owners Corp.				1/31/2014	1/30/2014				N	Y	Refinance	0	0
91	Barrington Apartments				3/5/2014	3/4/2014				N	Y	Refinance	0	42,853
92	Tanglewood Gardens Owners Corp.				3/3/2014	3/18/2014				N	Y	Refinance	0	0
93	Centrentset Corp.				1/24/2014	2/4/2014				N	Y	Refinance	0	0
94	Fowler Court Tenants Inc.				2/14/2014	1/17/2014				N	Y	Refinance	0	0
95	Park Terrace Manor, Inc.				3/13/2014	3/13/2014				N	Y	Refinance	0	18,592
96	Mobile Manor MHC				7/19/2013	7/19/2013				N	Y	Refinance	3,563	2,701
97	Trailwood MHC				2/27/2014	2/28/2014				N	Y	Refinance	0	6,126
98	119 West 71st Street Owners Corp.				2/21/2014	2/21/2014				N	Y	Refinance	0	0

A-1-20

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(19)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	Woodbridge Center	Springing			0	Springing			0	Springing	276,352
2	Bloomberg Data Center	Springing			0	Springing			0	Springing	0
3	Worldgate Centre	88,295	Cash		0	Springing			0	3,822	0	Cash
4	Sugar Creek I & II	75,986	Cash		0	Springing			0	6,820	0	Cash
4.01	Sugar Creek I
4.02	Sugar Creek II
5	Rockwell - ARINC HQ	Springing			0	Springing			0	Springing	750,000
6	Brunswick Square	Springing			0	Springing			0	Springing	273,600
7	Hilton DFW Lakes Hotel and Conference Center	66,357	Cash		0	Springing			88,932	88,932	0	Cash
8	Residence Inn Aventura	40,594	Cash		0	Springing			0	36,829	0	Cash
9	Savoy Retail & 60th Street Residential	123,076	Cash		0	Springing			0	1,011	0	Cash
9.01	Savoy Commercial Condominium Unit
9.02	205-213 East 60th Street
10	Minneapolis Apartment Portfolio	40,574	Cash		49,238	9,848	Cash		0	8,958	0	Cash
10.01	2101 East River Terrace
10.02	214-220 East 19th Street
10.03	1308 Powderhorn Terrace
10.04	6 East 25th Street
10.05	1801 3rd Avenue South
10.06	25 East 25th Street
10.07	203 East 19th Street
10.08	615 East 16th Street
10.09	3013 Grand Avenue South
10.10	1728 2nd Avenue
10.11	3211 Minnehaha Avenue South
10.12	3146 Minnehaha Avenue South
10.13	1511 Lagoon Avenue
10.14	3312 Blaisdell Avenue South
10.15	3140 Minnehaha Avenue South
10.16	3018 30th Avenue South
10.17	3030 29th Avenue South
11	Lacey Market Square	23,580	Cash		0	Springing			0	3,455	0	Cash
12	Woodland Apartments	21,114	Cash		23,938	2,850	Cash		0	3,733	0	Cash
13	Westland Multifamily Portfolio I	20,880	Cash		66,407	6,037	Cash		0	6,401	0	Cash
13.01	102nd Street Apartments
13.02	Cordova Street Apartments
13.03	Poppy Street Apartments
13.04	Santa Rosalia Apartments
13.05	39th Street Apartments
13.06	Daisy Avenue Apartments
13.07	828 Beach Avenue Apartments
13.08	Harvard Apartments
13.09	Dawson Apartments
13.10	Orange Avenue Apartments
13.11	Chestnut Apartments
13.12	610 East Hyde Park Apartments
13.13	Linden Apartments
14	Vintage Parts Portfolio	Springing			0	Springing			0	Springing	0
14.01	Corporate Campus
14.02	Green Valley Campus
14.03	Columbus Campus
15	Foxwoods Hotel Portfolio	21,589	Cash		51,264	16,274	Cash		0	28,860	0	Cash
15.01	Hilton Garden Inn Preston
15.02	Bellissimo Grande
16	The Howard Owners, Inc.	Springing			0	Springing			0	0	0
17	Shops at Park Village	23,009	Cash		3,299	1,652	Cash		0	1,855	22,258	Cash
18	Woodmont Plaza	24,497	Cash		0	Springing			0	0	0
19	DoubleTree Richardson	29,833	Cash		13,306	6,336	Cash		0	28,630	0	Cash
20	BJ’s Wholesale HQ	Springing			0	Springing			0	Springing	600,000
21	Orange Avenue MHP	12,874	Cash		6,734	3,367	Cash		488	488	0	Cash
22	El Rancho MHP	15,217	Cash		10,073	1,259	Cash		617	617	0	Cash
23	Mercedes Benz Greenwich	Springing			0	Springing			0	Springing	0
24	Town Park Office	16,131	Cash		5,952	1,984	Cash		4,300	4,300	0	Cash
25	David Drye II	15,130	Cash		39,920	3,327	Cash		6,938	6,938	0	Cash
25.01	Willow Creek
25.02	Madison Place
26	Westland Multifamily Portfolio II	15,368	Cash		35,508	2,959	Cash		0	3,021	0	Cash
26.01	El Segundo Apartments
26.02	Eucalyptus Avenue Apartments
26.03	Mariposa Apartments
26.04	Villa Serena Apartments
26.05	827 Beach Avenue Apartments
27	Residence Inn - Middleton	15,359	Cash		0	Springing			0	12,500	0	Cash
28	Courtyard by Marriott - Middleton	8,598	Cash		0	Springing			0	13,700	0	Cash
29	Country Place MHP	9,206	Cash		13,795	1,724	Cash		983	983	0	Cash
30	Torrance MHP	4,284	Cash		7,517	940	Cash		275	275	0	Cash
31	Shops at Concert Park	21,210	Cash		3,806	1,903	Cash		0	379	13,656	Cash
32	MarketPlace Management Portfolio	11,950	Cash		4,063	2,031	Cash		235,564	1,527	0	Cash
32.01	2705 North Main Street
32.02	2620 South Main Street
32.03	2610 Plaza Court
32.04	234 Kettering Drive
32.05	2624 South Main Street
33	Diamond Mine Mini Storage Union City	5,316	Cash		908	908	Cash		0	2,748	0	Cash
34	Diamond Mine Mini Storage Brentwood	3,729	Cash		804	804	Cash		0	1,097	0	Cash
35	41 University Drive	18,161	Cash		12,563	1,570	Cash		2,260	2,260	0	Cash
36	Parkway Corporate Center	27,959	Cash		5,152	1,717	Cash		2,338	2,338	105,201	Cash
37	Hilton Garden Inn North Phoenix	12,462	Cash		11,711	2,788	Cash		0	12,008	0	Cash
38	Spectrum Control, Inc.	Springing			0	Springing			0	Springing	0
39	Poplar Springs and Garden Walk Portfolio	13,070	Cash		14,857	7,075	Cash		0	14,025	0	Cash
39.01	Garden Walk Apartments
39.02	Poplar Springs
40	Holiday Inn Express - Dickson City	9,167	Cash		36,141	2,868	Cash		0	10,679	0	Cash
41	Hilton Garden Inn Panama City	4,741	Cash		16,751	2,393	Cash		0	11,280	0	Cash
42	Holiday Inn Express Downtown Cleveland	34,349	Cash		113,155	14,144	Cash		15,427	15,427	0	Cash
43	Garden City MHC Portfolio	7,079	Cash		5,228	2,490	Cash		0	3,046	0	Cash
43.01	East Garden Village
43.02	Prairie Wind
44	Hilton Garden Inn - Beaumont	13,633	Cash		14,519	6,914	Cash		0	9,488	0	Cash
45	El Centro Town Center II	8,040	Cash		3,375	643	Cash		0	710	0	Cash

A-1-21

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(19)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
46	Comfort Suites Cincinnati Airport	2,654	Cash		4,670	0	Cash		0	4,462	0	Cash
47	Comfort Suites Indianapolis Airport	7,011	Cash		6,819	0	Cash		0	4,620	0	Cash
48	Security Public Storage - Redwood City	Springing			0	Springing			0	Springing	0
49	Cielo Ranch Apartments	17,552	Cash		161,608	12,431	Cash		10,512	10,512	0	Cash
50	Armoury Commons	14,848	Cash		15,371	7,320	Cash		0	5,458	0	Cash
51	Holiday Inn Bakersfield	8,347	Cash		15,918	2,274	Cash		7,747	7,747	0	Cash
52	Retail at Pasadena Collection	10,967	Cash		1,318	264	Cash		0	0	0
53	Cherry Ridge Office Park	11,904	Cash		5,596	1,865	Cash		0	2,366	85,000	Cash
54	Chancellor Apartments	12,028	Cash		67,861	4,524	Cash		225,000	4,667	0	Cash
55	Oakwood MHP	14,733	Cash		1,781	890	Cash		896	896	0	Cash
56	Poplar Garden	15,603	Cash		12,263	3,066	Cash		3,656	3,656	0	Cash
57	Eastlake Shopping Center	6,209	Cash		14,241	3,560	Cash		12,188	2,305	82,979	Cash
58	South Loop II Shopping Center	1,991	Cash		3,186	797	Cash		0	505	18,180	Cash
59	River Bay Plaza	5,551	Cash		8,757	4,378	Cash		0	990	0	Cash
60	1430 Lee Trevino	11,543	Cash		1,666	1,666	Cash		45,000	1,811	45,000	Cash
61	TownePlace Suites	6,041	Cash		19,389	2,154	Cash		5,626	5,626	0	Cash
62	WWG StorQuest - Twenty Mile	9,649	Cash		0	Springing			0	873	20,960	Cash
63	Claymoor Apartments	14,937	Cash		25,473	3,184	Cash		2,617	2,617	0	Cash
64	WWG StorQuest - Highlands Ranch	9,645	Cash		0	Springing			0	777	18,636	Cash
65	Candlewood Suites - Denham Springs	4,928	Cash		40,325	3,491	Cash		0	5,196	0	Cash
66	Sunrise Plaza	5,892	Cash		4,922	2,344	Cash		0	865	0	Cash
67	Comfort Suites - Sulphur	3,748	Cash		24,112	3,281	Cash		0	5,115	0	Cash
68	Trace Lofts/Trace North	3,216	Cash		287	96	Cash		282	282	0	Cash
69	Holiday Inn Express Austell Powder Springs	3,609	Cash		5,629	2,681	Cash		0	5,425	0	Cash
70	Walgreens - Everett	Springing			0	Springing			0	Springing	0
71	Weston Road Business Center	11,149	Cash		23,500	3,141	Cash		0	648	0	Cash
72	Comfort Suites Springfield, OH	3,915	Cash		17,888	1,491	Cash		5,519	5,519	250,000	Cash
73	WWG StorQuest - Evergreen	5,920	Cash		0	Springing			0	1,322	60,000	Cash
74	Chatham Towers, Inc.	Springing			0	Springing			0	0	0
75	Summer Lakes Self Storage	7,314	Cash		12,913	1,076	Cash		0	507	18,255	Cash
76	Hacienda Valley Shopping Center	10,010	Cash		7,670	852	Cash		0	1,494	0	Cash
77	333 West End Tenants Corp.	Springing			0	Springing			0	0	0
78	Walgreens - Pasadena	Springing			0	Springing			0	Springing	0
79	Capital & Sunny Acres MHP	5,077	Cash		3,013	1,506	Cash		667	667	0	Cash
80	La Verne Center	4,686	Cash		5,691	569	Cash		363	363	0	Cash
81	Walgreens - Carson City	Springing			0	Springing			0	Springing	0
82	Princeton Court Apartments	7,325	Cash		19,976	1,665	Cash		0	1,875	115,000	Cash
83	Winn Dixie Baton Rouge	Springing			0	Springing			0	Springing	0
84	The Commons Shopping Center	1,925	Cash		4,532	647	Cash		0	484	0	Cash
85	321 Apartments Corp.	Springing			0	Springing			0	0	0
86	Wheatfield Self Storage	4,497	Cash		14,654	977	Cash		0	563	20,261	Cash
87	Golf View Apartments	7,469	Cash		29,014	3,627	Cash		5,310	5,310	0	Cash
88	Folly Road Self Storage	3,105	Cash		1,108	1,108	Cash		446	446	0	Cash
89	929 Park Avenue Apartments Corp.	Springing			0	Springing			0	0	0
90	70 N. Grove Owners Corp.	Springing			0	Springing			0	0	0
91	Barrington Apartments	7,142	Cash		15,944	1,329	Cash		0	1,667	100,000	Cash
92	Tanglewood Gardens Owners Corp.	Springing			0	Springing			0	0	0
93	Centrentset Corp.	Springing			0	Springing			0	0	0
94	Fowler Court Tenants Inc.	Springing			0	Springing			0	0	0
95	Park Terrace Manor, Inc.	9,296	Cash		0	Springing			0	0	0
96	Mobile Manor MHC	540	Cash		3,278	364	Cash		7,350	613	7,350	Cash
97	Trailwood MHC	875	Cash		723	241	Cash		250	250	0	Cash
98	119 West 71st Street Owners Corp.	Springing			0	Springing			0	0	0

A-1-22

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(20)	Monthly TI/LC Reserve ($)(20)	TI/LC Reserve Cap ($)(20)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)(21)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	Woodbridge Center	0	Springing	649,670			0	0
2	Bloomberg Data Center	0	0	0			0	0			Landlord Work
3	Worldgate Centre	0	10,833	260,000	Cash		0	0			Outstanding TI/LC Reserve
4	Sugar Creek I & II	0	8,834	0	Cash		0	75,000	Cash		Tenant Specific TILC Reserve
4.01	Sugar Creek I
4.02	Sugar Creek II
5	Rockwell - ARINC HQ	0	Springing	1,500,000			0	0
6	Brunswick Square	0	Springing	711,600			0	0
7	Hilton DFW Lakes Hotel and Conference Center	0	0	0			0	0			Texas Grand Reserve
8	Residence Inn Aventura	0	0	0			0	0			Construction Reserve Funds
9	Savoy Retail & 60th Street Residential	0	Springing	500,000			0	0			Free Rent Funds
9.01	Savoy Commercial Condominium Unit
9.02	205-213 East 60th Street
10	Minneapolis Apartment Portfolio	0	0	0			0	0			Working Capital Reserve
10.01	2101 East River Terrace
10.02	214-220 East 19th Street
10.03	1308 Powderhorn Terrace
10.04	6 East 25th Street
10.05	1801 3rd Avenue South
10.06	25 East 25th Street
10.07	203 East 19th Street
10.08	615 East 16th Street
10.09	3013 Grand Avenue South
10.10	1728 2nd Avenue
10.11	3211 Minnehaha Avenue South
10.12	3146 Minnehaha Avenue South
10.13	1511 Lagoon Avenue
10.14	3312 Blaisdell Avenue South
10.15	3140 Minnehaha Avenue South
10.16	3018 30th Avenue South
10.17	3030 29th Avenue South
11	Lacey Market Square	0	4,810	0	Cash		0	0			DSCR Trigger Funds
12	Woodland Apartments	0	0	0			0	0
13	Westland Multifamily Portfolio I	0	0	0			0	0
13.01	102nd Street Apartments
13.02	Cordova Street Apartments
13.03	Poppy Street Apartments
13.04	Santa Rosalia Apartments
13.05	39th Street Apartments
13.06	Daisy Avenue Apartments
13.07	828 Beach Avenue Apartments
13.08	Harvard Apartments
13.09	Dawson Apartments
13.10	Orange Avenue Apartments
13.11	Chestnut Apartments
13.12	610 East Hyde Park Apartments
13.13	Linden Apartments
14	Vintage Parts Portfolio	0	Springing	0			0	0
14.01	Corporate Campus
14.02	Green Valley Campus
14.03	Columbus Campus
15	Foxwoods Hotel Portfolio	0	0	0			0	0			Franchise PIP Funds
15.01	Hilton Garden Inn Preston
15.02	Bellissimo Grande
16	The Howard Owners, Inc.	0	0	0			0	0
17	Shops at Park Village	0	5,000	180,000	Cash		0	0
18	Woodmont Plaza	0	0	0			0	0			Artifacts TI/LC Reserve
19	DoubleTree Richardson	0	0	0			0	0			Seasonality Fund
20	BJ’s Wholesale HQ	0	Springing	1,250,000			0	0			Rent Structuring Reserve Funds
21	Orange Avenue MHP	0	0	0			0	0
22	El Rancho MHP	0	0	0			0	0
23	Mercedes Benz Greenwich	0	0	0			0	0
24	Town Park Office	916,850	16,850	0	Cash		0	0
25	David Drye II	0	0	0			0	0
25.01	Willow Creek
25.02	Madison Place
26	Westland Multifamily Portfolio II	0	0	0			0	0
26.01	El Segundo Apartments
26.02	Eucalyptus Avenue Apartments
26.03	Mariposa Apartments
26.04	Villa Serena Apartments
26.05	827 Beach Avenue Apartments
27	Residence Inn - Middleton	0	0	0			0	0
28	Courtyard by Marriott - Middleton	0	0	0			0	0
29	Country Place MHP	0	0	0			0	0
30	Torrance MHP	0	0	0			0	0
31	Shops at Concert Park	0	4,914; Springing	100,000	Cash		0	0			Terrorism Policy Reserve
32	MarketPlace Management Portfolio	0	Springing	183,240			0	0			Carmike Critical Tenant Reserve ($350,000); Rue21 Reserve ($165,000); GNC Reserve ($7,200)
32.01	2705 North Main Street
32.02	2620 South Main Street
32.03	2610 Plaza Court
32.04	234 Kettering Drive
32.05	2624 South Main Street
33	Diamond Mine Mini Storage Union City	0	0	0			0	0
34	Diamond Mine Mini Storage Brentwood	0	0	0			0	0
35	41 University Drive	9,100	9,100	500,000	Cash		0	0			St. Mary’s Reserve
36	Parkway Corporate Center	12,500	12,500; Springing	See Footnote	Cash		0	0
37	Hilton Garden Inn North Phoenix	0	0	0			0	0			Seasonality Fund
38	Spectrum Control, Inc.	0	Springing	0			0	0
39	Poplar Springs and Garden Walk Portfolio	0	0	0			0	0
39.01	Garden Walk Apartments
39.02	Poplar Springs
40	Holiday Inn Express - Dickson City	0	0	0			0	0			Franchise Agreement Funds
41	Hilton Garden Inn Panama City	0	0	0			0	0			Seasonality Reserve
42	Holiday Inn Express Downtown Cleveland	0	0	0			0	0			Seasonality Reserve
43	Garden City MHC Portfolio	0	0	0			0	0
43.01	East Garden Village
43.02	Prairie Wind
44	Hilton Garden Inn - Beaumont	0	0	0			0	0
45	El Centro Town Center II	200,000	1,897	0	Cash		0	0			Critical Tenant TI/LC Funds

A-1-23

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(20)	Monthly TI/LC Reserve ($)(20)	TI/LC Reserve Cap ($)(20)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)(21)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
46	Comfort Suites Cincinnati Airport	0	0	0			0	0			Seasonality Reserve
47	Comfort Suites Indianapolis Airport	0	0	0			0	0			Seasonality Reserve
48	Security Public Storage - Redwood City	0	0	0			0	0
49	Cielo Ranch Apartments	0	0	0			0	0
50	Armoury Commons	0	0	0			0	0
51	Holiday Inn Bakersfield	0	0	0			0	0			PIP Reserve
52	Retail at Pasadena Collection	23,600	1,957	0	Cash		0	0			Association Assessment Reserve
53	Cherry Ridge Office Park	40,000	21,290	400,000	Cash		0	0
54	Chancellor Apartments	0	0	0			0	0
55	Oakwood MHP	0	0	0			0	0			Submeter Installation Reserve
56	Poplar Garden	0	0	0			0	0
57	Eastlake Shopping Center	0	7,083	297,500	Cash		0	0
58	South Loop II Shopping Center	0	2,000	84,000	Cash		0	0
59	River Bay Plaza	0	4,116	125,000	Cash		0	0			Anchor Tenant Reserve
60	1430 Lee Trevino	60,000	2,590	60,000	Cash		0	0
61	TownePlace Suites	0	0	0			0	0			PIP Reserve
62	WWG StorQuest - Twenty Mile	0	0	0			0	0
63	Claymoor Apartments	0	0	0			0	0
64	WWG StorQuest - Highlands Ranch	0	0	0			0	0
65	Candlewood Suites - Denham Springs	0	0	0			0	0			Franchise Expiration/PIP Funds
66	Sunrise Plaza	0	2,601	135,000	Cash		0	0			Critical Tenant TI/LC Funds
67	Comfort Suites - Sulphur	0	0	0			0	0			Franchise Expiration/PIP Funds
68	Trace Lofts/Trace North	2,537	2,537	0	Cash		0	0
69	Holiday Inn Express Austell Powder Springs	0	0	0			0	0			Franchise Renewal Reserve Funds
70	Walgreens - Everett	0	Springing	0			0	0
71	Weston Road Business Center	70,000	2,699	161,918	Cash		0	0
72	Comfort Suites Springfield, OH	0	0	0			0	0
73	WWG StorQuest - Evergreen	0	0	0			0	0			Mold Reserve
74	Chatham Towers, Inc.	0	0	0			0	0
75	Summer Lakes Self Storage	0	0	0			0	0
76	Hacienda Valley Shopping Center	0	2,197	79,075	Cash		0	0
77	333 West End Tenants Corp.	0	0	0			0	0
78	Walgreens - Pasadena	0	Springing	0			0	0
79	Capital & Sunny Acres MHP	0	0	0			0	0
80	La Verne Center	1,519	1,519	0	Cash		0	0			Free Rent Reserve
81	Walgreens - Carson City	0	Springing	0			0	0
82	Princeton Court Apartments	0	0	0			0	0
83	Winn Dixie Baton Rouge	0	Springing	0			0	0
84	The Commons Shopping Center	20,000	3,417	100,000	Cash		0	0
85	321 Apartments Corp.	0	0	0			0	0
86	Wheatfield Self Storage	0	0	0			0	0
87	Golf View Apartments	0	0	0			0	0
88	Folly Road Self Storage	0	0	0			0	0
89	929 Park Avenue Apartments Corp.	0	0	0			0	0
90	70 N. Grove Owners Corp.	0	0	0			0	0
91	Barrington Apartments	0	0	0			0	0
92	Tanglewood Gardens Owners Corp.	0	0	0			0	0			Collateral Security Agreement for Environmental Items
93	Centrentset Corp.	0	0	0			0	0
94	Fowler Court Tenants Inc.	0	0	0			0	0
95	Park Terrace Manor, Inc.	0	0	0			0	0
96	Mobile Manor MHC	0	0	0			0	0
97	Trailwood MHC	0	0	0			0	0
98	119 West 71st Street Owners Corp.	0	0	0			0	0

A-1-24

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(22)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	Woodbridge Center	0	0	0				0	0	0
2	Bloomberg Data Center	8,562,127	0	0	Cash		Landlord Work LoC	29,056,464	0	0	LoC
3	Worldgate Centre	423,768	0	0	Cash		Rent Concession Reserve	116,454	0	0	Cash
4	Sugar Creek I & II	212,955	0	0	Cash		Noble Drilling / ICON Reserve	0	Noble Drilling - $35,334; Springing	0	Cash
4.01	Sugar Creek I
4.02	Sugar Creek II
5	Rockwell - ARINC HQ	0	0	0				0	0	0
6	Brunswick Square	0	0	0				0	0	0
7	Hilton DFW Lakes Hotel and Conference Center	1,100,000	0	0	Cash			0	0	0
8	Residence Inn Aventura	0	Springing	0			Seasonality Funds	0	Springing	500,000
9	Savoy Retail & 60th Street Residential	140,000	0	0	Cash			0	0	0
9.01	Savoy Commercial Condominium Unit
9.02	205-213 East 60th Street
10	Minneapolis Apartment Portfolio	500,000	0	0	Cash			0	0	0
10.01	2101 East River Terrace
10.02	214-220 East 19th Street
10.03	1308 Powderhorn Terrace
10.04	6 East 25th Street
10.05	1801 3rd Avenue South
10.06	25 East 25th Street
10.07	203 East 19th Street
10.08	615 East 16th Street
10.09	3013 Grand Avenue South
10.10	1728 2nd Avenue
10.11	3211 Minnehaha Avenue South
10.12	3146 Minnehaha Avenue South
10.13	1511 Lagoon Avenue
10.14	3312 Blaisdell Avenue South
10.15	3140 Minnehaha Avenue South
10.16	3018 30th Avenue South
10.17	3030 29th Avenue South
11	Lacey Market Square	0	Springing	0			Critical Tenant TI/LC Funds	0	Springing	0
12	Woodland Apartments	0	0	0				0	0	0
13	Westland Multifamily Portfolio I	0	0	0				0	0	0
13.01	102nd Street Apartments
13.02	Cordova Street Apartments
13.03	Poppy Street Apartments
13.04	Santa Rosalia Apartments
13.05	39th Street Apartments
13.06	Daisy Avenue Apartments
13.07	828 Beach Avenue Apartments
13.08	Harvard Apartments
13.09	Dawson Apartments
13.10	Orange Avenue Apartments
13.11	Chestnut Apartments
13.12	610 East Hyde Park Apartments
13.13	Linden Apartments
14	Vintage Parts Portfolio	0	0	0				0	0	0
14.01	Corporate Campus
14.02	Green Valley Campus
14.03	Columbus Campus
15	Foxwoods Hotel Portfolio	0	Springing	0				0	0	0
15.01	Hilton Garden Inn Preston
15.02	Bellissimo Grande
16	The Howard Owners, Inc.	0	0	0				0	0	0
17	Shops at Park Village	0	0	0				0	0	0
18	Woodmont Plaza	375,830	0	0	Cash			0	0	0
19	DoubleTree Richardson	0	20,000	133,000	Cash		Franchise Renewal Reserve Funds	0	Springing	0
20	BJ’s Wholesale HQ	898,718	0	0	Cash			0	0	0
21	Orange Avenue MHP	0	0	0				0	0	0
22	El Rancho MHP	0	0	0				0	0	0
23	Mercedes Benz Greenwich	0	0	0			Critical Tenant TI/LC Reserve	0	Springing	0
24	Town Park Office	0	0	0				0	0	0
25	David Drye II	0	0	0				0	0	0
25.01	Willow Creek
25.02	Madison Place
26	Westland Multifamily Portfolio II	0	0	0				0	0	0
26.01	El Segundo Apartments
26.02	Eucalyptus Avenue Apartments
26.03	Mariposa Apartments
26.04	Villa Serena Apartments
26.05	827 Beach Avenue Apartments
27	Residence Inn - Middleton	0	0	0				0	0	0
28	Courtyard by Marriott - Middleton	0	0	0				0	0	0
29	Country Place MHP	0	0	0				0	0	0
30	Torrance MHP	0	0	0				0	0	0
31	Shops at Concert Park	6,000	0	0	Cash			0	0	0
32	MarketPlace Management Portfolio	522,200	0	Carmike Critical Tenant Reserve($750,000)	Cash		Food Lion Critical Tenant Reserve	0	Springing	0
32.01	2705 North Main Street
32.02	2620 South Main Street
32.03	2610 Plaza Court
32.04	234 Kettering Drive
32.05	2624 South Main Street
33	Diamond Mine Mini Storage Union City	0	0	0				0	0	0
34	Diamond Mine Mini Storage Brentwood	0	0	0				0	0	0
35	41 University Drive	600,000	0	0	Cash			0	0	0
36	Parkway Corporate Center	0	0	0				0	0	0
37	Hilton Garden Inn North Phoenix	250,000	Springing	0	Cash			0	0	0
38	Spectrum Control, Inc.	0	0	0				0	0	0
39	Poplar Springs and Garden Walk Portfolio	0	0	0				0	0	0
39.01	Garden Walk Apartments
39.02	Poplar Springs
40	Holiday Inn Express - Dickson City	0	Springing	0				0	0	0
41	Hilton Garden Inn Panama City	0	6,000	30,000	Cash			0	0	0
42	Holiday Inn Express Downtown Cleveland	150,000	18,750	150,000	Cash			0	0	0
43	Garden City MHC Portfolio	0	0	0				0	0	0
43.01	East Garden Village
43.02	Prairie Wind
44	Hilton Garden Inn - Beaumont	0	0	0				0	0	0
45	El Centro Town Center II	0	Springing	0				0	0	0

A-1-25

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(22)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
46	Comfort Suites Cincinnati Airport	0	12,000	60,000	Cash			0	0	0
47	Comfort Suites Indianapolis Airport	0	8,000	40,000	Cash			0	0	0
48	Security Public Storage - Redwood City	0	0	0				0	0	0
49	Cielo Ranch Apartments	0	0	0				0	0	0
50	Armoury Commons	0	0	0				0	0	0
51	Holiday Inn Bakersfield	0	0	720,000	Cash		Operations Reserve	14,000	14,000	250,000	Cash
52	Retail at Pasadena Collection	24,500	Springing	0	Cash			0	0	0
53	Cherry Ridge Office Park	0	0	0				0	0	0
54	Chancellor Apartments	0	0	0				0	0	0
55	Oakwood MHP	40,000	0	0	Cash		New Home Purchases Reserve	125,000	0	0	Cash
56	Poplar Garden	0	0	0				0	0	0
57	Eastlake Shopping Center	0	0	0				0	0	0
58	South Loop II Shopping Center	0	0	0				0	0	0
59	River Bay Plaza	287,000	0	450,000	Cash			0	0	0
60	1430 Lee Trevino	0	0	0				0	0	0
61	TownePlace Suites	1,617,000	0	0	Cash		Seasonality Reserve	60,000	0	60,000	Cash
62	WWG StorQuest - Twenty Mile	0	0	0				0	0	0
63	Claymoor Apartments	0	0	0				0	0	0
64	WWG StorQuest - Highlands Ranch	0	0	0				0	0	0
65	Candlewood Suites - Denham Springs	0	Springing	0				0	0	0
66	Sunrise Plaza	0	Springing	0				0	0	0
67	Comfort Suites - Sulphur	0	Springing	0				0	0	0
68	Trace Lofts/Trace North	0	0	0				0	0	0
69	Holiday Inn Express Austell Powder Springs	0	Springing	0				0	0	0
70	Walgreens - Everett	0	0	0				0	0	0
71	Weston Road Business Center	0	0	0				0	0	0
72	Comfort Suites Springfield, OH	0	0	0				0	0	0
73	WWG StorQuest - Evergreen	0	Springing	0				0	0	0
74	Chatham Towers, Inc.	0	0	0				0	0	0
75	Summer Lakes Self Storage	0	0	0				0	0	0
76	Hacienda Valley Shopping Center	0	0	0				0	0	0
77	333 West End Tenants Corp.	0	0	0				0	0	0
78	Walgreens - Pasadena	0	0	0				0	0	0
79	Capital & Sunny Acres MHP	0	0	0				0	0	0
80	La Verne Center	42,394	0	0	Cash			0	0	0
81	Walgreens - Carson City	0	0	0				0	0	0
82	Princeton Court Apartments	0	0	0				0	0	0
83	Winn Dixie Baton Rouge	0	0	0				0	0	0
84	The Commons Shopping Center	0	0	0				0	0	0
85	321 Apartments Corp.	0	0	0				0	0	0
86	Wheatfield Self Storage	0	0	0				0	0	0
87	Golf View Apartments	0	0	0				0	0	0
88	Folly Road Self Storage	0	0	0				0	0	0
89	929 Park Avenue Apartments Corp.	0	0	0				0	0	0
90	70 N. Grove Owners Corp.	0	0	0				0	0	0
91	Barrington Apartments	0	0	0				0	0	0
92	Tanglewood Gardens Owners Corp.	150,000	0	0	Cash	NAP		0	0	0
93	Centrentset Corp.	0	0	0				0	0	0
94	Fowler Court Tenants Inc.	0	0	0				0	0	0
95	Park Terrace Manor, Inc.	0	0	0				0	0	0
96	Mobile Manor MHC	0	0	0				0	0	0
97	Trailwood MHC	0	0	0				0	0	0
98	119 West 71st Street Owners Corp.	0	0	0				0	0	0

A-1-26

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(23)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)(25)	Whole Loan Debt Service ($)(26)	Subordinate Secured Debt Original Balance ($)(27)	Subordinate Secured Debt Cut-off Date Balance ($)(28)
1	Woodbridge Center			Fee				Hard/Springing Cash Management
2	Bloomberg Data Center	SMBC		Fee				Hard/Upfront Cash Management
3	Worldgate Centre			Fee				Soft/Springing Cash Management
4	Sugar Creek I & II			Fee				Hard/Upfront Cash Management
4.01	Sugar Creek I			Fee
4.02	Sugar Creek II			Fee
5	Rockwell - ARINC HQ			Fee				Hard/Springing Cash Management
6	Brunswick Square			Fee				Hard/Springing Cash Management
7	Hilton DFW Lakes Hotel and Conference Center			Fee				Hard/Springing Cash Management
8	Residence Inn Aventura			Fee				Hard/Springing Cash Management
9	Savoy Retail & 60th Street Residential			Fee				Soft/Springing Cash Management
9.01	Savoy Commercial Condominium Unit			Fee
9.02	205-213 East 60th Street			Fee
10	Minneapolis Apartment Portfolio			Fee				Springing (Without Established Account)
10.01	2101 East River Terrace			Fee
10.02	214-220 East 19th Street			Fee
10.03	1308 Powderhorn Terrace			Fee
10.04	6 East 25th Street			Fee
10.05	1801 3rd Avenue South			Fee
10.06	25 East 25th Street			Fee
10.07	203 East 19th Street			Fee
10.08	615 East 16th Street			Fee
10.09	3013 Grand Avenue South			Fee
10.10	1728 2nd Avenue			Fee
10.11	3211 Minnehaha Avenue South			Fee
10.12	3146 Minnehaha Avenue South			Fee
10.13	1511 Lagoon Avenue			Fee
10.14	3312 Blaisdell Avenue South			Fee
10.15	3140 Minnehaha Avenue South			Fee
10.16	3018 30th Avenue South			Fee
10.17	3030 29th Avenue South			Fee
11	Lacey Market Square			Fee				None
12	Woodland Apartments			Fee				Springing (Without Established Account)
13	Westland Multifamily Portfolio I			Fee				Soft/Springing Cash Management
13.01	102nd Street Apartments			Fee
13.02	Cordova Street Apartments			Fee
13.03	Poppy Street Apartments			Fee
13.04	Santa Rosalia Apartments			Fee
13.05	39th Street Apartments			Fee
13.06	Daisy Avenue Apartments			Fee
13.07	828 Beach Avenue Apartments			Fee
13.08	Harvard Apartments			Fee
13.09	Dawson Apartments			Fee
13.10	Orange Avenue Apartments			Fee
13.11	Chestnut Apartments			Fee
13.12	610 East Hyde Park Apartments			Fee
13.13	Linden Apartments			Fee
14	Vintage Parts Portfolio			Fee				Hard/Upfront Cash Management
14.01	Corporate Campus			Fee
14.02	Green Valley Campus			Fee
14.03	Columbus Campus			Fee
15	Foxwoods Hotel Portfolio			Fee				Hard/Upfront Cash Management
15.01	Hilton Garden Inn Preston			Fee
15.02	Bellissimo Grande			Fee
16	The Howard Owners, Inc.			Fee				None	22,982,525	97,177	1,500,000	0
17	Shops at Park Village			Fee				Springing (Without Established Account)
18	Woodmont Plaza			Fee				Springing (Without Established Account)
19	DoubleTree Richardson			Fee				Hard/Springing Cash Management
20	BJ’s Wholesale HQ			Fee				Hard/Springing Cash Management
21	Orange Avenue MHP			Fee				Springing (Without Established Account)
22	El Rancho MHP			Fee				Springing (Without Established Account)
23	Mercedes Benz Greenwich			Fee				Hard/Springing Cash Management
24	Town Park Office			Fee				Hard/Springing Cash Management
25	David Drye II			Fee				Hard/Springing Cash Management
25.01	Willow Creek			Fee
25.02	Madison Place			Fee
26	Westland Multifamily Portfolio II			Fee				Soft/Springing Cash Management
26.01	El Segundo Apartments			Fee
26.02	Eucalyptus Avenue Apartments			Fee
26.03	Mariposa Apartments			Fee
26.04	Villa Serena Apartments			Fee
26.05	827 Beach Avenue Apartments			Fee
27	Residence Inn - Middleton			Fee				None
28	Courtyard by Marriott - Middleton			Fee				None
29	Country Place MHP			Fee				Springing (Without Established Account)
30	Torrance MHP			Fee				Springing (Without Established Account)
31	Shops at Concert Park			Fee				Soft/Springing Cash Management
32	MarketPlace Management Portfolio			Fee				Hard/Springing Cash Management
32.01	2705 North Main Street			Fee
32.02	2620 South Main Street			Fee
32.03	2610 Plaza Court			Fee
32.04	234 Kettering Drive			Fee
32.05	2624 South Main Street			Fee
33	Diamond Mine Mini Storage Union City			Fee				None
34	Diamond Mine Mini Storage Brentwood			Fee				None
35	41 University Drive			Fee				Springing (Without Established Account)
36	Parkway Corporate Center			Fee				None
37	Hilton Garden Inn North Phoenix			Fee				Hard/Springing Cash Management
38	Spectrum Control, Inc.			Fee				Hard/Springing Cash Management
39	Poplar Springs and Garden Walk Portfolio			Fee				Springing (Without Established Account)
39.01	Garden Walk Apartments			Fee
39.02	Poplar Springs			Fee
40	Holiday Inn Express - Dickson City			Fee				Hard/Springing Cash Management
41	Hilton Garden Inn Panama City			Fee				Hard/Springing Cash Management
42	Holiday Inn Express Downtown Cleveland			Fee				Hard/Springing Cash Management
43	Garden City MHC Portfolio			Fee				Springing (Without Established Account)
43.01	East Garden Village			Fee
43.02	Prairie Wind			Fee
44	Hilton Garden Inn - Beaumont			Fee				Hard/Springing Cash Management
45	El Centro Town Center II			Fee				Hard/Springing Cash Management

A-1-27

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(23)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)(25)	Whole Loan Debt Service ($)(26)	Subordinate Secured Debt Original Balance ($)(27)	Subordinate Secured Debt Cut-off Date Balance ($)(28)
46	Comfort Suites Cincinnati Airport			Fee				Hard/Springing Cash Management
47	Comfort Suites Indianapolis Airport			Fee				Hard/Springing Cash Management
48	Security Public Storage - Redwood City			Fee				None
49	Cielo Ranch Apartments			Fee				Springing (Without Established Account)
50	Armoury Commons			Fee				Springing (Without Established Account)
51	Holiday Inn Bakersfield			Fee				Springing (Without Established Account)
52	Retail at Pasadena Collection			Fee				Hard/Springing Cash Management
53	Cherry Ridge Office Park			Fee				Springing (Without Established Account)
54	Chancellor Apartments			Fee				Springing (Without Established Account)
55	Oakwood MHP			Fee				Springing (Without Established Account)
56	Poplar Garden			Fee				Springing (Without Established Account)
57	Eastlake Shopping Center			Fee				Soft/Springing Cash Management
58	South Loop II Shopping Center			Fee				Soft/Springing Cash Management
59	River Bay Plaza			Fee				Hard/Springing Cash Management
60	1430 Lee Trevino			Fee				Hard/Springing Cash Management
61	TownePlace Suites			Fee				Springing (Without Established Account)
62	WWG StorQuest - Twenty Mile			Fee				Springing (Without Established Account)
63	Claymoor Apartments			Fee				None
64	WWG StorQuest - Highlands Ranch			Fee				Springing (Without Established Account)
65	Candlewood Suites - Denham Springs			Fee				Hard/Springing Cash Management
66	Sunrise Plaza			Fee				Springing (Without Established Account)
67	Comfort Suites - Sulphur			Fee				Hard/Springing Cash Management
68	Trace Lofts/Trace North			Fee				Springing (Without Established Account)
69	Holiday Inn Express Austell Powder Springs			Fee				Hard/Springing Cash Management
70	Walgreens - Everett			Fee				Hard/Upfront Cash Management
71	Weston Road Business Center			Fee				Springing (Without Established Account)
72	Comfort Suites Springfield, OH			Fee				Hard/Springing Cash Management
73	WWG StorQuest - Evergreen			Fee				Springing (Without Established Account)
74	Chatham Towers, Inc.			Fee				None	4,694,819	21,487	1,000,000	0
75	Summer Lakes Self Storage			Fee				Springing (Without Established Account)
76	Hacienda Valley Shopping Center			Fee				None
77	333 West End Tenants Corp.			Fee				None	3,997,233	17,011	500,000	0
78	Walgreens - Pasadena			Fee				Springing (Without Established Account)
79	Capital & Sunny Acres MHP			Fee				Springing (Without Established Account)
80	La Verne Center			Fee				Springing (Without Established Account)
81	Walgreens - Carson City			Fee				Springing (Without Established Account)
82	Princeton Court Apartments			Fee				Springing (Without Established Account)
83	Winn Dixie Baton Rouge			Fee				Hard/Upfront Cash Management
84	The Commons Shopping Center			Fee				Hard/Springing Cash Management
85	321 Apartments Corp.			Fee				None	3,495,799	16,390	500,000	0
86	Wheatfield Self Storage			Fee				Springing (Without Established Account)
87	Golf View Apartments			Fee				None
88	Folly Road Self Storage			Fee				Springing (Without Established Account)
89	929 Park Avenue Apartments Corp.			Fee				None	3,048,069	13,156	500,000	0
90	70 N. Grove Owners Corp.			Fee				None	2,846,837	13,530	500,000	0
91	Barrington Apartments			Fee				Springing (Without Established Account)
92	Tanglewood Gardens Owners Corp.			Fee				None	2,197,240	10,603	200,000	0
93	Centrentset Corp.			Fee				None	2,245,010	10,737	350,000	0
94	Fowler Court Tenants Inc.			Fee				None	2,245,377	10,399	500,000	0
95	Park Terrace Manor, Inc.			Fee				None	1,747,911	8,271	250,000	0
96	Mobile Manor MHC			Fee				Springing (Without Established Account)
97	Trailwood MHC			Fee				Springing (Without Established Account)
98	119 West 71st Street Owners Corp.			Fee				None

A-1-28

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NOI DSCR (x)(12)(26)	Whole Loan U/W NCF DSCR (x)(12)(26)	Whole Loan Cut-off Date LTV Ratio(7)(29)	Whole Loan Cut- off Date U/W NOI Debt Yield(12)(29)	Whole Loan Cut- off Date U/W NCF Debt Yield(12)(29)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(30)	Affiliated Sponsors	Mortgage Loan Number
1	Woodbridge Center							GGP Real Estate Holding I, Inc		1
2	Bloomberg Data Center							Edward Russo; Joshua Rabina; Todd Aaron		2
3	Worldgate Centre							Gary D. Rappaport		3
4	Sugar Creek I & II						8,562,500	Steven Yari; Gabriel Brener		4
4.01	Sugar Creek I									4.01
4.02	Sugar Creek II									4.02
5	Rockwell - ARINC HQ							AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	Y - Group A	5
6	Brunswick Square							Simon Property Group		6
7	Hilton DFW Lakes Hotel and Conference Center							Somera Capital Management and Zelman Realty Partners		7
8	Residence Inn Aventura							Turnberry Associates		8
9	Savoy Retail & 60th Street Residential							Morton L. Olshan		9
9.01	Savoy Commercial Condominium Unit									9.01
9.02	205-213 East 60th Street									9.02
10	Minneapolis Apartment Portfolio							Stephen A. Frenz; Jennifer J. Frenz		10
10.01	2101 East River Terrace									10.01
10.02	214-220 East 19th Street									10.02
10.03	1308 Powderhorn Terrace									10.03
10.04	6 East 25th Street									10.04
10.05	1801 3rd Avenue South									10.05
10.06	25 East 25th Street									10.06
10.07	203 East 19th Street									10.07
10.08	615 East 16th Street									10.08
10.09	3013 Grand Avenue South									10.09
10.10	1728 2nd Avenue									10.10
10.11	3211 Minnehaha Avenue South									10.11
10.12	3146 Minnehaha Avenue South									10.12
10.13	1511 Lagoon Avenue									10.13
10.14	3312 Blaisdell Avenue South									10.14
10.15	3140 Minnehaha Avenue South									10.15
10.16	3018 30th Avenue South									10.16
10.17	3030 29th Avenue South									10.17
11	Lacey Market Square							A. Stuart Rubin		11
12	Woodland Apartments							Jon Wood; Roger Kuula		12
13	Westland Multifamily Portfolio I							Allen Alevy and Deanna Alevy as individuals and as co-trustees of the Alevy Family Trust	Y - Group B	13
13.01	102nd Street Apartments									13.01
13.02	Cordova Street Apartments									13.02
13.03	Poppy Street Apartments									13.03
13.04	Santa Rosalia Apartments									13.04
13.05	39th Street Apartments									13.05
13.06	Daisy Avenue Apartments									13.06
13.07	828 Beach Avenue Apartments									13.07
13.08	Harvard Apartments									13.08
13.09	Dawson Apartments									13.09
13.10	Orange Avenue Apartments									13.10
13.11	Chestnut Apartments									13.11
13.12	610 East Hyde Park Apartments									13.12
13.13	Linden Apartments									13.13
14	Vintage Parts Portfolio							LCN Capital Partners		14
14.01	Corporate Campus									14.01
14.02	Green Valley Campus									14.02
14.03	Columbus Campus									14.03
15	Foxwoods Hotel Portfolio							Patrick Levantino		15
15.01	Hilton Garden Inn Preston									15.01
15.02	Bellissimo Grande									15.02
16	The Howard Owners, Inc.	4.67	4.67	19.6%	23.7%	23.7%				16
17	Shops at Park Village							W. Christopher Smith, Jr.		17
18	Woodmont Plaza							James Fangmeyer; Steven Virostek		18
19	DoubleTree Richardson							Alireza Morirahimi		19
20	BJ’s Wholesale HQ							AG Net Lease Realty Fund II, L.P.	Y - Group A	20
21	Orange Avenue MHP							Kim W. Eggleston	Y - Group C	21
22	El Rancho MHP							Kim W. Eggleston	Y - Group C	22
23	Mercedes Benz Greenwich							Joseph Simone		23
24	Town Park Office							Barry Levin		24
25	David Drye II							John Edward Littlefield		25
25.01	Willow Creek									25.01
25.02	Madison Place									25.02
26	Westland Multifamily Portfolio II							Allen Alevy and Deanna Alevy as individuals and as co-trustees of the Alevy Family Trust	Y - Group B	26
26.01	El Segundo Apartments									26.01
26.02	Eucalyptus Avenue Apartments									26.02
26.03	Mariposa Apartments									26.03
26.04	Villa Serena Apartments									26.04
26.05	827 Beach Avenue Apartments									26.05
27	Residence Inn - Middleton							David A. Lenz Investments, LLC; C.J. Raymond Investments, L.L.C.	Y - Group D	27
28	Courtyard by Marriott - Middleton							David A. Lenz Investments, LLC; C.J. Raymond Investments, L.L.C.	Y - Group D	28
29	Country Place MHP							Kim W. Eggleston	Y - Group C	29
30	Torrance MHP							Kim W. Eggleston	Y - Group C	30
31	Shops at Concert Park							Xi Chen; Jerry Song		31
32	MarketPlace Management Portfolio							Maurice S. S. Hull; Coy O. Willard, Jr.		32
32.01	2705 North Main Street									32.01
32.02	2620 South Main Street									32.02
32.03	2610 Plaza Court									32.03
32.04	234 Kettering Drive									32.04
32.05	2624 South Main Street									32.05
33	Diamond Mine Mini Storage Union City							Teresa Montanelli; The Teresa M. Montanelli 2007 Trust	Y - Group G	33
34	Diamond Mine Mini Storage Brentwood							Teresa Montanelli; The Teresa M. Montanelli 2007 Trust	Y - Group G	34
35	41 University Drive							Pitcairn Properties Incorporated		35
36	Parkway Corporate Center							Ronald Gold		36
37	Hilton Garden Inn North Phoenix						750,000	Richard A. Fisher; Charles R. Zunk		37
38	Spectrum Control, Inc.							Store Capital Corporation		38
39	Poplar Springs and Garden Walk Portfolio							John D. Blanchard; Samuel L. Miller		39
39.01	Garden Walk Apartments									39.01
39.02	Poplar Springs									39.02
40	Holiday Inn Express - Dickson City							Daniel A. Klingerman		40
41	Hilton Garden Inn Panama City							Gerald Lamont Sapp		41
42	Holiday Inn Express Downtown Cleveland							Ari Maron and Jori Maron		42
43	Garden City MHC Portfolio							Robert L. Martin		43
43.01	East Garden Village									43.01
43.02	Prairie Wind									43.02
44	Hilton Garden Inn - Beaumont							Dharmendra Patel; Jitendra Patel; Mukesh Zaveri	Y - Group E	44
45	El Centro Town Center II							Shun-Hsing Lu a/k/a David Lu; Justin Huang		45

A-1-29

WFRBS Commercial Mortgage Trust 2014-C20
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NOI DSCR (x)(12)(26)	Whole Loan U/W NCF DSCR (x)(12)(26)	Whole Loan Cut-off Date LTV Ratio(7)(29)	Whole Loan Cut- off Date U/W NOI Debt Yield(12)(29)	Whole Loan Cut- off Date U/W NCF Debt Yield(12)(29)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(30)	Affiliated Sponsors	Mortgage Loan Number
46	Comfort Suites Cincinnati Airport							Shelley Chopra and Natvarbhai Patel	Y - Group H	46
47	Comfort Suites Indianapolis Airport							Shelley Chopra and Natvarbhai Patel	Y - Group H	47
48	Security Public Storage - Redwood City							Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts		48
49	Cielo Ranch Apartments							Michel D. Hibbert & Myron A/K/A Michael Blackman		49
50	Armoury Commons							Shara Oken; John Douros		50
51	Holiday Inn Bakersfield							Khandu D. Patel and Jignesh D. Leva		51
52	Retail at Pasadena Collection							Paragon Real Estate Fund		52
53	Cherry Ridge Office Park							James Boller III; James Boller IV		53
54	Chancellor Apartments							Lynn Hannington; Nizan Mosery		54
55	Oakwood MHP							Robert Weil and and Ari Golson		55
56	Poplar Garden							Richard J. Chiarenza		56
57	Eastlake Shopping Center							Jay Schuminsky	Y - Group J	57
58	South Loop II Shopping Center							Jay Schuminsky	Y - Group J	58
59	River Bay Plaza							Reuven Y. Rivlin		59
60	1430 Lee Trevino							Bob Halavi, Farzad Sean Rahabr, Mike McMackin		60
61	TownePlace Suites							Kevin S. Garn, Doug M. Durbano		61
62	WWG StorQuest - Twenty Mile							William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	62
63	Claymoor Apartments							Matthew B. Lester	Y - Group I	63
64	WWG StorQuest - Highlands Ranch							William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	64
65	Candlewood Suites - Denham Springs							Ashwin Patel; Nilesh Patel	Y - Group E	65
66	Sunrise Plaza							Charles Christopher Rhett		66
67	Comfort Suites - Sulphur							Dharmendra Patel; Ashwin Patel; Nilesh Patel	Y - Group E	67
68	Trace Lofts/Trace North							George Theodore Schroth and John C. Hogan		68
69	Holiday Inn Express Austell Powder Springs							Paresh Patel; Mahesh Patel		69
70	Walgreens - Everett							Myles P. Friel		70
71	Weston Road Business Center							Hector Ventura; Nilo Ventura Jr.		71
72	Comfort Suites Springfield, OH							Hemantkumar I. Patel		72
73	WWG StorQuest - Evergreen							William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	73
74	Chatham Towers, Inc.	14.92	14.92	3.0%	81.9%	81.9%				74
75	Summer Lakes Self Storage							Richard A. Graham, Jr.; Lawrence S. McCormick		75
76	Hacienda Valley Shopping Center							Lorna M. Auerbach; The Lorna Merrill Auerbach 1992 Trust		76
77	333 West End Tenants Corp.	17.32	17.32	3.6%	88.4%	88.4%				77
78	Walgreens - Pasadena							Ray Lemme		78
79	Capital & Sunny Acres MHP							Bradley P. Dressler		79
80	La Verne Center							Daniel Kashani and Yousef Kashani		80
81	Walgreens - Carson City							James Duckworth; Roberta Dixon		81
82	Princeton Court Apartments							Harold Kulish Trust and Harold Kulish	Y - Group K	82
83	Winn Dixie Baton Rouge							Joseph Eisenberger		83
84	The Commons Shopping Center							TBD		84
85	321 Apartments Corp.	6.91	6.91	10.3%	38.9%	38.9%				85
86	Wheatfield Self Storage							Patrick Bailey		86
87	Golf View Apartments							Matthew B. Lester	Y - Group I	87
88	Folly Road Self Storage							Timothy Darling		88
89	929 Park Avenue Apartments Corp.	10.33	10.33	4.3%	53.5%	53.5%				89
90	70 N. Grove Owners Corp.	4.56	4.56	30.7%	26.0%	26.0%				90
91	Barrington Apartments							Sills Enterprises LLC and Harold Kulish	Y - Group K	91
92	Tanglewood Gardens Owners Corp.	5.98	5.98	15.1%	34.6%	34.6%				92
93	Centrentset Corp.	18.37	18.37	4.5%	105.4%	105.4%				93
94	Fowler Court Tenants Inc.	19.91	19.91	3.5%	110.6%	110.6%				94
95	Park Terrace Manor, Inc.	4.80	4.80	13.8%	27.3%	27.3%				95
96	Mobile Manor MHC							Matthias Baumueller		96
97	Trailwood MHC							Jeffrey Simons and Jill Simons		97
98	119 West 71st Street Owners Corp.									98

A-1-30

WFRBS Commercial Mortgage Trust 2014-C20

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”), “RMF” denotes Rialto Mortgage Finance, LLC, “CIIICM” denotes C-III Commercial Mortgage LLC, “LIG I” denotes Liberty Island Group I LLC and “Basis” denotes Basis Real Estate Capital II, LLC.  RBSFP was the originator of mortgage loan #52 (Retail at Pasadena Collection).  The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the Free Writing Prospectus.

(3)
For mortgage loan #9 (Savoy Retail & 60th Street Residential), the mortgaged property known as 205-213 East 60th Street, the Number of Units includes 14,744 square feet of multifamily space and 9,413 square feet of retail space.

For mortgage loan #17 (Shops at Park Village), the Number of Units includes 14,146 square feet of office space. The Number of Units and Occupancy Rate include the largest tenant (64,945 square feet), who owns the improvements built on the pad site.

For mortgage loan #29 (Country Place MHP), the Number of Units includes 66 mobile home sites and 34 apartment units.

For mortgage loan #61 (TownePlace Suites), the Number of Units includes one room that is scheduled to be converted to a breakfast area as part of the scheduled property renovations.

For mortgage loan #68 (Trace Lofts/Trace North), the related mortgaged property includes (i) commercial condominium units in two adjacent buildings that are each subject to a separate condominium declaration and owned by separate borrowers and (ii) 41 subterranean parking garage stalls.

For mortgage loan #71 (Weston Road Business Center), the Number of Units includes 11,997 square feet of office space and 9,592 square feet of retail space.

For mortgage loan #79 (Capital & Sunny Acres MHP), the mortgage loan is secured by two non-adjacent properties (Capital MHP and Sunny Acres MHP) which are operated as a single enterprise.

(4)
For mortgage loan #1 (Woodbridge Center), the mortgage loan represents Note A-1 of three pari passu companion loans, which have a combined Cut-off Date principal balance of $250,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (“Woodbridge Center Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the Woodbridge Center Loan Combination.

For mortgage loan #6 (Brunswick Square), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $76,817,790. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Brunswick Square Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the Brunswick Square Loan Combination.

(5)
For mortgage loan #28 (Courtyard by Marriott – Middleton), in the event the developer exercises its repurchase option resulting from a casualty event prior to the defeasance lockout release date, the borrower shall pay the greater of: (i) 1% of the outstanding principal balance of the mortgage loan; and (ii) the excess of the sum of the present value of principal and interest through maturity date over the outstanding principal balance.

(6)
For mortgage loan #35 (41 University Drive), the Original LTV and Cut-off Date LTV Ratio were calculated using the as-stabilized appraised value. The “as-stabilized” value date is February 1, 2016 and assumes the full annual rent payment of the largest tenant at the mortgaged property. The largest tenant (31,649 square feet), representing 36.4% of net renable square feet, is in occupancy but signed a lease which offers eight months (four months in each of the first two years) of half rent on Premises A and 24 months half rent on Premises B. There is a $600,000 reserve representing the gap rent period. The holdback will be released as the rent abatement burns off. The Original LTV and Cut-off Date LTV Ratio calculated based on the As-Is Appraised Value is 79.7% and 79.5%, respectively. U/W NOI DSCR, U/W NCF DSCR, Cut-off Date U/W NOI Debt Yield and Cut-off Date U/W NCF Debt Yield calculated based upon the actual rent in place as of the Cut-off Date would equal 1.30x, 1.09x, 8.5%, and 7.1%, respectively.

(7)
With respect to the mortgage loans secured by residential cooperative properties, the as-is appraised value of each mortgaged property is the appraised value of such mortgaged property assuming such mortgaged property is operated as a residential cooperative.

For mortgage loan #2 (Bloomberg Data Center), the Appraised Value for the mortgaged property assumes the completion of construction, which is expected as of July 31, 2014.

(8)
For mortgage loan #25 (David Drye II), the aggregate Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio.  The aggregate of the individual mortgaged property Appraised Values is $15,600,000.

(9)	The Coop - Rental Value of a residential cooperative property is the appraised value of such mortgaged property assuming such mortgaged property is operated as a multifamily rental property.

A-1-31

WFRBS Commercial Mortgage Trust 2014-C20

FOOTNOTES TO ANNEX A-1

(10)
Coop - Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). Coop - Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. Coop - Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated.  Coop - Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

(11)
With respect to the mortgage loans secured by residential cooperative properties, the Coop - Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan (the “Subordinate LOC”), based on the full face amount of the Subordinate LOC.

(12)
For purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the U/W NCF and the U/W NOI for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow are derived from the appraisal.

For mortgage loan #68 (Trace Lofts/Trace North), the mortgaged property includes 41 subterranean parking garage stalls that are managed by a third party operator pursuant to a revenue sharing arrangement.  Parking contributes approximately 32% of the U/W Net Operating Income for that mortgaged property.

(13)	For mortgage loan #48 (Security Public Storage – Redwood City), 12.5% of U/W Revenues includes 6,920 square feet of retail space and 8.4% of U/W Revenues includes three antenna leases.

(14)
With respect to the residential cooperative mortgage loans, the Occupancy Rate reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related mortgaged property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Occupancy as-of Date reflects the appraisal valuation date for such loans.

(15)
For mortgage loan #15 (Foxwoods Hotel Portfolio), the most recent occupancy rate and Most Recent Hotel RevPAR were calculated based on the 152 rooms reported available at the Hilton Garden Inn Preston property in the TTM period.  All 165 rooms at the Hilton Garden Inn Preston property are now online.

(16)
The Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI and the related fields shown for the mortgage loans secured by residential cooperative properties are “NAP”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

(17)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #2 (Bloomberg Data Center), the only tenant (131,805 square feet), representing 100% of net rentable square feet, has executed a lease and is paying rent, but is not in occupancy. There is an $8,562,127 reserve and a $29,056,454 letter of credit for remaining construction work. The tenant is expected to be in occupancy in June 2014.

For mortgage loan #3 (Worldgate Centre), the third largest tenant (7,659 square feet), representing 3.3% of net rentable square feet, has executed a lease, but is not yet in occupancy or paying rent. There is a $356,133 reserve representing outstanding TI/LCs and a $109,141 reserve representing outstanding rent abatements. The third largest tenant is expected to be in occupancy as of July 2014 and was included in U/W Revenues.

For mortgage loan #4 (Sugar Creek I & II), the second largest tenant at the Sugar Creek II mortgaged property (51,781 square feet), representing 25.3% of net rentable square feet at the Sugar Creek II mortgaged property, leases three suites including a 25,289 square foot suite that is not fully utilized and was included in U/W Revenues. A deposit of $250,000, representing anticipated tenant improvements and leasing commissions for the 25,289 square foot suite, is required on June 1, 2015.  An additional $250,000 deposit is required on June 1, 2016 if at least one full floor of the second largest tenant at the Sugar Creek II mortgaged property’s space has not been retenanted and occupancy conditions have not been met in accordance with the loan agreement.

For mortgage loan #9 (Savoy Retail & 60th Street Residential), the fifth largest tenant (4,674 square feet), representing 6.6% of net rentable square feet, has signed a lease and is expected to take occupancy and commence paying rent in July 2014.  A rent reserve of $140,000 was taken at closing which would cover Flywheel rent through September 2014.

For mortgage loan #11 (Lacey Market Square), the second largest tenant (20,413 square feet), representing 7.4% of net rentable square feet, has signed a lease but is not in occupancy or paying rent.  The second largest tenant is expected to take occupancy in the second half of 2014.  Rent is fully abated for the first six months of the lease term followed by a 50% rent abatement in months 7-12 of the lease term.  Excluding this tenant from the rent roll and underwriting, the mortgaged property would be 88.4% occupied and the loan would have an U/W NCF of $2,195,212, U/W NCF DSCR of 1.28x and an U/W NCF debt yield of 8.4%.

For mortgage loan #17 (Shops at Park Village), the fourth largest tenant (4,450 square feet), representing 4.2% of the net rentable area, filed for bankruptcy in January 2014 and was underwritten as vacant.

For mortgage loan #18 (Woodmont Plaza), the largest tenant (15,824 square feet), representing 11.7% of the net rentable area, currently leases and is paying rent on 15,824 square feet, inclusive of its original (5,086 square feet) and expansion (10,738 square feet) space. The largest tenant currently only occupies its original space on a temporary, month-to-month basis, while the lease for its expansion space began January 1, 2014 and expires December 31, 2023. The largest tenant is anticipated to be in occupancy of the expansion space by July 2014. Only the 10,738 square feet of expansion space was included in U/W Revenues.

For mortgage loan #24 (Town Park Office) the third largest tenant (20,165 square feet), representing 13.8% of net rentable square feet, will receive a 50% rent abatement through March 31, 2016.

A-1-32

WFRBS Commercial Mortgage Trust 2014-C20

FOOTNOTES TO ANNEX A-1

For mortgage loan #36 (Parkway Corporate Center), the largest tenant (58,155 square feet), representing 61.8% of net rentable square feet, has a portion of its space (16,026 square feet, 17.0% of net rentable square feet) that is dark. The tenant has been paying rent on the dark space since the commencement of the lease. The tenant has indicated they do not intend to renew their lease which expires on February 28, 2015. However, the remaining leased space (42,129 square feet) is being subleased to three tenants of which two tenants (39,317 square feet) have signed direct leases that will commence upon expiration of their respective sublease on February 28, 2015 and extend through 2020.

For mortgage loan #36 (Parkway Corporate Center), the largest tenant (58,155 square feet), representing 61.8% of net rentable square feet, subleases a portion of its space to three tenants: SRS Software, LLC (31,950 square feet; $23.00 base rent per square foot; expiring February 2015), TaikiUSA Inc, (7,367 square feet; $22.25 base rent per square foot; expiring February 2015) and Corporate Subscription Management Services (2,812 square feet; $25.00 base rent per square foot; expiring February 2015). SRS Software, LLC, the third largest tenant (8,087 square feet), representing 8.6% of net rentable square feet, also has executed a direct lease, inclusive of the subleased space, that extends through February 2020 and commences upon the expiration of their current sublease, February 28, 2015. At commencement of the SRS Software, LLC direct lease, they will occupy 40,322 square feet and have an annual rent of $927,406 ($23.00 per square foot) . TaikiUSA Inc. has executed a direct lease that extends through July 2020 and commences upon the expiration of their current sublease, February 28, 2015. At commencement of the TaikiUSA Inc. direct lease they will occupy 7,480 square feet and have an annual rent of $166,430 ($22.25 per square foot) beginning May 1, 2015.

For mortgage loan #53 (Cherry Ridge Office Park), the second largest tenant (6,436 square feet), representing 5.7% of net rentable square feet, has free rent periods remaining for suite B200 (3,469 square feet) for the months of October 2015, November 2016, and December 2017, and for suite B215 (2,967 square feet) for the months of February 2015, March 2016, April 2017 and May 2018.

For mortgage loan #59 (River Bay Plaza), the fourth largest tenant (2,700 square feet), representing 3.4% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The fourth largest tenant is expected to begin paying rent on May 15, 2014.

For mortgage loan #84 (The Commons Shopping Center), the third largest tenant (4,800 square feet), representing 12.4% of net rentable square feet, has executed a lease but is not yet in occupancy or paying rent. The third largest tenant will begin paying rent 60 days after the delivery date, which delivery date is expected to occur no later than September 1, 2014.

(18)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Sugar Creek I & II), the second largest tenant at the Sugar Creek I mortgaged property (13,671 square feet), representing 6.7% of net rentable square feet at the Sugar Creek I mortgaged property, has a one-time right to terminate its lease effective as of September 1, 2016, upon providing nine months’ prior written notice and payment of a termination fee equal to three months’ base rent and the unamortized portion of the landlord’s tenant improvement and leasing commission costs. The fourth largest tenant at the Sugar Creek I mortgaged property (6,961 square feet), representing 3.4% of net rentable square feet at the Sugar Creek I mortgaged property, has a one-time right to terminate its lease effective as of January 31, 2015, upon providing nine months’ prior notice and payment of a termination fee equal to the unamortized portion of the landlord’s tenant improvement and leasing commission costs. The largest tenant at the Sugar Creek II mortgaged property (52,984 square feet), representing 25.9% of net rentable square feet at the Sugar Creek II mortgaged property, has a one-time right to terminate up to 100% of the premises (but only on a full floor basis) effective as of April 30, 2017, upon providing nine months’ prior written notice and payment of a termination equal to three months’ base rent, the unamortized portion of the landlord’s tenant improvement and leasing commission costs, and the unamortized free rent for the first eight months of the lease term. The third largest tenant at the Sugar Creek II mortgaged property (26,492 square feet), representing 12.9% of net rentable square feet at the Sugar Creek II mortgaged property, may terminate its lease after November 30, 2019 in the event that the tenant requests an additional 10,000 square feet and the landlord cannot provide the additional space within 180 days; the tenant must provide 365 days’ prior written notice and pay a termination fee equal to three months’ base rent and the unamortized portion of the landlord’s tenant improvement and leasing commission costs.

For mortgage loan #11 (Lacey Market Square), the third largest tenant (4,438 square feet), representing 1.6% of net rentable square feet, may terminate its lease at any time with 30-days’ written notice.

For mortgage loan #17 (Shops at Park Village), the fifth largest tenant (3,648 square feet), representing 3.4% of net rentable square feet, may terminate its lease as of November 24, 2018 if gross sales for the prior 12-month period are less than $3,000,000. The tenant must provide notice by December 24, 2018.

For mortgage loan #24 (Town Park Office), the third largest tenant (20,165 square feet), representing 13.8% of net rentable square feet, has a one-time right to terminate its lease on April 1, 2021 upon at least nine months written notice and payment of all rent abatements and unamortized tenant improvements and leasing commissions at an annual interest rate of 6%.

For mortgage loan #32 (MarketPlace Management Portfolio), the third largest tenant (9,600 square feet), representing 7.9% of net rentable square feet, may terminate its lease if gross sales do not exceed $864,000 for the 12-month period between July 2014 and June 2015.

For mortgage loan #36 (Parkway Corporate Center), the third largest tenant (8,087 square feet), representing 8.6% of net rentable square feet, has a one-time right to terminate its direct lease (8,087 square feet) and the space it subleases (31,950 square feet), on December 31, 2018 upon at least 12 months written notice and payment of all rent abatements and unamortized tenant improvements and leasing commissions.

For mortgage loan #45 (El Centro Town Center II), the second largest tenant (12,543 square feet), representing 28.0% of net rentable square feet, may terminate its lease at any time after July 18, 2022 with 90-days’ notice.  The fourth largest tenant (2,580 square feet), representing 5.8% of net rentable square feet, may terminate its lease at any time after August 12, 2015 with six months’ notice.

For mortgage loan #53 (Cherry Ridge Office Park), the second largest tenant (6,436 square feet), representing 5.7% of net rentable square feet, has a one-time right to terminate its leases for 3,469 square feet and 2,967 square feet effective as of March 31, 2017, upon providing written notice on or before December 31, 2016 and payment of a termination fee equal to $28,107 for the 3,469 square foot space and $5,006 for the 2,967 square foot space.

For mortgage loan #70 (Walgreens - Everett), the only tenant (13,650 square feet), representing 100% of net rentable square feet, may terminate its lease on September 30, 2028 and every five years thereafter upon providing six months’ prior written notice.

For mortgage loan #76 (Hacienda Valley Shopping Center), the second largest tenant (5,000 square feet), representing 21.1% of net rentable square feet, may terminate its lease upon providing six months’ prior written notice.

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WFRBS Commercial Mortgage Trust 2014-C20

FOOTNOTES TO ANNEX A-1

For mortgage loan #78 (Walgreens - Pasadena), the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on March 31, 2028 and every five years thereafter upon providing 12 months’ prior written notice.

For mortgage loan #81 (Walgreens - Carson City), the only tenant (13,905 square feet), representing 100% of net rentable square feet, may terminate its lease on December 31, 2028 and every five years thereafter upon providing six months’ prior written notice.

(19)	For mortgage loan #7 (Hilton DFW Lakes Hotel and Conference Center), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual rents of the property for the previous 12-month period.

For mortgage loans #27 (Residence Inn - Middleton) and #28 (Courtyard by Marriott - Middleton), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #41 (Hilton Garden Inn Panama City) the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $11,280.

For mortgage loan #42 (Holiday Inn Express Downtown Cleveland), the Monthly Replacement Reserve is equal to the greater of (1) $15,427 and (2) 4% of the mortgaged property’s gross revenue for the prior month.

For mortgage loan #46 (Comfort Suites Cincinnati Airport) the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $4,462.

For mortgage loan #47 (Comfort Suites Indianapolis Airport) the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $4,620.

For mortgage loan #51 (Holiday Inn Bakersfield), the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $7,747.

For mortgage loan #61 (TownePlace Suites), the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $5,626.

For mortgage loan #72 (Comfort Suites Springfield, OH), the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $5,519.

(20)
For mortgage loan #4 (Sugar Creek I & II), the Monthly TI/LC Reserve, adjusts as follows: (1) $8,834 through and including December 1, 2017, (2) $17,667 through and including December 31, 2018, (3) on each Monthly Payment Date occurring on or after January 1, 2019, either (i) if the Noble Drilling Lease Extension has not occurred, $8,834 or (ii) if the Noble Drilling Lease Extension does occur, from and after such occurrence, the lesser of (x) $44,168 and (y) the amount by which the TI/LC reserve, Noble Drilling reserve and Debt Service reserve, in the aggregate, are less than $3,500,000.

For mortgage loan #24 (Town Park Office), an upfront leasing reserve of $900,000 was collected at closing. Thereafter, monthly deposits of $16,850 will be made into the account. After November 30, 2015, the leasing reserve will be capped at $900,000 provided the following conditions are met: (1) DSCR is 1.35x or greater and (2) the property’s physical occupancy is at or above 80%. The test will occur annually on December 1.

For mortgage loan #35 (41 University Drive), the borrower will establish a leasing reserve at loan closing with monthly deposits of $9,100. (A) In the event the second largest tenant (15,671 square feet), representing 18.0% of net rentable square feet, does not renew their lease by December 1, 2014; then monthly deposits will be increased to $19,100 with the January 1, 2015 monthly payment and continue at $19,100 through the October 1, 2015 payment. (B) In the event the second largest tenant does renew their lease by December 1, 2014 at market conditions monthly leasing reserve deposits remain $9,100 throughout the loan term and the leasing reserve shall be capped at $500,000.

For mortgage loan #36 (Parkway Corporate Center), a leasing reserve will be established at closing and the borrower shall make monthly payments into the reserve of $12,500. Two months prior to the lease expiration of the largest tenant (58,155 square feet), representing 61.8% of net rentable square feet, monthly deposits shall increase to $25,000.  At the time of the largest tenant’s lease expiration the borrower will be required to have $200,000 in the leasing reserve. Subsequent to the largest tenant’s lease expiration and until the lease expiration of second largest tenant (27,930 square feet), representing 29.7% of net rentable square feet, required monthly deposits will be $8,000. The borrower will be required to have $304,000 in the reserve at the time the second largest tenant expires.  In the event third largest tenant (8,087 square feet), representing 8.6% of net rentable square feet, elects to exercise their one time right to terminate on December 31, 2018, then upon their notice which must be provided no later than 12 months in advance, the leasing reserve collection will increase to $28,833 per month.  Provided the third largest tenant has not exercised their termination option, subsequent to the second largest tenant’s expiration, the borrower may elect to be refunded the third largest tenant’s leasing reserve in which case monthly leasing amounts will be $20,500 through the third largest tenant’s lease expiration.  At the expiration or early termination of third largest tenant, the borrower must have $451,000 in the leasing reserve.  If any of the above referenced tenants or replacement tenants instead have another lease expiration during the loan term, the lender will collect monthly deposits in preparation for such said second expiration.  A second expiration of the largest tenant will require the borrower to have $200,325 in the leasing reserve (16,026 square feet at $12.50 per square foot).  A second  expiration of the second largest tenant will require the borrower to have $300,248 in the leasing reserve (27,930 square feet at $10.75 per square foot).  A second expiration of the third largest tenant will require the borrower to have $450,416  in the Leasing Reserve (40,037 square feet at $11.25 per square foot).  Upon any of the forgoing tenants renewing for five years or a replacement tenant is found for a five year term, then the amount of money required to be in the leasing reserve established for that tenant’s leasing costs may be released to the borrower less costs utilized to renew or replace said tenant.

For mortgage loan #53 (Cherry Ridge Office Park), the Monthly TI/LC Reserves of $21,290 will be collected until the reserve balance is equal to or greater than $100,000, and will be reduced to $11,828, thereafter, until the reserve balance is equal to or greater than the TI/LC Reserve Cap of $400,000.

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WFRBS Commercial Mortgage Trust 2014-C20

FOOTNOTES TO ANNEX A-1

(21)
For mortgage loan #4 (Sugar Creek I & II), the Monthly Debt Service Escrow of $75,000 will commence in June 2018 and will continue until the earlier of the Noble Drilling lease extension, as defined in the loan agreement and June 2019.  Within five days of the Noble Drilling lease termination date, the borrower shall deposit $900,000.

(22)
For mortgage loan #4 (Sugar Creek I & II), the Other Escrow I (Monthly) is not required upon the occurrence of a Noble Drilling lease termination date or Noble Drilling lease extension, as defined in the loan agreement.  The Other Escrow I (Monthly) amount will adjust to $70,667 in June 2018.

For mortgage loan #51 (Holiday Inn Bakersfield), the Other Escrow I (Monthly) is not due to commence until February 5, 2017 and is scheduled to continue until the amount of $720,000 (or such lessor amount as may be required by franchisor, and approved by the lender, to complete the PIP work) has been accumulated.

(23)
For mortgage loan #8 (Residence Inn Aventura), the borrower owns the leasehold interest and an affiliate of the borrower owns the overlapping fee interest, which interest was pledged to the lender in connection with mortgage loan origination.

For mortgage loan #45 (El Centro Town Center II) two of the borrowers each own a  leasehold interest under a ground lease that covers a portion of the mortgaged property and the third borrower (the ground lessor under the leases) owns the fee interest in all of the mortgaged property. The borrowers are jointly and severally liable under the loan documents.

(24)
For mortgage loan #18 (Woodmont Plaza), the largest tenant (15,824 square feet), representing 11.7% of net rentable square feet, has multiple leases that expire as follows: 5,086 square feet on a month-to-month basis that was underwritten as vacant and 10,738 square feet expiring December 31, 2023.

For mortgage loan #71 (Weston Road Business Park), the second largest  tenant (3,566 square feet), representing 16.5% of net rentable square feet, has multiple leases that expire as follows: 116 square feet expiring October 31, 2014, 442 square feet expiring December 31, 2014, and 3,008 square feet expiring August 31, 2015.

(25)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance of the WFRBS 2014-C20 Trust mortgage loan plus the balance of the existing subordinate loan, assuming the existing subordinate loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(26)
The Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR for the mortgage loans secured by residential cooperative properties that have existing subordinate secured debt are calculated assuming (i) that interest on the subordinate secured indebtedness is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of April 1, 2014 and giving effect to any applicable interest rate floor), (ii) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) that the initial interest-only period for such subordinate secured indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

(27)
The Subordinate Secured Debt Original Balance for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness indicates as if the existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan.

(28)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the subordinate secured indebtedness as of April 1, 2014.

(29)
The Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness are calculated assuming that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(30)
With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.

For mortgage loan #17 (Shops at Park Village), the second largest tenant (12,723 square feet), representing 12.0% of net rentable square feet of the mortgaged property, is affiliated with the sponsor.

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